As filed with the Securities and Exchange
Commission on July 24, 2006                        Registration No. ____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (AMENDMENT NO. ____)
                                   ----------
                              PATRON SYSTEMS, INC.
                 (Name of Small Business Issuer in Its Charter)

          DELAWARE                                              7372
State or Other Jurisdiction of                      (Primary Standard Industrial
Incorporation or Organization                        Classification Code Number)

                                   74-3055158
                                (I.R.S. Employer
                              Identification No.)

                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                                 (303) 541-1005
          (Address and Telephone Number of Principal Executive Offices)

                      ROBERT CROSS, CHIEF EXECUTIVE OFFICER
                              PATRON SYSTEMS, INC.
                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                                 (303) 541-1005


                                    Copy to:

                             V. JOSEPH STUBBS, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91436
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

                                   ----------

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for              the              same               offering.               |_|
_________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                                               PROPOSED
                                               PROPOSED        MAXIMUM
     TITLE OF EACH                             MAXIMUM         AGGREGATE      AMOUNT OF
   CLASS OF SECURITIES      AMOUNT TO BE    OFFERING PRICE     OFFERING     REGISTRATION
     TO BE REGISTERED      REGISTERED (1)    PER UNIT (2)      PRICE (2)        FEE
------------------------   --------------   --------------   ------------   ------------
Common Stock, par value
   $0.01 per share         516,040,188 (3)      $0.10        $51,604,019      $5,521.63
----------------------------------------------------------------------------------------
   TOTAL                   516,040,188 (3)                   $51,604,019      $5,521.63
----------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2)   Estimated  solely for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on July 21, 2006.
(3) Consists of (i) 30,151,047 shares of common stock issued in various transactions over the past two years, (ii) 60,256,264 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock, (iii) 369,909,461 shares of common stock issuable upon the conversion of Series A-1 Convertible Preferred Stock, (iv) 40,176,183 shares of common stock issuable upon the exercise of common stock purchase warrants and (v) 15,547,233 shares of common stock issuable upon the exercise of outstanding stock options.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   Subject to completion, dated July 24, 2006

                                   PROSPECTUS

                              PATRON SYSTEMS, INC.

                       516,040,188 Shares of Common Stock

This prospectus relates to the offer and sale by certain selling stockholders identified in this prospectus (the "Selling Stockholders") of up to an aggregate of 516,040,188 shares of common stock, par value $0.01 per share ("Common Stock") which includes (i) 30,151,047 shares of Common Stock issued in various transactions over the past two years, (ii) 60,256,264 shares issuable upon the conversion of our Series A Convertible Preferred Stock ("Series A Preferred Stock"), (iii) 369,909,461 shares issuable upon the conversion of our Series A-1 Convertible Preferred Stock ("Series A-1 Preferred Stock"), (iv) 40,176,183 shares of Common Stock issuable upon the exercise of common stock purchase warrants and (v) 15,547,233 shares of Common Stock issuable upon the exercise of stock options. All of such shares of Common Stock are being offered for resale by the Selling Stockholders.

The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares by the Selling Stockholders. However, we will receive proceeds from the exercise of warrants if exercised by the Selling Stockholders and we will receive proceeds from the exercise of stock options if exercised by the Selling Stockholders. Any such proceeds will be used for working capital and general corporate purposes.

We will bear all costs relating to the registration of the shares of Common Stock to be sold hereunder, other than any Selling Stockholder's legal or accounting costs or commissions.

Our Common Stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol "PTRS.OB" The last sales price of our Common Stock on July 21, 2006 as reported by the OTC Bulletin Board was $0.10 per share.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1993, as amended (the "Securities Act")) until the registration statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 2006

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Prospectus Summary                                                           1
Risk Factors                                                                 4
Forward-looking Statements                                                   11
Use of Proceeds                                                              11
Selling Stockholders                                                         12
Plan of Distribution                                                         26
Security Ownership of Certain Beneficial Owners and Management               27
Description of Securities                                                    34
Legal Matters                                                                36
Experts                                                                      36
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities                                                36
Description of Business                                                      37
Management's Discussion and Analysis or Plan of Operation                    44
Certain Relationships and Related Transactions                               54
Market For Our Common Stock and Related Stockholder Matters                  56
Where You Can Find More information                                          60
Index to Financial Statements - December 31, 2005                            61
Index to Financial Statements - March 31, 2006                               102
Changes in Accountant                                                        131
Information Not Required in Prospectus                                       132



You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of delivery of this prospectus or any supplement or of any sale of Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision. Unless otherwise indicated, all references to "we", "us", "our" and similar terms, as well as references to the "Registrant" in this prospectus, refer to Patron Systems, Inc. and not to the Selling Stockholders.

CORPORATE BACKGROUND

Patron Systems, Inc., a Delaware corporation ("Systems") was formed in April 2002 to provide comprehensive, end-to-end information security solutions to global corporations and government institutions. Systems' business plan was to acquire and operate high profit potential companies with technologies in information and homeland security applications for businesses and government institutions.

On October 11, 2002, Combined Professional Services, Inc. ("CPS"), Systems and the stockholders of Systems consummated a share exchange ("Share Exchange") pursuant to an Amended and Restated Share Exchange Agreement, whereby CPS issued to each Systems stockholder, on a one-for-one basis and in exchange for all of the outstanding shares of Systems' capital stock, an aggregate of 25,400,000 shares of its common stock. Upon the closing of the Share Exchange, the Systems stockholders held approximately 85% of the outstanding capital stock of CPS, and Systems became a wholly owned subsidiary of CPS. The former stockholders of Systems became the majority owners of CPS following the completion of the Share Exchange. Accordingly, Systems was deemed to be the acquirer of CPS for accounting purposes and the transaction was accounted for as a reverse merger and recapitalization of Systems.

On November 22, 2002, CPS announced that it changed its name to Patron Holdings, Inc. ("Holdings"), effective as of November 21, 2002, and that it would trade on the OTC Bulletin Board under the symbol "PAHG."

On March 27, 2003, Holdings merged with and into Systems for the purpose of changing its state of incorporation from Nevada to Delaware ("Redomestication Merger"). Systems was the surviving corporation of the Redomestication Merger, and its Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Board of Directors became the governing documents and governing body, respectively, of the surviving corporation. The surviving corporation is referred to herein as "we," "us," the "Company" or "Patron." In connection with the Redomestication Merger, Patron filed with the SEC a successor entity report on Form 8K-12g-3, whereby Patron succeeded to the reporting obligations of Holdings under the Exchange Act.

Subsequent to the Redomestication Merger and prior to the acquisitions we consummated on February 25, 2005 and March 30, 2005 (described below), we had minimal business operations. As of September 25, 2003, all of our employees except for our Chief Executive Officer had resigned. Upon the resignation of our Chief Executive Officer on January 21, 2004, we had no employees and only one Director, the non-executive Chairman of the Board.

In April of 2004, we failed to meet the reporting requirements under the Exchange Act. As a result, we were de-listed from NASDAQ's OTC Bulletin Board quotation system. During 2005, we completed the filing of a Form 10-KSB covering the period from April 30, 2002 (inception) to December 31, 2004, completed the filing of Forms 10-QSB for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005 and filed a Form 8-K covering each of the acquisitions completed on February 25, 2005 and March 30, 2005. We are current with all SEC filings as of December 31, 2005. Since November 14, 2005 our listing has been reinstated on NASDAQ's OTC Bulletin Board quotation system.

On February 25, 2005, we consummated the acquisitions of Complete Security Solutions, Inc. and LucidLine, Inc. pursuant to the filings of Agreements and Plans of Merger with the Secretaries of State of the States of Delaware and Illinois, respectively. On February 28, 2005, we consummated a private placement with accredited investors in the amount of $3.5 million. On March 30, 2005, we consummated the acquisition of Entelagent Software Corp.

pursuant to the filing of an Amended and Restated Agreement and Plan of Merger with the Secretary of State of the State of California.

During 2005, we completed 3 financings (Interim Bridge Financing I, Interim Bridge Financing II and Interim Bridge Financing III) which totaled $11,277,000. These financings involved the issuance of 10% convertible notes and warrants to purchase the Company's Common Stock.

On January 12, 2006, we issued a Stock Subscription Agreement & Mutual Release to each of our creditors and claimants pursuant to which we would sell to such creditors and/or claimants shares of Series A-1 Preferred Stock in exchange for a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature that such creditors and/or claimants may have with or against us. Creditors and/or claimants that have accepted our offer have been issued and aggregate of 36,990,946 shares of Series A-1 Preferred Stock. The shares of Series A-1 Preferred Stock will automatically convert into 369,909,461 shares of the Common Stock at such time that we amend our certificate of incorporation, as amended, to provide for the conversion of all shares of Series A-1 Preferred Stock. As of July 21, 2006, 36,990,946 shares of Series A-1 Preferred Stock were outstanding, convertible into 369,909,461 shares of Common Stock.

On March 27, 2006, pursuant to the consummation of the Series A Preferred Stock financing for aggregate proceeds of $4,820,501, we issued to the purchasers of Series A Preferred Stock an aggregate of 964 shares of Series A Preferred Stock and warrants to purchase an aggregate of 20,085,446 shares of Common Stock. The 964 shares of Series A Preferred Stock are, subject to certain conditions, convertible at the option of the holders thereof, into 60,256,264 shares of the Company's Common Stock.

Beginning in late 2005, our management undertook a review of all areas of our business. Because of our limited financial resources, a decision was made to streamline our business to focus on enterprise software and service solutions designed to help customers create, manage and apply complex rule sets that support business policies, enhance work flow processes, enforce regulatory compliance and reduce the time, cost and overhead of electronic message management.

In light of this change in focus, on April 18, 2006, we entered into a Stock Purchase Agreement with Walnut Valley, Inc., pursuant to which we sold all of the outstanding shares of LucidLine, Inc., our wholly-owned subsidiary, to Walnut Valley, Inc. in consideration for a cash payment of $25,000 and the issuance of a Promissory Note in the principal amount of $25,000 by Walnut Valley in our favor.

On July 20, 2006, our shareholders approved an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to provide for a 1-for-30 reverse stock split of our issued and outstanding Common Stock.

Our principal offices are located at 5775 FLATIRON PARKWAY, SUITE 230, BOULDER, COLORADO 80301 and our telephone number is (303) 541-1005. We are a Delaware corporation.

THE OFFERING

---------------------------------- ---------------------------------------------
Common Stock offered by the        516,040,188  shares,   including   30,151,047
Selling Stockholders               issued and  outstanding  shares,   60,256,264
                                   shares  from the  conversion  of the Series A
                                   Preferred Stock,  369,909,461 shares from the
                                   conversion of the Series A-1 Preferred Stock,
                                   up to  40,176,183  shares  underlying  common
                                   stock   purchase   warrants,   assuming  full
                                   exercise of all such outstanding common stock
                                   purchase warrants and up to 15,547,233 shares
                                   underlying    outstanding    stock   options,
                                   assuming    full   exercise   of   all   such
                                   outstanding   stock   options.   This  number
                                   represents  93.8%  of  our  total  number  of
                                   shares outstanding assuming the conversion of
                                   the Series A Preferred  Stock, the conversion
                                   of  the  Series  A-1  Preferred   Stock,  the
                                   exercise   of  all  common   stock   purchase
                                   warrants   and  the  exercise  of  all  stock
                                   options.
---------------------------------- ---------------------------------------------
Common Stock to be outstanding     Up  to   550,099,059   shares   assuming  the
before the offering                conversion of Series A Preferred  Stock,  the
                                   conversion of the Series A-1 Preferred Stock,
                                   the  exercise  of all common  stock  purchase
                                   warrants   and  the  exercise  of  all  stock
                                   options.
---------------------------------- ---------------------------------------------
Common Stock to be outstanding     Up  to   550,099,059   shares   assuming  the
after the offering                 conversion of Series A Preferred  Stock,  the
                                   conversion of the Series A-1 Preferred Stock,
                                   the  exercise  of all common  stock  purchase
                                   warrants   and  the  exercise  of  all  stock
                                   options.
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
Use of proceeds                    The Selling  Stockholders will receive all of
                                   the  proceeds  from  the  sale of the  shares
                                   offered   for   sale  by  them   under   this
                                   prospectus.  We will not receive any proceeds
                                   from the  resale  of  shares  by the  Selling
                                   Stockholders   covered  by  this  prospectus.
                                   However,  we will receive the exercise  price
                                   for any shares of Common  Stock  delivered in
                                   connection  with  the  exercise,  by  Selling
                                   Stockholders,  of the common  stock  purchase
                                   warrants   and  the   exercise,   by  Selling
                                   Stockholders,  of stock options. We expect to
                                   use the proceeds  received  from the exercise
                                   of the common stock purchase warrants and the
                                   exercise of the stock  options,  if any,  for
                                   general working capital purposes.
---------------------------------- ---------------------------------------------
OTC Bulletin Board Symbol          PTRS

---------------------------------- ---------------------------------------------
Risk Factors                       See "Risk Factors"  beginning on page 4 for a
                                   discussion   of   factors   that  you  should
                                   consider   carefully   before   deciding   to
                                   purchase our Common Stock.
---------------------------------- ---------------------------------------------

The  above  information  regarding  Common  Stock to be  outstanding  after  the offering is based on 63,933,536 shares of Common Stock outstanding as of July 21, 2006 and assumes the conversion of the Series A Preferred Stock, the conversion of the Series A-1 Preferred Stock, the exercise of warrants by our Selling Stockholders and the exercise of stock options by our Selling Stockholders.

                                  RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our Common Stock. The risks noted below are risks and uncertainties that could cause our actual results to differ materially from the results contemplated by the forward-looking statements contained in this report and other public statements we make. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

RISKS RELATED TO OUR COMMON STOCK

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We currently have a number of obligations that we are unable to meet without generating additional revenues or raising additional capital. We are also subject to substantial litigation and an investigation by the SEC described elsewhere herein. If we cannot generate additional revenues or raise additional capital in the near future, we may become insolvent. As of March 31, 2006, our cash balance was $141,430 and we had a working capital deficit of $5,659,898. This raises substantial doubt about our ability to continue as a going concern. Historically, we have funded our capital requirements with debt and equity financing. Our ability to obtain additional equity or debt financing depends on a number of factors including our financial performance and the overall conditions in our industry. If we are not able to raise additional financing or if such financing is not available on acceptable terms, we may liquidate assets, seek or be forced into bankruptcy, and/or continue operations but suffer material harm to our operations and financial condition. These measures could have a material adverse affect on our ability to continue as a going concern.

We are attempting to restructure any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities, and obligations of every kind and nature that certain creditors and claimants may have with or against us pursuant to the Creditor and Claimant Liabilities Restructuring described in Note 23 to our consolidated financial statements. Our failure to successfully complete the Creditor and Claimant Liabilities Restructuring could adversely impact our ability to raise additional financing, or could force us to liquidate assets, or seek bankruptcy protection. There can be no assurance that we will successfully complete the Creditor and Claimant Liabilities Restructuring. Such a failure could materially adversely affect our ability to continue as a going concern.

INVESTORS MAY NOT BE ABLE TO ADEQUATELY EVALUATE OUR BUSINESS AND PROSPECTS DUE TO OUR LIMITED OPERATING HISTORY, LACK OF REVENUES AND LACK OF PRODUCT OFFERINGS.

We are at an early stage of executing our business plan and have no history of offering information security capabilities. We were incorporated in Delaware in 2002. Significant business operations only began with the acquisitions completed in February and March 2005. As a result of our limited history, it may be difficult to plan operating expenses or forecast our revenues accurately. Our assumptions about customer or network requirements may be wrong. The revenue and income potential of these products is unproven, and the markets addressed by these products are volatile. If such products are not successful, our actual operating results could be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our Common Stock to decline.

We generated no revenue from operations before December 31, 2004 and only limited revenues in the year ended December 31, 2005. We have relied on financing generated from our capital raising activities to fund the implementation of our business plan. We have incurred operating and net losses and negative cash flows from operations since our inception. As of March 31, 2006, we had an accumulated deficit of approximately $88.8 million. We may continue to incur operating and net losses, due in part to implementing our acquisitions strategy, engaging in financing activities and expansion of our personnel and our business development capabilities. We will continue to seek financing for the acquisition of other acquisition targets that we may identify in the future. We continue to believe that we will secure financing in the near future, but there can be no assurance of our success. If we are unable to obtain the necessary funding, it will materially adversely affect our ability to execute our business plan and to continue our operations.

In addition, we may not be able to achieve or maintain profitability, and, even if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter.

THERE CAN BE NO GUARANTY THAT A MARKET WILL DEVELOP FOR THE PRODUCTS WE INTEND TO OFFER.

We currently have a limited offering of products. We intend to acquire products through the acquisition of existing businesses. There is no guarantee, however, that a market will develop for Internet security solutions of the type we intend to offer. We cannot predict the size of the market for Internet security solutions, the rate at which the market will grow, or whether our target customers will accept our acquired products.

OUR  OPERATING  RESULTS  MAY  FLUCTUATE  SIGNIFICANTLY,   WHICH  MAY  RESULT  IN
VOLATILITY OR HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

The market prices of the securities of technology-related companies have historically been volatile and may continue to be volatile. Thus, the market price of our Common Stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, if operating or capital expenditures exceed our expectations and cannot be reduced appropriately, or if some other event adversely affects us, the market price of our Common Stock could decline. Only a small public market currently exists for our Common Stock and the number of shares eligible for sale in the public market is currently very limited, but is expected to increase. Sales of substantial shares in the future would depress the price of our Common Stock. In addition, we currently do not receive any stock market research coverage by any recognized stock market research or trading firm and our shares are not traded on any national securities exchange. A larger and more active market for our Common Stock may not develop.

Because of our limited operations history and lack of assets and revenues to date, our Common Stock is believed to be currently trading on speculation that we will be successful in implementing our acquisition and growth strategies. There can be no assurance that such success will be achieved. The failure to implement our acquisitions and growth strategies would likely adversely affect the market price of our Common Stock. In addition, if the market for technology-related stocks or the stock market in general experiences a continued or greater loss in investor confidence or otherwise fails, the market price of our Common Stock could decline for reasons unrelated to our business, results of operations and financial condition. The market price of our Common Stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. General political or economic conditions, such as an outbreak of war, a recession or interest rate or currency rate fluctuations, could also cause the market price of our Common Stock to decline. Our Common Stock has experienced, and is likely to continue to experience, these fluctuations in price, regardless of our performance.

WE ARE CURRENTLY SUBJECT TO AN SEC INVESTIGATION.

Pursuant to Section 20(a) of the Securities Act and Section 21(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the staff of the SEC (the "Staff"), issued an order (In the Matter of Patron Systems, Inc. - Order Directing a Private Investigation and Designating Officers to Take Testimony (C-03739-A, February 12, 2004)) (the "Order") that a private investigation (the "SEC Investigation") be made to determine whether certain of our actions and certain of the actions of our officers and directors and others (as described below) violated Section 5(a) and 5(c) of the Securities Act and/or
Section 10 and Rule 10b-5 promulgated under the Exchange Act. Generally, the Order provides, among other things, that the Staff is investigating (i) the legality of two (2) separate Registration Statements filed by us on Form S-8, filed on December 20, 2002 and on April 2, 2003, as amended on April 9, 2003 (collectively, the "Registration Statements"), covering the resale of, in the aggregate, 4,375,000 shares of Common Stock issued to certain of our consultants, and (ii) whether in connection with the purchase or sale of shares of Common Stock, certain of our officers, directors and others (a) sold Common Stock in violation of Section 5 of the Securities Act and/or, (b) made misrepresentations and/or omissions of material facts and/or employed fraudulent devices in connection with such purchases and/or sales relating to certain of our press releases regarding, among other items, proposed mergers and acquisitions that were never consummated. If the SEC brings an action against us, it could result in, among other items, a civil injunctive order or an administrative cease-and-desist order being entered against us, in addition to the imposition of a significant civil penalty. Moreover, the SEC Investigation and/or a subsequent SEC action could affect adversely our ability to have our Common Stock listed on a stock exchange and/or quoted on the OTC Bulletin Board or NASDAQ, our ability to sell our securities and/or have our securities registered with the SEC and/or in various states and/or our ability to implement our business plan. To date, our legal counsel representing us in such matters has indicated that the SEC Investigation is ongoing and the Staff has not indicated whether it will or will not recommend that the SEC bring an enforcement action against us, our officers, directors and/or others.

FUTURE SALES OF SHARES BY EXISTING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE.

If our existing or future stockholders sell, or are perceived to sell, substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decline. As of June 21, 2006, there were 63,933,536 shares of Common Stock outstanding, of which 6,362,489 shares were held by directors, executive officers and other affiliates, the sale of which are subject to volume limitations under Rule 144, various vesting agreements and our quarterly and other "blackout" periods. Furthermore, shares subject to outstanding options and warrants and shares reserved for future issuance under our stock option plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up arrangements and Rule 144 under the Securities Act.

THE UNPREDICTABILITY OF AN ACQUIRED COMPANY'S QUARTERLY RESULTS MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE.

The quarterly revenues and operating results of companies we may acquire will likely continue to vary in the future due to a number of factors, many of which are outside of our control. Any of these factors could cause the price of our Common Stock to decline. The primary factors that may affect future revenues and future operating results include the following:

         o the demand for our subsidiaries' current product offerings and our future products;

         o        the length of sales cycles;

         o        the timing of recognizing revenues;

         o        new product introductions by us or our competitors;

         o changes in our pricing policies or the pricing policies of our competitors;

         o variations in sales channels, product costs or mix of products sold;

         o our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

         o our ability to obtain sufficient supplies of sole or limited source components for our products;

         o        variations in the prices of the components we purchase;

         o our ability to attain and maintain production volumes and quality levels for our products at reasonable prices at our third-party manufacturers;

         o our ability to manage our customer base and credit risk and to collect our accounts receivable; and

         o the financial strength of our value-added resellers and distributors.

Our operating expenses are largely based on anticipated revenues and a high percentage of our expenses are, and will continue to be, fixed in the short term. As a result, lower than anticipated revenues for any reason could cause significant variations in our operating results from quarter to quarter and, because of our rapidly growing operating expenses, could result in substantial operating losses.

OUR COMMON STOCK IS SUBJECT TO THE SEC'S PENNY STOCK RULES. THEREFORE, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

If at any time a company has net tangible assets of $5,000,000 or less and the common stock has a market price per share of less than $5.00, transactions in the common stock may be subject to the "penny stock" rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

         o make a special written suitability determination for the purchaser;

         o receive the purchaser's written agreement to a transaction prior to sale;

         o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

         o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and stockholders may find it more difficult to sell their shares of our Common Stock.

RISKS RELATED TO OUR BUSINESS

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES.

Our business plan is dependent upon the acquisition and integration of companies that have previously operated independently. To date we have experienced delays in implementing our business plan as a result of limited capital resources, which have had a material adverse effect on our business. Further delays in the process of integrating could cause an interruption of, or loss of momentum in, the activities of our business and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with our integration of acquired operations could have an adverse effect on our business, results of operations, financial condition or prospects.

WE CURRENTLY DO NOT HAVE SUFFICIENT REVENUES TO SUPPORT OUR BUSINESS ACTIVITIES AND IF OPERATING LOSSES CONTINUE, WILL BE REQUIRED TO OBTAIN ADDITIONAL CAPITAL THROUGH FINANCINGS WHICH WE MAY NOT BE ABLE TO SECURE.

To achieve our intended growth, we will require substantial additional capital. We have encountered difficulty and delays in raising capital to date and the market environment for development stage companies, like ours, remains particularly challenging. There can be no assurance that funds will be available when needed or on acceptable terms. Technology companies in general have experienced difficulty in recent years in accessing capital. Our inability to obtain additional financing may require us to delay, scale back or eliminate certain of our growth plans which could have a material and adverse effect on our business, financial condition or results of operations or could cause us to cease operations. Even if we are able to obtain additional financing, such financing could be structured as equity financing that would dilute the ownership percentage of any investor in our securities.

DOWNTURNS IN THE INTERNET INFRASTRUCTURE, NETWORK SECURITY AND RELATED MARKETS MAY DECREASE OUR REVENUES AND MARGINS.

The market for our current products and other products we intend to offer depends on economic conditions affecting the broader Internet infrastructure, network security and related markets. Downturns in these markets may cause enterprises and carriers to delay or cancel security projects, reduce their overall or security-specific information technology budgets or reduce or cancel orders for our current products and other products we intend to offer. In this environment, customers such as distributors, value-added resellers and carriers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our current products or other products we intend to offer. This, in turn, may lead to longer sales cycles, delays in purchase decisions, payment and collection, and may also result in price pressures, causing us to realize lower revenues, gross margins and operating margins. In addition, general economic uncertainty caused by potential hostilities involving the United States, terrorist activities, the decline in specific markets such as the service provider market in the United States, and the general decline in capital spending in the information technology sector make it difficult to predict changes in the purchase and network requirements of our potential customers and the markets we intend to serve. We believe that, in light of these events, some businesses may curtail or eliminate capital spending on information technology. A decline in capital spending in the markets we intend to serve may adversely affect our future revenues, gross margins and operating margins and make it necessary for us to gain significant market share from our future competitors in order to achieve our financial goals and achieve profitability.

COMPETITION MAY DECREASE OUR PROJECTED REVENUES, MARKET SHARE AND MARGINS.

The market for network security products is highly competitive, and we expect competition to intensify in the future. Competitors may gain market share and introduce new competitive products for the same markets and customers we intend to serve with our products. These products may have better performance, lower prices and broader acceptance than the products we currently offer or intend to offer.

Many of our potential competitors have longer operating histories, greater name recognition, large customer bases and significantly greater financial, technical, sales, marketing and other resources than we have. In addition, some of our potential competitors currently combine their products with other companies' networking and security products. These potential competitors also often combine their sales and marketing efforts. Such activities may result in reduced prices, lower gross and operating margins and longer sales cycles for the products we currently offer and intend to offer. If any of our larger potential competitors were to commit greater technical, sales, marketing and other resources to the markets we intend to serve, or reduce prices for their products over a sustained period of time, our ability to successfully sell the products we intend to offer, increase revenue or meet our or market analysts expectations could be adversely affected.

FAILURE TO ADDRESS EVOLVING STANDARDS IN THE NETWORK SECURITY INDUSTRY AND SUCCESSFULLY DEVELOP AND INTRODUCE NEW PRODUCTS OR PRODUCT ENHANCEMENTS WOULD CAUSE OUR REVENUES TO DECLINE.

The market for network security products is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. We expect to introduce our products and enhancements to existing products to address current and evolving customer requirements and broader networking trends and vulnerabilities. We also expect to develop products with strategic partners and incorporate third-party advanced security capabilities into our intended product offerings. Some of these products and enhancements may require us to develop new hardware architectures that involve complex and time consuming processes. In developing and introducing our intended product offerings, we have made, and will continue to make, assumptions with respect to which features, security standards and performance criteria will be required by our potential customers. If we implement features, security standards and performance criteria that are different from those required by our potential customers, market acceptance of our intended product offerings may be significantly reduced or delayed, which would harm our ability to penetrate existing or new markets.

Furthermore, we may not be able to develop new products or product enhancements in a timely manner, or at all. Any failure to develop or introduce these new products and product enhancements might cause our existing products to be less competitive, may adversely affect our ability to sell solutions to address large customer deployments and, as a consequence, our revenues may be adversely affected. In addition, the introduction of products embodying new technologies could render existing products we intend to offer obsolete, which would have a direct, adverse effect on our market share and revenues. Any failure of our future products or product enhancements to achieve market acceptance could cause our revenues to decline and our operating results to be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our Common Stock to decline.

WE HAVE EXPERIENCED ISSUES WITH OUR FINANCIAL SYSTEMS, CONTROLS AND OPERATIONS THAT COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our ability to sell our intended product offerings and implement our business plan successfully in a volatile and growing market requires effective management and financial systems and a system of financial processes and controls. Through the quarter ended December 31, 2005, our Chief Executive Officer and Acting Chief Financial Officer evaluated the effectiveness of our disclosure controls and procedures in accordance with Exchange Act Rules 13a-15 or 15d-15 and identified material weakness in our internal controls. These material weaknesses affected our ability to timely file our reports with the SEC and communicate critical information to management that was needed to make business decisions. Although we have taken steps to correct these previous deficiencies and are currently in compliance with the SEC's reporting requirements, we have limited capital resources and are still at risk for the loss of key personnel in our finance department. The loss of key personnel in our finance department, or any other conditions that could disrupt our operations in this area, could have a material adverse affect on our ability to communicate critical information to management and our investors, raise capital and/or maintain compliance with our SEC reporting obligations. These circumstances, if they arise, could have a material adverse affect on our business.

We have limited management resources to date and are still establishing our management and financial systems. Growth, to the extent it occurs, is likely to place a considerable strain on our management resources, systems, processes and controls. To address these issues, we will need to continue to improve our financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force worldwide. If we are unable to maintain an adequate level of financial processes and controls, we may not be able to accurately report our financial performance on a timely basis and our business and stock price would be harmed.

IF OUR FUTURE PRODUCTS DO NOT INTEROPERATE WITH OUR END CUSTOMERS' NETWORKS, INSTALLATIONS WOULD BE DELAYED OR CANCELLED, WHICH COULD SIGNIFICANTLY REDUCE OUR ANTICIPATED REVENUES.

Future products will be designed to interface with our end customers' existing networks, each of which have different specifications and utilize multiple protocol standards. Many end customers' networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Our future products must interoperate with all of the products within these networks as well as with future products that might be added to these networks in order to meet end customers' requirements. If we find errors in the existing software used in our end customers' networks, we may elect to modify our software to fix or overcome these errors so that our products will interoperate and scale with their existing software and hardware. If our future products do not interoperate with those within our end customers' networks, installations could be delayed or orders for our products could be cancelled, which could significantly reduce our anticipated revenues.

AS A PUBLIC  COMPANY,  WE MAY  INCUR  INCREASED  COSTS AS A RESULT  OF  RECENTLY
ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS RELATING TO CORPORATE GOVERNANCE MATTERS AND PUBLIC DISCLOSURE.

Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the SEC will result in increased costs for us as we evaluate the implications of these laws, regulations and standards and respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. We cannot estimate the amount or timing of additional costs we may incur as a result of these laws and regulations.

WE DEPEND ON OUR KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY IN A RAPIDLY CHANGING MARKET, AND IF WE ARE UNABLE TO HIRE ADDITIONAL PERSONNEL OR RETAIN EXISTING PERSONNEL, OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY WOULD BE IMPAIRED.

Our future success depends upon the continued services of our executive officers. The loss of the services of any of our key employees, the inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, could delay the development and introduction of, and negatively impact our ability to sell, our intended product offerings.

WE MIGHT HAVE TO DEFEND LAWSUITS OR PAY DAMAGES IN CONNECTION WITH ANY ALLEGED OR ACTUAL FAILURE OF OUR PRODUCTS AND SERVICES.

Because our intended product offerings and services provide and monitor network security and may protect valuable information, we could face claims for product liability, tort or breach of warranty. Anyone who circumvents our security measures could misappropriate the confidential information or other property of end customers using our products, or interrupt their operations. If that happens, affected end customers or others may sue us. Defending a lawsuit, regardless of its merit, could be costly and could divert management attention. Our business liability insurance coverage may be inadequate or future coverage may be unavailable on acceptable terms or at all.

WE COULD BECOME SUBJECT TO LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS THAT COULD BE COSTLY AND RESULT IN THE LOSS OF SIGNIFICANT RIGHTS.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may become a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of another party's intellectual property. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

         o stop or delay selling, incorporating or using products that use the challenged intellectual property; and/or

         o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license might not be available on reasonable terms or at all; or redesign the products that use that technology.

If we are forced to take any of these actions, our business might be seriously harmed. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that could be imposed.

THE INABILITY TO OBTAIN ANY THIRD-PARTY LICENSE REQUIRED TO DEVELOP NEW PRODUCTS AND PRODUCT ENHANCEMENTS COULD REQUIRE US TO OBTAIN SUBSTITUTE TECHNOLOGY OF LOWER QUALITY OR PERFORMANCE STANDARDS OR AT GREATER COST, WHICH COULD SERIOUSLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

From time to time, we may be required to license technology from third parties to develop new products or product enhancements. Third-party licenses may not be available to us on commercially reasonable terms or at all. Our inability to obtain any third-party license required to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, which could seriously harm our business, financial condition and results of operations.

GOVERNMENTAL REGULATIONS AFFECTING THE IMPORT OR EXPORT OF PRODUCTS COULD NEGATIVELY AFFECT OUR REVENUES.

Governmental regulation of imports or exports or failure to obtain required export approval of our encryption technologies could harm our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring the escrow and governmental recovery of private encryption keys.

In particular, in light of recent terrorist activity, governments could enact additional regulation or restrictions on the use, import or export of encryption technology. Additional regulation of encryption technology could delay or prevent the acceptance and use of encryption products and public networks for secure communications. This might decrease demand for our intended product offerings and services. In addition, some foreign competitors are subject to less stringent controls on exporting their encryption technologies. As a result, they may be able to compete more effectively than we can in the domestic and international network security market.

MANAGEMENT COULD INVEST OR SPEND OUR CASH OR CASH EQUIVALENTS AND INVESTMENTS IN WAYS THAT MIGHT NOT ENHANCE OUR RESULTS OF OPERATIONS OR MARKET SHARE.

We have made no specific allocations of our cash or cash equivalents and investments. Consequently, management will retain a significant amount of discretion over the application of our cash or cash equivalents and investments and could spend the proceeds in ways that do not improve our operating results or increase our market share. In addition, these proceeds may not be invested to yield a favorable rate of return.


FORWARD-LOOKING STATEMENTS

This  prospectus  contains  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We use words such as "believes", "intends", "expects", "anticipates", "plans", "may", "will", "should", "estimates" and similar expressions to identify forward-looking statements. Discussions containing forward-looking statements may be found in the material set forth under "Business," "Management's Discussion and Analysis of Financial Condition" and in other sections of the prospectus. All forward-looking statements, including, but not limited to, projections or estimates concerning our business, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, competitive position, and adequate liquidity to fund our operations and meet our other cash requirements, are inherently uncertain as they are based on our expectations and assumptions concerning future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including our ability to attract customers for our products, our ability to effectively integrate our acquired businesses, and all other risks described above in the section entitled "Risk Factors" or appearing in "Management's Discussion and Analysis of Financial Condition" and elsewhere in this report. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.


USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. However, we will receive the exercise price for any shares of Common Stock delivered in connection with the exercise, by Selling Stockholders, of the common stock purchase warrants and the exercise by Selling Stockholders of stock options. We expect to use the proceeds received from the exercise of the common stock purchase warrants and the exercise of the stock options, if any, for working capital and general corporate purposes.

SELLING SECURITY HOLDERS.

The following table sets forth: (1) the name of each of the stockholders for whom we are registering shares under this registration statement; (2) the number of shares of our Common Stock beneficially owned by each such stockholder prior to this offering (including all shares of Common Stock issuable upon the exercise of common stock purchase warrants and stock options as described below, whether or not exercisable within 60 days of the date hereof); (3) the number of shares of our Common Stock offered by such stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our Common Stock to be beneficially owned by each such stockholder after this offering, assuming that all of the shares of our Common Stock beneficially owned by each such stockholder and offered pursuant to this prospectus are sold and that each such stockholder acquires no additional shares of our Common Stock prior to the completion of this offering. Such data is based upon information provided by each Selling Stockholder.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Stephen R Adams & Hariet J Adams TTEES Adams
Family(2)                                       12,278            12,278                 --              --

Advanced Equities Venture Partners I, L.P.(3)   5,894,163         5,894,163              --              --

Scott Agran(4)                                  5,000             5,000                  --              --

Beatrice Aleman(5)                              5,350             5,350                  --              --

Mari Aljazara(6)                                10,000            10,000                 --              --

Teghrid Aljazara(7)                             10,000            10,000                 --              --

Allin Dynastic Trust(8)                         6,250,000         6,250,000              --              --

Patrick J Allin(9)                              18,750,000        18,750,000             --              --

Sufyan Almajali(10)                             10,000            10,000                 --              --

Brian Anderson(11)                              1,500             1,500                  --              --

Andre J. Andrieux(12)                           416,667           416,667                --              --

Apex Investment Fund III L.P.(13)               895,387           895,387                --              --

Apex Investment Fund IV L.P.(14)                1,183,543         1,183,543              --              --

Apex Investment Fund V, L.P.(15)                133,246,001       133,246,001            --              --

Apex Strategic Partners IV LLC(16)              40,955            40,955                 --              --

--------
(1) Applicable percentage of ownership is based on 550,099,059 shares of common stock outstanding as of the date of this prospectus assuming the conversion of Series A Preferred Stock, the conversion of Series A-1 Preferred Stock, the exercise of all common stock purchase warrants and the exercise of all stock options.
(2)   Includes 12,278 shares of common stock.
(3) Includes 1,240,000 shares of common stock, 4,429,163 shares from the conversion of Series A-1 Preferred Stock and 225,000 shares of common stock underlying common stock purchase warrants.
(4)   Includes 5,000 shares of common stock.
(5) Includes 5,350 shares of common stock underlying common stock purchase warrants.
(6)   Includes 10,000 shares of common stock.
(7)   Includes 10,000 shares of common stock.
(8)   Includes  6,250,000  shares from the  conversion  of Series A-1  Preferred
      Stock.
(9)   Includes  18,750,000  shares from the  conversion  of Series A-1 Preferred
      Stock.
(10)  Includes 10,000 shares of common stock.
(11) Includes 1,500 shares of common stock underlying common stock purchase warrants.
(12) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares of common stock underlying common stock purchase warrants.
(13)  Includes 895,387 shares of common stock.
(14)  Includes 1,183,543 shares of common stock.
(15) Includes 106,073,163 shares from the conversion of Series A-1 Preferred Stock, 15,625,000 shares from the conversion of Series A Preferred Stock and 11,547,838 shares of common stock underlying common stock purchase warrants.
(16)  Includes 40,955 shares of common stock.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Apex Strategic Partners LLC(17)                 44,947            44,947                 --              --

Andrea Appatini(18)                             223,125           223,125                --              --

Fernando Archila(19)                            2,663,670         2,663,670              --              --

Glenn Ashton(20)                                10,610            10,610                 --              --

Anthony Asta(21)                                15,000            15,000                 --              --

Curtis Bailey(22)                               734,313           734,313                --              --

Narasimhan Ballasubramanian(23)                 70,000            70,000                 --              --

Craig William Bannister(24)                     783,333           783,333                --              --

Gary Barcus(25)                                 5,000             5,000                  --              --

Brian Barlett(26)                               850               850                    --              --

Richard G. Beggs(27)                            2,204,194         2,204,194              --              --

Richard K. Beggs(28)                            646,117           646,117                --              --

Tom Benson(29)                                  416,667           416,667                --              --

James Bielicki(30)                              583,333           583,333                --              --

Anne F. Bivona(31)                              925,676           925,676                --              --

John V. Bivona(32)                              1,270,833         937,500                 --              --

Fredrik Bjurle(33)                              99,975            99,975                 --              --

David L. Black(34)                              200,000           200,000                --              --

Matherw Blanchard(35)                           833,334           833,334                --              --

Craig Boden(36)                                 63,465            63,465                 --              --

Randy & Ann Marie Boduch(37)                    341,667           341,667                --              --

Bonanza Trust; Jeff Zaluda agent for
Trustee(38)                                     1,345,597         1,345,597              --              --

Robert Bonaventura(39)                          307,611           307,611                --              --

--------
(17)  Includes 44,947 shares of common stock.
(18)  Includes 223,125 shares from the conversion of Series A-1 Preferred Stock
(19) Includes 48,254 shares of common stock, 2,530,416 shares from the conversion of Series A-1 Preferred Stock and 104,167 shares of common stock from the exercise of stock options, assuming the exercise of all stock options.
(20)  Includes 10,610 shares of common stock.
(21)  Includes 15,000 shares of common stock.
(22) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(23) Includes 70,000 shares of common stock from the exercise of stock options, assuming the exercise of all stock options.
(24) Includes 587,500 shares from the conversion of Series A Preferred Stock and 195,833 shares underlying common stock purchase warrants.
(25)  Includes 5,000 shares of common stock.
(26)  Includes 850 shares underlying common stock purchase warrants.
(27) Includes 45,982 shares of common stock and 2,158,212 shares from the conversion of Series A-1 Preferred Stock.
(28)  Includes 646,117 shares from the conversion of Series A-1 Preferred Stock.
(29) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(30) Includes 437,500 shares from the conversion of Series A Preferred Stock and 145,833 shares underlying common stock purchase warrants.
(31)  Includes  925,676  shares of common stock.
(32) Includes 625,000 shares of common stock and 312,500 shares from the conversion of Series A-1 Preferred Stock.
(33)  Includes 99,975 shares underlying common stock purchase warrants.
(34)  Includes 200,000 shares of common stock.
(35) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(36)  Includes 63,465 shares underlying common stock purchase warrants.
(37) Includes 256,250 shares from the conversion of Series A Preferred Stock and 85,417 shares underlying common stock purchase warrants.
(38)  Includes 1,345,597 shares underlying common stock purchase warrants.
(39)  Includes 307,611 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Craig Bonn(40)                                  225,012           225,012                --              --

Bowne of Chicago(41)                            480,388           480,388                --              --

Victoria M. J. Boydston(42)                     60,610            60,610                 --              --

John Boylan(43)                                 8,195             8,195                  --              --

Sean Brennan IRA(44)                            734,313           734,313                --              --

Victoria E Brockel(45)                          4,705             4,705                  --              --

Chris T. Brown(46)                              833,334           833,334                --              --

Derek Buchanan(47)                              1,041,790         1,041,790              --              --

Leo Caliendo(48)                                2,687             2,687                  --              --

Dac Cao(49)                                     37,598            37,598                 --              --

Maria Caporrici(50)                             8,750,000         8,750,000              --              --

Michael B. & Stella Carroll, JTWROS(51)         1,468,625         1,468,625              --              --

Elena M Castor(52)                              145,793           145,793                --              --

Centrifuge Partners(53)                         756,875           756,875                --              --

Milene Cervo(54)                                70,000            70,000                 --              --

Keith Chamis(55)                                5,000             5,000                  --              --

Joel Cherande(56)                               1,666,667         1,666,667              --              --

Stephen T & Vicki J Childs(57)                  333,333           333,333                --              --

Gregory K. Chow(58)                             9,208             9,208                  --              --

Todd Cirella(59)                                392,217           392,217                --              --

Donald O Clark(60)                              1,000,000         1,000,000              --              --

--------
(40) Includes 225,012 shares underlying common stock purchase warrants. Jeff Zaluda has the power to vote and dispose of these shares.
(41)  Includes 480,388 shares from the conversion of Series A-1 Preferred Stock.
(42) Includes 10,610 shares of common stock and 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(43)  Includes 8,195 shares of common stock.
(44) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(45)  Includes 4,705 shares of common stock.
(46) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(47) Includes 866,790 shares from the conversion of Series A-1 Preferred Stock and 175,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(48)  Includes 2,687 shares of common stock.
(49)  Includes 37,598 shares of common stock
(50)  Includes  8,750,000  shares from the  conversion  of Series A-1  Preferred
      Stock.
(51) Includes 1,368,625 shares from the conversion of Series A-1 Preferred Stock and 100,000 shares underlying common stock purchase warrants.
(52) Includes 75,793 shares of common stock and 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(53)  Includes 756,875 shares from the conversion of Series A-1 Preferred Stock.
(54) Includes 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(55)  Includes 5,000 shares underlying common stock purchase warrants.
(56) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(57) Includes 250,000 shares from the conversion of Series A Preferred Stock and 83,333 shares underlying common stock purchase warrants.
(58)  Includes 9,208 shares of common stock.
(59)  Includes 392,217 shares underlying common stock purchase warrants.
(60) Includes 500,000 shares of common stock and 500,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Cohen Family Trust(61)                          833,334           833,334                --              --

Matthew Collier(62)                             37,598            37,598                 --              --

Kevin Conners(63)                               226,512           226,512                --              --

Richard Contreras(64)                           1,308,334         1,308,334              --              --

Derry Cook(65)                                  12,278            12,278                 --              --

Cook Associates(66)                             400,000           400,000                --              --

Joseph Cordi(67)                                11,075            11,075                 --              --

Jean-Phillipe Courtois Trust(68)                4,221,900         4,221,900              --              --

Robert Cross(69)                                1,066,667         1,066,667              --              --

Aroon Dalamal(70)                               1,616,270         1,616,270              --              --

Luan D Dang(71)                                 37,538            37,538                 --              --

John G D'Angelo(72)                             2,255,188         2,255,188              --              --

Joseph D'Angelo(73)                             21,420            21,420                 --              --

Joseph D'Angelo & Elizabeth V D'Angelo JT
TEN(74)                                         30,695            30,695                 --              --

Joseph U D'Angelo & Catherine D'Angelo JT
TEN(75)                                         15,347            15,347                 --              --

Charlene Davidson(76)                           13,661            13,661                 --              --

Michael W Davidson(77)                          1,000,000         1,000,000              --              --

Robert D & Bernice J Davidson(78)               19,953            19,953                 --              --

Marc & Gerlaice De Ganidel(79)                  1,666,667         1,666,667              --              --

Bill DeCarion(80)                               37,598            37,598                 --              --

Phil & Gina DeCarion JT WROS(81)                37,598            37,598                 --              --

Thomas A. DeRosa(82)                            833,334           833,334                --              --

--------
(61) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(62)  Includes 37,598 shares of common stock.
(63)  Includes 226,512 shares underlying common stock purchase warrants.
(64) Includes 981,250 shares from the conversion of Series A Preferred Stock and 327,084 shares underlying common stock purchase warrants.
(65)  Includes 12,278 shares of common stock.
(66) Includes 400,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(67)  Includes 11,075 shares underlying common stock purchase warrants.
(68) Includes 3,936,900 shares from the conversion of Series A-1 Preferred Stock and 285,000 shares underlying common stock purchase warrants.
(69) Includes 66,667 shares of common stock and 1,000,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(70)  Includes  1,616,270  shares from the  conversion  of Series A-1  Preferred
      Stock.
(71)  Includes 37,538 shares of common stock.
(72) Includes 798,563 shares of common stock and 1,456,625 shares from the conversion of Series A-1 Preferred Stock.
(73)  Includes 21,420 shares from the conversion of Series A-1 Preferred Stock.
(74)  Includes 30,695 shares of common stock.
(75)  Includes 15,347 shares of common stock.
(76)  Includes 13,661 shares of common stock.
(77) Includes 500,000 shares of common stock and 500,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(78)  Includes 19,953 shares of common stock.
(79) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(80)  Includes 37,598 shares of common stock.
(81)  Includes 37,598 shares of common stock.
(82) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
DGC Ltd., Inc(83)                               1,300,000         1,300,000              --              --

Dianthus LLC(84)                                1,345,597         1,345,597              --              --

DICOM(85)                                       751,933           751,933                --              --

Andrew Diederich(86)                            70,000            70,000                 --              --

Jim Dodge(87)                                   612,500           612,500                --              --

H.S.Dykstra Holding BV(88)                      1,666,667         1,666,667              --              --

John W. Eilers(89)                              734,313           734,313                --              --

Joseph Elchak Living Trust(90)                  724,413           724,413                --              --

Dale Emanuel & Caroline Rekoff(91)              833,334           833,334                --              --

Bruce Emmeluth & Canda Emmeluth JT WROS(92)     9,208             9,208                  --              --

Mike Evans(93)                                  37,500            37,500                 --              --

Gail Fanelli(94)                                250               250                    --              --

Mitra Fathollahi(95)                            334               334                    --              --

Harold Faularber(96)                            500,000           500,000                --              --

Paul & Laura Fennell(97)                        33,622            33,622                 --              --

Mariano Ferrari & Halvecia Challe(98)           440,588           440,588                --              --

FIBA Consultants Ltd(99)                        1,841,882         1,541,882              --              --

Carmine Fiore(100)                              625,000           625,000                --              --

Douglas N. Fowler II(101)                       833,334           833,334                --              --

Ted Fowler(102)                                 396,114           396,114                --              --

Michael G. Fox Revocable Trust 5/5/05(103)      916,667           916,667                --              --

--------
(83) Includes 50,000 shares of common stock and 1,250,000 shares from the conversion of Series A-1 Preferred Stock.
(84) Includes 1,345,597 shares underlying common stock purchase warrants. Deirdre Henderson has the power to vote and dispose of these shares.
(85)  Includes 751,933 shares of common stock.
(86) Includes 70,000 chares of common stock from the exercise of stock options, assuming exercise of all stock options.
(87)  Includes 612,500 shares from the conversion of Series A-1 Preferred Stock.
(88) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(89) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(90)  Includes 724,413 shares from the conversion of Series A-1 Preferred Stock.
(91) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(92)  Includes 9,208 shares of common stock.
(93) Includes 37,500 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(94)  Includes 250 shares underlying common stock purchase warrants.
(95)  Includes 334 shares of common stock.
(96) Includes 375,000 shares from the conversion of Series A Preferred Stock and 125,000 shares underlying common stock purchase warrants.
(97)  Includes 33,622 shares of common stock.
(98) Includes 410,588 shares from the conversion of Series A-1 Preferred Stock and 30,000 shares underlying common stock purchase warrants.
(99) Includes 1,166,882 shares of common stock and 375,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(100) Includes 625,000 shares of common stock.
(101) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(102) Includes 396,114 shares underlying common stock purchase warrants.
(103) Includes 687,500 shares from the conversion of Series A Preferred Stock and 229,167 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Paul G. Fray(104)                               1,666,667         1,666,667              --              --

Christina Gallo(105)                            2,175             2,175                  --              --

Gregory Galstaun(106)                           1,051,938         1,051,938              --              --

Greg Galston(107)                               175,000           175,000                --              --

Tony Garvy(108)                                 22,000            22,000                 --              --

Alan George(109)                                734,313           734,313                --              --

Mark Gergen(110)                                1,201,626         1,201,626              --              --

Gail Gervin(111)                                41,720            41,720                 --              --

Omid Ghiami(112)                                1,024             1,024                  --              --

Mike Giles(113)                                 2,126             2,126                  --              --

Wesley L. Golby(114)                            3,069             3,069                  --              --

Andrew Chalres Good & Fiona McPhee(115)         293,725           293,725                --              --

Grape(116)                                      120,000           120,000                --              --

Marie Graul(117)                                400,000           400,000                --              --

Carl Greer(118)                                 25,833            25,833                 --              --

Jean-Marie van Griethuysen(119)                 416,667           416,667                --              --

Sunny M. Grillo(120)                            2,675             2,675                  --              --

Donald Gross(121)                               2,172,638         2,172,638              --              --

Nicholas Gupta(122)                             2,342             2,342                  --              --

Per Gustafsson(123)                             29,828,575        29,828,575             --              --

Cedric & Laure Guyot JTWROS(124)                416,667           416,667                --              --

Navid Haddadi(125)                              1,024             1,024                  --              --

--------
(104) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(105) Includes 2,175 shares underlying common stock purchase warrants.
(106) Includes  1,051,938  shares from the  conversion  of Series A-1  Preferred
      Stock.
(107) Includes 175,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(108) Includes 22,000 shares of common stock.
(109) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(110) Includes 70,579 shares of common stock, 731,047 shares underlying common stock purchase warrants and 400,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(111) Includes 41,720 shares of common stock.
(112) Includes 1,024 shares of common stock.
(113) Includes 2,126 shares underlying common stock purchase warrants.
(114) Includes 3,069 shares of common stock.
(115) Includes 273,725 shares from the conversion of Series A-1 Preferred Stock and 20,000 shares underlying common stock purchase warrants.
(116) Includes 120,000 shares underlying common stock purchase warrants.
(117) Includes 400,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(118) Includes 25,833 shares of common stock.
(119) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(120) Includes 2,675 shares underlying common stock purchase warrants.
(121) Includes 2,022,638 shares from the conversion of Series A-1 Preferred Stock and 150,000 shares underlying common stock purchase warrants.
(122) Includes 2,342 shares underlying common stock purchase warrants.
(123) Includes 27,773,050 shares from the conversion of Series A-1 Preferred Stock and 2,055,525 shares underlying common stock purchase warrants.
(124) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(125) Includes 1,024 shares of common stock.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Philip Lee Hage(126)                            3,069             3,069                  --              --

Stephan Hall(127)                               150,000           150,000                --              --

Stephen Hall(128)                               5,562,500         5,562,500              --              --

William & Susan Hammon(129)                     15,495,260        15,495,260             --              --

William Hammon(130)                             1,550,000         1,550,000              --              --

Lars Hansen(131)                                550,000           550,000                --              --

Paul Harary(132)                                7,750,000         7,750,000              --              --

Russell R. Harris(133)                          1,468,625         1,468,625              --              --

Afi Hasan(134)                                  2,330,600         2,330,600              --              --

Robert C. Hawk(135)                             12,278            12,278                 --              --

Robert M Haxel(136)                             112,633           112,633                --              --

Robert Hayes(137)                               10,333            10,333                 --              --

Wayne Heldt(138)                                26,015            26,015                 --              --

William F. Helwig, Jr.(139)                     6,717             6,717                  --              --

Steven Hill(140)                                3,942             3,942                  --              --

Zenyk Horbowy(141)                              807,750           807,750                --              --

Joaquin P Horton & Nellie R Horton TTEES
FBO Horton Living Trust(142)                    12,278            12,278                 --              --

William Horwitch(143)                           150,000           150,000                --              --

Edmund W. Hubard(144)                           833,334           833,334                --              --

James H Hugar(145)                              6,146             6,146                  --              --

William & Nancy Hugie(146)                      367,163           367,163                --              --

--------
(126) Includes 3,069 shares of common stock.
(127) Includes 150,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(128) Includes  5,562,500  shares from the  conversion  of Series A-1  Preferred
      Stock.
(129) Includes 15,495,260 shares from the conversion of Series A-1 Preferred Stock.
(130) Includes 1,550,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(131) Includes 412,500 shares from the conversion of Series A Preferred Stock and 137,500 shares underlying common stock purchase warrants.
(132) Includes  7,750,000  shares from the  conversion  of Series A-1  Preferred
      Stock.
(133) Includes 1,368,625 shares from the conversion of Series A-1 Preferred Stock and 100,000 shares underlying common stock purchase warrants.
(134) Includes 1,080,600 shares of common stock and 1,250,000 shares from the conversion of Series A-1 Preferred Stock.
(135) Includes 12,278 shares of common stock.
(136) Includes 12,633 shares of common stock and 100,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(137) Includes 10,333 shares of common stock.
(138) Includes 26,015 shares of common stock.
(139) Includes 6,717 share of common stock.
(140) Includes 3,942 shares underlying common stock purchase warrants.
(141) Includes 752,750 shares from the conversion of Series A-1 Preferred Stock and 55,000 shares underlying common stock purchase warrants.
(142) Includes 12,278 shares of common stock.
(143) Includes 150,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(144) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(145) Includes 6,146 shares of common stock.
(146) Includes 342,163 shares from the conversion of Series A-1 Preferred Stock and 25,000 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Albert S Humphrey III & Cynthia W Humphrey
JT TEN(147)                                     15,347            15,347                 --              --

Ki Douglas Ingersol(148)                        3,069             3,069                  --              --

Innovative Technology Partners II, L.P.(149)    258,333           258,333                --              --

Iroquois Master Fund Ltd.(150)                  3,234,870         3,234,870              --              --

Fakhri Isa(151)                                 26,400            26,400                 --              --

Majdi Isa(152)                                  11,000            11,000                 --              --

Nasri Isa(153)                                  22,000            22,000                 --              --

Mahmoud A Ismail(154)                           1,188,000         1,188,000              --              --

Andrew Jamison(155)                             2,107,152         2,107,152              --              --

William & Joanne Jellison(156)                  724,013           724,013                --              --

Jo-Bar Enterprises LLC(157)                     36,167            36,167                 --              --

Martin T. Johnson(158)                          786,114           786,114                --              --

Ivo L Karadjov(159)                             77,580            77,580                 --              --

Kilaney(160)                                    200,000           200,000                --              --

Ryan E. Kirch(161)                              575,000           575,000                --              --

Richard Kirschner(162)                          3,017             3,017                  --              --

Rafiq Kiswani(163)                              1,128,400         1,128,400              --              --

Klemer & Shelby(164)                            100,000           100,000                --              --

Gary Klever(165)                                496,471           496,471                --              --

Daniel Knight(166)                              300,000           300,000                --              --

Alan S Knitowski & Kelly D Knitowski,
TTEES of the Knitowski Family Trust
DTD 8/3/2000(167)                               74,836            74,836                 --              --

Gloria Kohl(168)                                175,793           175,793                --              --

--------
(147) Includes 15,347 shares of common stock.
(148) Includes 3,069 shares of common stock.
(149) Includes 258,333 shares of common stock.
(150) Includes  3,234,870  shares from the  conversion  of Series A-1  Preferred
      Stock.
(151) Includes 26,400 shares of common stock.
(152) Includes 11,000 shares of common stock.
(153) Includes 22,000 shares of common stock.
(154) Includes 1,188,000 shares of common stock.
(155) Includes 1,607,152 shares from the conversion of Series A-1 Preferred Stock and 500,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(156) Includes 674,013 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares of underlying common stock purchase warrants.
(157) Includes 36,167 shares of common stock.
(158) Includes 786,114 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(159) Includes 7,580 shares of common stock and 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(160) Includes 200,000 shares underlying common stock purchase warrants.
(161) Includes 125,000 shares from the conversion of Series A-1 Preferred Stock and 450,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(162) Includes 3,017 shares underlying common stock purchase warrants.
(163) Includes 1,128,400 shares of common stock.
(164) Includes 100,000 shares underlying common stock purchase warrants.
(165) Includes 496,471 shares from the conversion of Series A-1 Preferred Stock.
(166) Includes 300,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(167) Includes 75,793 shares of common stock and 100,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(168) Includes 1,000 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Mark Koplik & Deirdre Henderson(169)            1,000             1,000                  --              --

Laidlaw & Company (UK) Ltd.(170)                129,884           129,884                --              --

Mark W Lamb(171)                                15,347            15,347                 --              --

Ken & Nancy Larsen(172)                         416,667           416,667                --              --

Robert Laughlin(173)                            293,725           293,725                --              --

Bruce M Lawlor(174)                             1,000,000         1,000,000              --              --

Anthony Lee(175)                                590,311           590,311                --              --

Diane Lee(176)                                  26,014            26,014                 --              --

Tony Lee(177)                                   100,000           100,000                --              --

Maris Licis(178)                                889,770           889,770                --              --

Richard Linting(179)                            18,772,613        18,772,613             --              --

Lionbridge Technologies(180)                    176,913           176,913                --              --

Luc Lissoir(181)                                2,166,667         2,166,667              --              --

Rebecca Gould Little(182)                       55,053            55,053                 --              --

LLB Ltd.(183)                                   10,000,000        10,000,000             --              --

Richard Lock(184)                               833,334           833,334                --              --

James R Lockman (Margaret Lockman Trust)(185)   10,333            10,333                 --              --

Daniel Loizzo(186)                              10,075            10,075                 --              --

Dhanaraj Maheswarappa(187)                      70,000            70,000                 --              --

Hans Juergen Mammitzch(188)                     833,334           833,334                --              --

Todd Y. Mapes(189)                              400,000           400,000                --              --

--------
(169) Includes 15,347 shares of common stock.
(170) Includes 129,884 shares underlying common stock purchase warrants.
(171) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(172) Includes 273,725 shares from the conversion of Series A-1 Preferred Stock and 20,000 shares underlying common stock purchase warrants.
(173) Includes 12,850 shares underlying common stock purchase warrants.
(174) Includes 500,000 shares of common stock and 500,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(175) Includes 590,311 shares from the conversion of Series A-1 Preferred Stock.
(176) Includes 26,014 shares of common stock.
(177) Includes 100,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(178) Includes 289,770 shares from the conversion of Series A-1 Preferred Stock and 600,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(179) Includes 17,772,613 shares from the conversion of Series A-1 Preferred Stock and 1,000,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(180) Includes 176,913 shares from the conversion of Series A-1 Preferred Stock.
(181) Includes 1,625,000 shares from the conversion of Series A Preferred Stock and 541,667 shares underlying common stock purchase warrants.
(182) Includes 5,053 shares of common stock and 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(183) Includes 10,000,000 shares from the conversion of Series A-1 Preferred Stock.
(184) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(185) Includes 10,333 shares of common stock.
(186) Includes 10,075 shares of common stock.
(187) Includes 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(188) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(189) Includes 400,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Hugh Marasa(190)                                82,336            82,336                 --              --

John Marcus(191)                                20,000            20,000                 --              --

Lisette M. Martin(192)                          10,000            10,000                 --              --

Kirsten Matti(193)                              70,000            70,000                 --              --

Olwen Matthews(194)                             450,914           450,914                --              --

Claude M. Maynard II(195)                       3,084             3,084                  --              --

Frank G Mazzola(196)                            1,500,000         1,500,000              --              --

Dave McCool(197)                                1,639             1,639                  --              --

Gerald L. McGarvin Jr.(198)                     1,233,334         1,233,334              --              --

Edgar A McIntosh & Kathleen M McIntosh
JTWROS(199)                                     140,299           140,299                --              --

Glen McKelvey(200)                              11,350            11,350                 --              --

Paris McKenzie(201)                             2,250,000         2,250,000              --              --

John McMaude(202)                               13,460            13,460                 --              --

Heidi McRae(203)                                2,458             2,458                  --              --

D Jonathan Merriman(204)                        15,347            15,347                 --              --

George Middlemas(205)                           22,751            22,751                 --              --

Sheldon Miller(206)                             1,666,667         1,666,667              --              --

Philip Mirabelli(207)                           6,793,470         6,793,470              --              --

Robert Mitro(208)                               112,791           112,,791               --              --

Kelly S Mock(209)                               7,580             7,580                  --              --

Kenneth A Monnig(210)                           367,163           367,163                --              --

Mark J Morgenstern(211)                         625,000           625,000                --              --

Jim Morriss(212)                                600,000           600,000                --              --

--------
(190) Includes 82,336 shares underlying common stock purchase warrants.
(191) Includes 20,000 shares underlying common stock purchase warrants.
(192) Includes 10,000 shares of common stock.
(193) Includes 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(194) Includes 400,914 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(195) Includes 3,084 shares underlying common stock purchase warrants.
(196) Includes 1,500,000 shares of common stock.
(197) Includes 1,639 shares of common stock.
(198) Includes 925,000 shares from the conversion of Series A Preferred Stock and 308,334 shares underlying common stock purchase warrants.
(199) Includes 140,299 shares of common stock.
(200) Includes 11,350 shares underlying common stock purchase warrants.
(201) Includes  2,250,000  shares from the  conversion  of Series A-1  Preferred
      Stock.
(202) Includes 13,460 shares underlying common stock purchase warrants.
(203) Includes 2,458 shares of common stock.
(204) Includes 15,347 shares of common stock.
(205) Includes 22,751 shares of common stock.
(206) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(207) Includes  6,793,470  shares from the conversion  of  Series A-1  Preferred
      Stock.
(208) Includes 112,791 shares of common stock.
(209) Includes 7,580 shares of common stock.
(210) Includes 342,163 shares from the conversion of Series A-1 Preferred Stock and 25,000 shares underlying common stock purchase warrants.
(211) Includes 625,000 shares of common stock.
(212) Includes 600,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Charles T Murphy(213)                           500,000           500,000                --              --

Craig Myers(214)                                537,413           537,413                --              --

Michael Neppl(215)                              71,400            71,400                 --              --

Peter Neubauer(216)                             10,333            10,333                 --              --

Brett Newbold(217)                              5,411,100         4,695,924              --              --

Newbold, Inc.(218)                              2,600,000         2,600,000              --              --

Heidi B Newton(219)                             402,114           402,114                --              --

Nitkey Holding Inc.(220)                        1,468,625         1,468,625              --              --

Ray Nofi(221)                                   734,313           734,313                --              --

Peter Nordin(222)                               4,444,451         4,444,451              --              --

Peter Nordin APS(223)                           3,333,334         3,333,334              --              --

Northport III Private Equity, LLC(224)          25,833            25,833                 --              --

Northwestern Mutual Life Insurance
Company(225)                                    16,612,321        16,612,321             --              --

Robin Nunley (226)                              70,000            70,000                 --              --

Lawrence O'Brien(227)                           8,000             8,000                  --              --

Michael O'Donnell(228)                          15,347            15,347                 --              --

Richard D O'Hallaron & Mary Phyllis
O'Hallaron JT TEN(229)                          3,069             3,069                  --              --

Thomas P O'Hallaron & Joyce L
O'Hallaron(230)                                 13,623            13,623                 --              --

William P O'Keefe(231)                          4,400             4,400                  --              --

Robert O'Neel(232)                              125,000           125,000                --              --

Gregory Orlandella(233)                         505,781           505,781                --              --

--------
(213) Includes 375,000 shares from the conversion of Series A Preferred Stock and 125,000 shares underlying common stock purchase warrants.
(214) Includes 537,413 shares from the conversion of Series A-1 Preferred Stock.
(215) Includes 71,400 shares from the conversion of Series A-1 Preferred Stock.
(216) Includes 10,333 shares of common stock.
(217) Includes 759,824 shares of common stock and 3,936,100 shares from the conversion of Series A-1 Preferred Stock.
(218) Includes 2,600,000 shares of common stock.
(219) Includes 202,114 shares of common stock and 200,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(220) Includes 1,368,625 shares from the conversion of Series A-1 Preferred Stock and 100,000 shares underlying common stock purchase warrants.
(221) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(222) Includes 3,333,338 shares from the conversion of Series A Preferred Stock and 1,111,113 shares underlying common stock purchase warrants.
(223) Includes 2,500,000 shares from the conversion of Series A Preferred Stock and 833,334 shares underlying common stock purchase warrants.
(224) Includes 25,833 shares of common stock.
(225) Includes 800,833 shares of common stock, 15,111,488 shares from the conversion of Series A-1 Preferred Stock and 700,000 shares underlying common stock purchase warrants.
(226) Includes 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(227) Includes 8,000 shares of common stock.
(228) Includes 15,347 shares of common stock.
(229) Includes 3,069 shares of common stock.
(230) Includes 13,623 shares of common stock.
(231) Includes 4,400 shares of common stock.
(232) Includes 125,000 shares of common stock.
(233) Includes 490,781 shares from the conversion of Series A-1 Preferred Stock and 15,000 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Mohamed Othman(234)                             44,000            44,000                 --              --

Talat Othman(235)                               220,000           220,000                --              --

David Paladino(236)                             1,512             1,512                  --              --

Joel Parker(237)                                5,000             5,000                  --              --

Roland Pedraza(238)                             250               250                    --              --

Richard Pence(239)                              734,313           734,313                --              --

Petros Ventures Limited Partnership(240)        33,583            33,583                 --              --

Phoenix Capital Partners(241)                   2,523,850         2,523,850

Gregory V Pierce(242)                           95,264            95,264                 --              --

Richard Pim(243)                                833,334           833,334                --              --

Louis Quagliata(244)                            367,163           367,163                --              --

Bernard Questier(245)                           1,666,667         1,666,667              --              --

Joseph E & Sandra C Quinn JTWROS(246)           416,667           416,667                --              --

William Rabetz(247)                             833,334           833,334                --              --

James K & Sharon A Randolph(248)                2,937,263         2,937,263              --              --

Jerry Rawlinson(249)                            146,863           146,863                --              --

Hugh Regan(250)                                 20,850            20,850                 --              --

James Reid(251)                                 32,092            32,092                 --              --

Nancy Reif(252)                                 211,384           211,384                --              --

Ron Richards(253)                               2,341             2,341                  --              --

Lyle Riegel(254)                                10,333            10,333                 --              --

Charles Rimicci(255)                            575,000           575,000                --              --

--------
(234) Includes 44,000 shares of common stock.
(235) Includes 220,000 shares of common stock.
(236) Includes 1,512 shares underlying common stock purchase warrants.
(237) Includes 5,000 shares of common stock.
(238) Includes 250 shares underlying common stock purchase warrants.
(239) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.
(240) Includes 33,583 shares of common stock.
(241) Includes  2,523,850  shares from the  conversion  of Series A-1  Preferred
      Stock.
(242) Includes 25,264 shares of common stock and 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(243) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(244) Includes 342,163 shares from the conversion of Series A-1 Preferred Stock and 25,000 shares underlying common stock purchase warrants.
(245) Includes 1,250,000 shares from the conversion of Series A-1 Preferred Stock and 416,667 shares underlying common stock purchase warrants.
(246) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(247) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(248) Includes 2,737,263 shares from the conversion of Series A-1 Preferred Stock and 200,000 shares underlying common stock purchase warrants.
(249) Includes 136,863 shares from the conversion of Series A-1 Preferred Stock and 10,000 shares underlying common stock purchase warrants.
(250) Includes 20,850 shares underlying common stock purchase warrants.
(251) Includes 32,092 shares underlying common stock purchase warrants.
(252) Includes 211,384 shares underlying common stock purchase warrants.
(253) Includes 2,341 shares of common stock.
(254) Includes 10,333 shares of common stock.
(255) Includes 575,000 shares of common stock.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Kathleen Robinson(256)                          50,000            50,000                 --              --

Fredric Rosman(257)                             833,334           833,334                --              --

Patricia Rossi(258)                             225,000           225,000                --              --

Robert Rotunno(259)                             198,590           198,590                --              --

Richard Rozzi(260)                              800,000           800,000                --              --

Frederick Ruby(261)                             13,907            13,907                 --              --

Ruddick Asset Management(262)                   12,182,575        12,182,575             --              --

Jason Russo(263)                                1,538,474         1,538,474              --              --

Schadler Living Trust(264)                      2,937,263         2,937,263              --              --

Arlin Schmidt(265)                              1,468,625         1,468,625              --              --

David Schorr(266)                               1,046,518         1,046,518              --              --

Victor Schwartz(267)                            2,476,663         2,476,663              --              --

Adam Scott(268)                                 70,492            70,492                 --              --

Seabatical LLC(269)                             1,875,000         1,875,000              --              --

Nabil Shabshab(270)                             88,000            88,000                 --              --

Hasan Shalabi(271)                              10,000            10,000                 --              --

Jamileh Shalabi(272)                            10,000            10,000                 --              --

Kamal Shalabi(273)                              10,000            10,000                 --              --

Khalil Shalabi(274)                             10,000            10,000                 --              --

Andrea Shellard(275)                            37,500            37,500                 --              --

Sherleigh Associates Inc. Profit Sharing
Plan(276)                                       23,125,000        23,125,000             --              --

Peter J Shoebridge(277)                         101,058           101,058                --              --

Alex Shtaynberger(278)                          10,850            10,850                 --              --

--------
(256) Includes 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(257) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(258) Includes 100,000 shares of common stock and 125,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(259) Includes 198,590 shares underlying common stock purchase warrants.
(260) Includes 400,000 shares of common stock and 400,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(261) Includes 13,907 shares of common stock.
(262) Includes 12,182,575 shares from the conversion of Series A-1 Preferred Stock.
(263) Includes 1,538,474 shares underlying common stock purchase warrants.
(264) Includes 2,737,263 shares from the conversion of Series A-1 Preferred Stock and 200,000 shares underlying common stock purchase warrants.
(265) Includes 1,368,625 shares from the conversion of Series A-1 Preferred Stock and 100,000 shares underlying common stock purchase warrants.
(266) Includes 69,435 shares of common stock and 977,083 shares from the conversion of Series A-1 Preferred Stock.
(267) Includes 2,109,500 shares  of  common  stock,   342,163  shares  from  the
      conversion of Series A-1 Preferred Stock and 25,000 shares underlying common stock purchase warrants.
(268) Includes 70,492 shares underlying common stock purchase warrants.
(269) Includes 1,875,000 shares of common stock.
(270) Includes 88,000 shares of common stock.
(271) Includes 10,000 shares of common stock.
(272) Includes 10,000 shares of common stock.
(273) Includes 10,000 shares of common stock.
(274) Includes 10,000 shares of common stock.
(275) Includes 37,500 shares common stock from the exercise of stock options, assuming exercise of all stock options.
(276) Includes 23,125,000 shares from the conversion of Series A-1 Preferred Stock.
(277) Includes 101,058 shares of common stock.
(278) Includes 10,850 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Alvin I Siegel(279)                             930,834           597,500                --              --

Bruce Silver(280)                               175               175                    --              --

Peter Silverman(281)                            14,052            14,052                 --              --

Graham Smith(282)                               4,333,334         4,333,334

Paul B Smith(283)                               198,925           198,925                --              --

Tawfiq Abu Soud(284)                            333,333           333,333                --              --

Thomas Bradley Sprague(285)                     367,163           367,163                --              --

Robert and Carol Stoops(286)                    139,068           139,068                --              --

Stubbs, Alderton & Markiles LLP(287)            40,250            40,250                 --              --

Dave W. Sutch(288)                              12,278            12,278                 --              --

John Telfer(289)                                7,850             7,850                  --              --

Ten X Consulting and Business Development,
LLC(290)                                        176,000           176,000                --              --

R. Andrew Thamert(291)                          57,580            57,580                 --              --

Thominvest OY(292)                              3,818,438         3,818,438              --              --

Scott Thorne(293)                               70,000            70,000                 --              --

Robert Tiefenbacher Jr.(294)                    416,667           416,667                --              --

TJM Investment Management(295)                  37,500            37,500                 --              --

Transaction Audit Group(296)                    11,383            11,383                 --              --

Steven J Trinco(297)                            264,000           264,000                --              --

William D. Turner(298)                          291,667           291,667                --              --

Daniel E Twing(299)                             353,701           353,701                --              --

Greg Unis(300)                                  200,000           200,000                --              --

--------
(279) Includes 597,500 shares of common stock.
(280) Includes 175 shares underlying common stock purchase warrants.
(281) Includes 14,052 shares underlying common stock purchase warrants.
(282) Includes 3,250,000 shares from the conversion of Series A Preferred Stock and 1,083,334 shares underlying common stock purchase warrants.
(283) Includes 198,925 shares of common stock.
(284) Includes 250,000 shares from the conversion of Series A Preferred Stock and 83,333 shares underlying common stock purchase warrants.
(285) Includes 342,163 shares from the conversion of Series A-1 Preferred Stock and 25,000 shares underlying common stock purchase warrants.
(286) Includes 139,068 shares of common stock.
(287) Includes 40,250 shares underlying common stock purchase warrants. Scott Alderton, the managing partner of Stubbs, Alderton & Markiles, LLP exercises voting and investment power over these shares.
(288) Includes 12,278 shares of common stock.
(289) Includes 7,850 shares underlying common stock purchase warrants.
(290) Includes 176,000 shares of common stock.
(291) Includes 7,580 shares of common stock and 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(292) Includes 3,558,438 shares from the conversion of Series A-1 Preferred Stock and 260,000 shares underlying common stock purchase warrants.
(293) Includes 70,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(294) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(295) Includes 37,500 shares of common stock.
(296) Includes 11,383 shares of common stock.
(297) Includes 264,000 shares of common stock.
(298) Includes 218,750 shares from the conversion of Series A Preferred Stock and 72,917 shares underlying common stock purchase warrants.
(299) Includes 353,701 shares of common stock.
(300) Includes 200,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Arnold Urson(301)                               833,334           833,334                --              --

Chuck Valadares(302)                            8,277             8,277                  --              --

F Van Kasper(303)                               30,695            30,695                 --              --

Arco van Nieuwland(304)                         24,465,752        24,465,752             --              --

Ondrej Vanha(305)                               12,633            12,633                 --              --

Natan & Miryam Vishlitsky(306)                  2,185,613         2,185,613              --              --

Michael Wagner(307)                             7,850             7,850                  --              --

Ryan Walsh(308)                                 101,058           101,058                --              --

John R Walter(309)                              235,242           235,242                --              --

Joe Warady(310)                                 35,200            35,200                 --              --

Braden Waverley(311)                            2,201,119         2,201,119              --              --

Wehler(312)                                     881,175           881,175                --              --

Martin R Weigand(313)                           416,667           416,667                --              --

Wells Fargo Van Kasper(314)                     200,619           200,619                --              --

Chester P. White & Melissa White(315)           15,347            15,347                 --              --

Hubert Wieser(316)                              587,450           587,450                --              --

Brian Wilhite(317)                              6,139             6,139                  --              --

Blake Williams(318)                             734,313           734,313                --              --

John T Wilson(319)                              416,667           416,667                --              --

Michael Wirth(320)                              187,500           187,500                --              --

Barry Wojcik(321)                               1,666,667         1,666,667              --              --

--------
(301) Includes 625,000 shares from the conversion of Series A Preferred Stock and 208,334 shares underlying common stock purchase warrants.
(302) Includes 8,277 shares of common stock.
(303) Includes 30,695 shares of common stock.
(304) Includes 7,500,000 shares from the conversion of Series A Preferred stock, 13,465,750 shares from the conversion of Series A-1 Preferred Stock and 3,500,002 shares underlying common stock purchase warrants.
(305) Includes 12,633 shares of common stock.
(306) Includes 2,035,613 shares from the conversion of Series A-1 Preferred Stock and 150,000 shares underlying common stock purchase warrants.
(307) Includes 7,850 shares underlying common stock purchase warrants.
(308) Includes 101,058 shares of common stock.
(309) Includes 51,667 shares of common stock, 171,075 shares from the conversion of Series A-1 Preferred Stock and 12,500 shares underlying common stock purchase warrants.
(310) Includes 35,200 shares of common stock.
(311) Includes 2,201,119 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(312) Includes 821,175 shares from the conversion of Series A-1 Preferred Stock and 60,000 shares underlying common stock purchase warrants.
(313) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(314) Includes 200,619 shares of common stock.
(315) Includes 15,347 shares of common stock.
(316) Includes 547,450 shares from the conversion of Series A-1 Preferred Stock and 40,000 shares underlying common stock purchase warrants.
(317) Includes 6,139 shares of common stock.
(318) Includes 684,313 shares from the conversion of Series A-1 Preferred Stock and 50,000 shares underlying common stock purchase warrants.

(319) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(320) Includes 187,500 shares of common stock.
(321) Includes 1,250,000 shares from the conversion of Series A Preferred Stock and 416,667 shares underlying common stock purchase warrants.

                                                                                                   PERCENTAGE OF
                                                SHARES                            SHARES           SHARES
                                                BENEFICIALLY      SHARES TO BE    BENEFICIALLY     BENEFICIALLY
                                                OWNED BEFORE      SOLD IN THE     OWNED AFTER      OWNED AFTER
SELLING STOCKHOLDER                             OFFERING          OFFERING        OFFERING         OFFERING (1)
----------------------------------------------- ----------------- --------------- ---------------- ---------------
Eric Christian Wold(322)                        15,347            15,347                 --              --

Mike Wolff(323)                                 59,405            59,405                 --              --

Ned Woodman (324)                               50,000            50,000                 --              --

Lyle E. Wright(325)                             416,667           416,667                --              --

Robert E. Yaw III(326)                          3,154,375         3,154,375              --              --

Susan & Michael Zabkar(327)                     444,451           444,451                --              --

Susan Zabkar IRA(328)                           444,451           444,451                --              --

Mark Zimmerman(329)                             50,000            50,000                 --              --

Ron Zuckerman(330)                              2,175             2,175                  --              --

Oseas Zuluaga(331)                              7,850             7,850                  --              --
                                                ----------------- --------------- ---------------- ---------------
       TOTAL                                    517,722,031       516,040,188            --              --


PLAN OF DISTRIBUTION.

The Selling Stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.


----------
(322) Includes 15,347 shares of common stock.
(323) Includes 59,405 shares from the conversion of Series A-1 Preferred Stock.
(324) Includes 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(325) Includes 312,500 shares from the conversion of Series A Preferred Stock and 104,167 shares underlying common stock purchase warrants.
(326) Includes  3,154,375  shares from the  conversion  of Series A-1  Preferred
      Stock.
(327) Includes 333,338 shares from the conversion of Series A Preferred Stock and 111,113 shares underlying common stock purchase warrants.
(328) Includes 333,338 shares from the conversion of Series A Preferred Stock and 111,113 shares underlying common stock purchase warrants.
(329) Includes 50,000 shares of common stock from the exercise of stock options, assuming exercise of all stock options.
(330) Includes 2,175 shares underlying common stock purchase warrants.
(331) Includes 7,850 shares underlying common stock purchase warrants.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts; provided, however, the broker-dealers that are included as Selling Stockholders in this prospectus that did not receive the securities included herein for investment banking services are considered underwriters. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders, but excluding brokerage commissions or underwriter discounts.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such person. In the event that the Selling Stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the Selling Stockholders will not be permitted to engage in short sales of Common Stock.

Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the Selling Stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the Selling Stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the Common Stock, we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholders and the broker-dealer.

LEGAL PROCEEDINGS.

SEC INVESTIGATION

Pursuant to Section 20(a) of the Securities Act and Section 21(a) of the Exchange Act, the staff of the SEC (the "Staff"), issued an order (IN THE MATTER OF PATRON SYSTEMS, INC. - ORDER DIRECTING A PRIVATE INVESTIGATION AND DESIGNATING OFFICERS TO TAKE TESTIMONY (C-03739-A, February 12, 2004)) (the "Order") that a private investigation (the "SEC Investigation") be made to determine whether certain our actions and certain of the actions of our officers and directors and others (as described below) violated Section 5(a) and 5(c) of the Securities Act and/or Section 10 and Rule 10b-5 promulgated under the Exchange Act. Generally, the Order provides, among other things, that the Staff is investigating (i) the legality of two (2) separate Registration Statements filed by us on Form S-8, filed on December 20, 2002 and on April 2, 2003, as amended on April 9, 2003 (collectively, the "Registration Statements"), covering the resale of, in the aggregate, 4,375,000 shares of Common Stock issued to certain of our consultants, and (ii) whether in connection with the purchase or sale of shares of Common Stock, certain of our officers, directors and others
(a) sold Common Stock in violation  of Section 5 of the  Securities  Act and/or,
(b) made misrepresentations and/or omissions of material facts and/or employed fraudulent devices in connection with such purchases and/or sales relating to certain of our press releases regarding, among other items, proposed mergers and acquisitions that were never consummated. If the SEC brings an action against us, it could result in, among other items, a civil injunctive order or an administrative cease-and-desist order being entered against us, in addition to the imposition of a significant civil penalty. Moreover, the SEC Investigation and/or a subsequent SEC action could affect adversely our ability to have our Common Stock become listed on a stock exchange and/or quoted on the OTC Bulletin Board or NASDAQ, our ability to sell our securities and/or have our securities registered with the SEC and/or in various states and/or our ability to implement our business plan. To date, our legal counsel representing us in such matters has indicated that the SEC Investigation is ongoing and the Staff has not indicated whether it will or will not recommend that the SEC bring an enforcement action against us, our officers, directors and/or others.

EXISTING LITIGATION AGAINST THE COMPANY

On January 5, 2006, Mark P. Gertz, Trustee in bankruptcy for Arter & Hadden, LLP, filed an Adversary Complaint for Recovery of Assets of the Estate in the United States Bankruptcy Court Northern District of Ohio Eastern Division, against us as successor in merger to Entelagent Software Corp. Mr. Gertz seeks $32,278 plus interest accruing at the statutory rate since July 15, 2003 for services rendered by Arter & Hadden, LLP to Entelagent Software Corp.. We intend to respond to this complaint within the time allotted by statute. We intend to attempt to settle this claim.

On May 4, 2006, we became aware that Lok Technologies, Inc. had filed a complaint on or about March 30, 2006 against us, Entelagent Software Corp. and unnamed defendants in the Superior Court of California, County of Santa Clara alleging breach of contract, breach of duty of good faith and fair dealing and unjust enrichment related to a license agreement and certain promissory notes, and seeking damages, interest, disgorgement of any unjust enrichment, attorneys' fees and cost in an amount to be provided. Prior to receipt of this notice of litigation, we had recorded a liability of $320,000 plus accrued interest of $159,432. We believe that we have defenses to these claims.

There can be no assurance that we will be successful in resolving any of these claims. In the event that we are required to pay damages in connection with any one or more of the claims asserted in these actions, such payment could have a material adverse effect on our business and operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

ROBERT W. CROSS, CHIEF EXECUTIVE OFFICER & DIRECTOR; AGE 68

Robert Cross joined the Company on February 28, 2005 as its Chief Executive Officer. Mr. Cross has more than twenty years CEO-level experience in the development and marketing of information technologies, including secure systems for intelligence agencies and NATO markets. From 1984 through 2004, Mr. Cross was Chief Executive Officer of Cross Technologies, Inc., a business process outsourcing firm specializing in the structuring and commercialization of information technologies. From 1993 through 1998, Mr. Cross was President and CEO of

Nanophase Technologies Corp. (NASDAQ: NANX). From 1984 through 1989, he was Chairman and CEO of Delta Data Systems Corp., a manufacturer of secure computers and peripherals for government intelligence agencies. From 1983 to 1984, Mr. Cross led the financial turnaround of Control Video Corporation, predecessor to America Online (AOL). Prior thereto, Mr. Cross was General Counsel of Electronic Data Systems. Prior thereto, Mr. Cross was a securities counsel with Winthrop Stimson Putnam & Roberts. Mr. Cross received his business and legal education at Washington University in St. Louis. He is a Marine Corps veteran, and is an active member of Business Executives for National Security and the Illinois Technology Development Alliance. Mr. Cross has served as a director since February 28, 2005 with a term expiring at the Company's 2007 Annual Meeting of Stockholders.

BRADEN WAVERLEY, CHIEF OPERATING OFFICER & DIRECTOR; AGE 39

Mr. Waverley joined the Company on February 17, 2006 as its Chief Operating Officer. Mr. Waverely has been an active advisor to start-up companies in technology services, distribution and software, Mr. Waverley was most recently President of Vsource, Inc., a publicly traded business process outsourcing (BPO) services firm from 2002 to 2004. While at Vsource, he was responsible for sales, marketing, solutions development, public and investor relations, and strategic planning. Under his leadership the Company expanded account acquisition, positioning the business for a successful sale to an Asian based investment group. From 1996 to 2001, Mr. Waverley was with Dell Inc., where he was Vice President and General Manager in the company's Canadian operations. With full P&L responsibility for the Consumer and Small Business Divisions, he grew the combined business unit to over $500 million in sales and the top market share position in Canada. Previously, he held marketing and general management posts for Dell's business throughout the Asia-Pacific region, where he grew a new business unit over five-fold, with sales in excess of $250 million. Prior to Dell, Mr. Waverley co-founded Paradigm Research, a successful management consulting firm specializing in business process automation and redesign strategies. Clients came from industries such as computer hardware, software and wireless technology. Earlier, Mr. Waverley held operations and marketing management positions at Motorola, Inc. Mr. Waverley holds a bachelors degree from the University of Wisconsin at Madison, and a masters of business administration from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Waverley has served as a director since July 20, 2006 with a term expiring at the Company's 2008 Annual Meeting of Stockholders.

BRETT NEWBOLD, PRESIDENT & CHIEF TECHNOLOGY OFFICER; AGE 53

Mr. Newbold rejoined the Company on February 28, 2005 as its President and Chief Technology Officer. From October 2002 until June 2003, Mr. Newbold was the Company's Chief Technology Officer and President, Technology Products Group. Mr. Newbold has more than twenty-five years of software development and technology company management experience. From 1989 through 1997, Mr. Newbold was Vice President/Research & Development, New Technologies for Oracle Corporation (NASDAQ: ORCL), where he held senior operating management responsibility for the selection, development and integration of new technologies, reporting directly to Oracle's Chief Executive Officer, Mr. Larry Ellison. Thereafter, Mr. Newbold was President and Chief Operating Officer of Open Text Corporation (NASDAQ:
OTEX), a market leader of collaboration and knowledge management software. Since 1999, Mr. Newbold served as an Executive Consultant to various software development companies. Mr. Newbold received his undergraduate education in physics at the University of Washington.

MARTIN T. "TORK" JOHNSON, CHIEF FINANCIAL OFFICER; AGE 55

Mr. Johnson joined the Company on February 17, 2006 as its Chief Financial Officer. Mr. Johnson has served as an independent consultant providing financial, strategy and operations consulting services since 2002. From 2000 to 2001, he was Vice President - Planning and Business Development for Cabletron Systems, a provider of network hardware, network management software and consulting services. From 1999 to 2000, Mr. Johnson was Senior Vice President, Chief Financial Officer for MessageMedia, Inc., a publicly-held e-mail messaging services and software company. From 1993 to 1999, he worked for Technology Solutions Company, a publicly-held management and information technology professional services firm. Initially, he led the business case consulting practice serving as Vice President, Business Case Consulting and from February 1994 was the firm's Senior Vice President and Chief Financial Officer. From 1990 to 1993, he was Corporate Controller for The Marmon Group, Inc., a $4.5 billion autonomous association of over 70 independent member companies. From 1987 to 1990, he was Vice President-Finance and Chief Financial Officer of COMNET Corporation, a publicly-held computer software and computer services firm and was also Vice President-Finance and Chief Financial Officer for its publicly-held subsidiary, Group 1 Software, Inc. Mr. Johnson holds a bachelor of science in electrical engineering degree from Lehigh University and a masters degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University.

HEIDI B. NEWTON, VICE PRESIDENT, FINANCE AND ADMINISTRATION; AGE 44

Ms. Newton most recently was Vice President of Finance and CFO for IDK/NETdelivery, having joined IDK/NETdelivery in June 2001. Prior to that, she was CFO for both ENSCICON Corporation and American Pharmaceutical Services
(APS). In both roles, Ms. Newton was responsible for reengineering and development of all areas of finance and administration with a focus on customer service. With APS, she was responsible for over 20 acquisitions and joint ventures, assisting in growing the business from $50M to more than $330M in five years. She has participated with a variety of institutional and private investors to market companies and business segments. Ms. Newton is a CPA, holds a BS in Accounting and an MBA from California Polytechnic University.

GEORGE M. MIDDLEMAS, DIRECTOR; AGE 59

Mr. Middlemas is Managing General Partner of Apex Investment Partners. Prior to joining Apex in 1991, Mr. Middlemas was a Senior Vice President and Principal of Inco Venture Capital Management. Prior thereto, he was Vice President and a member of the investment commitment committee of Citicorp Venture Capital. Mr. Middlemas was a founder of both America Online (AOL) and RSA Security (NASDAQ:
RSAS). Mr. Middlemas holds a B.A. in history and political science from Pennsylvania State University; an M.A. in political science from the University of Pittsburgh; and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Middlemas has served as a director since February 28, 2005 with a term expiring at the Company's 2009 Annual Meeting of Stockholders. Mr. Middlemas also serves on the board of directors and the compensation committee of the board of directors of Pure Cycle Corporation.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 21, 2006, by (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at July 11, 2006. As of July 11, 2006, there were 63,933,536 shares of Common Stock outstanding. Except as otherwise indicated, the address of each of the executive officers, directors and more than 5% stockholders named below is c/o Patron Systems, Inc., 5775 Flatiron Parkway, Suite 230, Boulder, CO 80301.


                                   AMOUNT AND NATURE OF
CERTAIN BENEFICIAL OWNERS          BENEFICIAL OWNERSHIP         PERCENT OF CLASS
-------------------------          --------------------         ----------------

DIRECTORS & EXECUTIVE
OFFICERS

Robert W. Cross(1)                            1,066,667                     1.6%
Braden Waverley(2)                              697,021                     1.1%
Brett Newbold(3)                              4,075,000                     6.4%
Martin T. Johnson(4)                            248,936                        *
Heidi B. Newton(5)                              252,114                        *
George M. Middlemas                              22,751                        *
ALL DIRECTORS AND EXECUTIVE
   OFFICERS AS A GROUP(6)                     6,362,489                     9.7%

5% STOCKHOLDERS
Apex Investment Fund V, L.P.(7)              11,547,838                    15.3%
   225 W. Washington St.,
   Suite 1500
   Chicago, Illinois 60606

*   Less than 1%
(1) Consists of 1,000,000 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding stock options.

(2) Consists of 697,021 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding stock options.

(3) Consists of 1,475,000 shares of Common Stock that are directly owned by Mr. Newbold, and 2,600,000 shares of Common Stock owned by Newbold, Inc., a corporation of which Mr. Newbold is the sole stockholder.

(4) Consists of 248,936 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding stock options.

(5) Consists of 50,000 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding stock options.

(6) Consists of 1,995,957 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding stock options.

(7) Consists of 11,547,838 shares of Common Stock that may be acquired from the Company within 60 days of July 21, 2006 upon the exercise of outstanding warrants.

The following table sets forth certain information regarding beneficial ownership of our Series A-1 Preferred Stock as of July 21, 2006, by (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of Series A-1 Preferred Stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group, as applicable. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Series A-1 Preferred Stock actually outstanding at July 21, 2006. As of July 21, 2006, there were 36,990,946 shares of Series A-1 Preferred Stock outstanding.

                                      AMOUNT AND NATURE OF       PERCENT OF
CERTAIN BENEFICIAL OWNERS             BENEFICIAL OWNERSHIP         CLASS
-------------------------             --------------------       ----------
5% HOLDERS
Apex Investment Fund V, L.P.               10,607,316                28.7%
   225 W. Washington St.,
   Suite 1500
   Chicago, Illinois 60606
Per Gustafsson                              2,777,305                 7.5%
   Sodergatan 20A
   Vaxjo, Sweden 35235
Sherleigh Associates Inc.                   2,312,500                 6.3%
Profit Sharing Plan
   c/o Jack Silver
   920 5th Avenue, Apt. 3B
   New York, NY 10021

Patrick J. Allin                            1,875,000                 5.1%
   311 Belle Foret Drive
   Lake Bluff, IL 60044


The following table sets forth certain information regarding beneficial ownership of our Series A Preferred Stock as of July 21, 2006, by (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of Series A Preferred Stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group, as applicable. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Series A Preferred Stock actually outstanding at July 21, 2006. As of July 21, 2006, there were 964 shares of Series A Preferred Stock outstanding.

                                      AMOUNT AND NATURE OF       PERCENT OF
CERTAIN BENEFICIAL OWNERS             BENEFICIAL OWNERSHIP         CLASS
-------------------------             --------------------       ----------
5% HOLDERS
Apex Investment Fund V, L.P.                  250                  25.9%
   225 W. Washington St.,
   Suite 1500
   Chicago, Illinois 60606
Acro Van Nieuwland                            120                  12.4%
   Bunde 8
   2970 Schilde
   Belgium
Peter Nordin APS                               93.3334              9.7%
   Bakkevei 2A
   DK 3070
   Snekkersten, Denmark
Graham Smith                                   52                   5.4%
   Vicolo Sport 15
   20029 Turbigo
   Milan, Italy


CHANGES IN CONTROL

On January 12, 2006, we issued a Stock Subscription Agreement & Mutual Release to each of our creditors and claimants pursuant to which we would sell to such creditors and/or claimants shares of our Series A-1 Preferred Stock in exchange for a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature that such creditors and/or claimants may have with us. Creditors and/or claimants that have accepted our offer, have been issued an aggregate of approximately 36,990,946 shares of Series A-1 Preferred Stock. The shares of Series A-1 Preferred Stock will automatically convert into 369,909,461 shares of Common Stock at such time that we amend our certificate of incorporation, as amended, to provide for the conversion of all shares of Series A-1 Preferred Stock. Based on 63,933,536 shares Common Stock outstanding as of July 21, 2006, if the automatic conversion of the Series A-1 Preferred Stock were to occur on such date, the creditors and/or claimants would own approximately 85.37% of the issued and outstanding shares of Common Stock. As of July 21, 2006, 36,990,946 shares of Series A-1 Preferred Stock were outstanding, convertible into 369,909,461 shares of Common Stock.

On March 27, 2006, pursuant to the consummation of the Series A Preferred financing for aggregate proceeds of $4,820,501, we issued to the purchasers of Series A Preferred Stock an aggregate of 964 shares of Series A Preferred Stock and warrants to purchase an aggregate of 20,085,446 shares of Common Stock. The 964 shares of Series A Preferred Stock are, subject to certain conditions, convertible at the option of the holders thereof, into 60,256,264 shares of Common Stock. Based on 63,933,536 shares of Common Stock outstanding as of July 21, 2006, if all holders of Series A Preferred Stock elected to convert all of their shares of Series A Preferred Stock and to exercise all of their warrants issued in connection with the Series A Preferred financing on such date, such holders of Series A Preferred Stock and warrants would own approximately 55.8% of the issued and outstanding shares of Common Stock.

DESCRIPTION OF SECURITIES.

COMMON STOCK

We are authorized to issue up to 150,000,000 shares of Common Stock,. As of July 21, 2006, there were 63,933,536 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of Common Stock are entitled, subject to the rights of holders of our preferred stock, to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preferences. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

An aggregate of approximately 486,165,523 shares of Common Stock have been reserved for issuance as of July 21, 2006 pursuant to outstanding options, warrants, an accommodation agreement and preferred stock. Accordingly, no shares of Common Stock remain available for corporate purposes. On July 20, 2006 our stockholders approved a reverse stock split pursuant to which every 30 outstanding shares will become one outstanding share. In addition, on July 20, 2006, our stockholders approved the adoption of the Patron Systems, Inc. 2006 Stock Incentive Plan which provides for the issuance of an additional 5,600,000 shares of Common Stock, on a post-reverse split basis.

SERIES A PREFERRED STOCK

We are authorized to issue up to 75,000,000 shares of preferred stock, par value $0.01 per share. We have designated 2,160 shares of Series A Preferred Stock. The Series A Preferred Stock has a stated value of $5,000 per share, has no maturity date, carries a dividend of 10% per annum, with such dividend accruing on a cumulative basis and is payable only (i) at such time as declared payable by our board of directors or (ii) in the event of liquidation, as part of the liquidation preference amount ("Liquidation Preference Amount"). The Liquidation Preference Amount is equal to 125% of the sum of: (i) the stated value of any then unconverted shares of Series A Preferred Stock and (ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.

The Series A Preferred Stock is convertible, at the option of the holder, into shares of Common Stock ("Conversion Shares") at an initial conversion price ("Initial Conversion Price) which shall be $0.08 per share based on the stated value of the Series A Preferred Stock, subject to adjustment for stock splits, dividends, recapitalizations, reclassifications, payments made to Common Stock holders and other similar events and for issuances of additional securities at prices more favorable than the conversion price at the date of such issuance.

The Series A Preferred Stock is mandatorily convertible at the then applicable conversion price ("Conversion Price") into shares of Common Stock at the then applicable Conversion Price on the date that: (i) there shall be an effective registration statement covering the resale of the Conversion Shares, (ii) the average closing price of Common Stock, for a period of 20 consecutive trading days is at least 250% of the then applicable Conversion Price, and (iii) the average daily trading volume of Common Stock for the same period is at least 250,000 shares.

SERIES A-1 PREFERRED STOCK

We have designated 50,000,000 shares of preferred stock as Series A-1 Preferred Stock. The Series A-1 Preferred Stock has a stated value of $0.80 per share, has no maturity date, carries a non-cumulative dividend of 5% per annum, with such dividend payable only (i) at such time as declared payable by our board of directors or (ii) in the event of liquidation, as part of the liquidation preference amount ("Series A-1 Liquidation Preference Amount").

The Series A-1 Liquidation Preference Amount is equal to the sum of: (i) the stated value of any then unconverted shares of Series A-1 Preferred Stock and
(ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.

The Series A-1 Preferred Stock is not convertible at the option of the holder. Each share of Series A-1 Preferred Stock automatically converts into Common Stock, at a conversion price of $0.08 per share based on the stated value of the Series A-1 Preferred Stock, upon the effectiveness of an amendment to our certificate of incorporation which provides for a sufficient number of authorized shares to permit the exercise or conversion of all issued and outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and all options, warrants and other rights to acquire shares of Common Stock.

COMMON STOCK PURCHASE WARRANTS AND STOCK OPTIONS

We currently have 40,176,183 common stock purchase warrants and 15,547,233 stock options outstanding. The common stock purchase warrants are each exercisable into one share of Common Stock at the holder's option at an exercise price ranging between $0.10 and $1.70 per warrant.

The stock options are each exercisable into one share of Common Stock at the holder's options at an exercise price ranging from $0.01 to $4.00 per option.

POTENTIAL ANTI-TAKEOVER EFFECTS

Certain provisions of our certificate of incorporation, bylaws and Delaware law may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Our certificate of incorporation, as amended, allows our board of directors to issue an additional 34,484,220 shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further stockholder approval. In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The preferred stock authorized in our certificate of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors. These provisions could limit the price that future investors might be willing to pay in the future for our Common Stock. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our stockholders. Accordingly, as amended, such provisions of our certificate of incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

Following the Amendment, we will have available approximately 136 million (accounting for automatic conversion of the Series A-1 Preferred Stock) authorized but unissued shares of our Common Stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including a future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our board of directors to issue shares of stock to persons friendly to existing management. As a result, our issuance of these shares could have an anti-takeover effect.

In addition, our board of directors is grouped into three classes, as nearly equal in number as possible. Directors hold office for staggered terms of three years and one of the three classes is elected each year to succeed the directors whose terms are expiring. The staggered nature of election of members to our board of directors may make it difficult to effect a change of incumbent management and control. As our board of directors currently consists of three
(3) members, it would take two annual meetings to replace a majority of our board of directors. This feature may also serve to entrench management and make its removal or replacement more difficult.

Finally, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with some exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of the person, who is an "interested stockholder" for a period of three years from the date that the person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by some employee stock ownership plans; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

TRANSFER AGENT

Our transfer agent is American Stock Transfer and Trust Company. Their address is 459 Maiden Lane, New York, New York 10038 and their telephone number is (212) 936-5100.

LEGAL MATTERS

Stubbs Alderton & Markiles, LLP, Sherman Oaks, California will issue an opinion with respect to the validity of the shares of Common Stock being offered hereby.

EXPERTS

Marcum & Kliegman LLP, Independent Registered Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, Patron Systems, Inc. and subsidiaries consolidated financial statements at December 31, 2005, and the related consolidated statements of operations, changes in stockholders' deficiency, and cash flows for each of the two years in the period then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accountant's opinion based on their expertise in accounting and auditing.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES.

The Delaware General Corporation Law and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such


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


actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


DESCRIPTION OF BUSINESS

CORPORATE BACKGROUND

Patron Systems, Inc., a Delaware corporation ("Systems") was formed in April 2002 to provide comprehensive, end-to-end information security solutions to global corporations and government institutions. Systems' business plan was to acquire and operate high profit potential companies with technologies in information and homeland security applications for businesses and government institutions.

On October 11, 2002, Combined Professional Services, Inc. ("CPS"), Systems and the stockholders of Systems consummated a share exchange ("Share Exchange") pursuant to an Amended and Restated Share Exchange Agreement, whereby CPS issued to each Systems stockholder, on a one-for-one basis and in exchange for all of the outstanding shares of Systems' capital stock, an aggregate of 25,400,000 shares of its common stock. Upon the closing of the Share Exchange, the Systems stockholders held approximately 85% of the outstanding capital stock of CPS, and Systems became a wholly owned subsidiary of CPS. The former stockholders of Systems became the majority owners of CPS following the completion of the Shares Exchange. Accordingly, Systems was deemed to be the acquirer of CPS for accounting purposes and the transaction was accounted for as a reverse merger and recapitalization of Systems.

On November 22, 2002, CPS announced that it changed its name to Patron Holdings, Inc. ("Holdings"), effective as of November 21, 2002, and that it would trade on the OTC Bulletin Board under the symbol "PAHG."

On March 27, 2003, Holdings merged with and into Systems for the purpose of changing its state of incorporation from Nevada to Delaware ("Redomestication Merger"). Systems was the surviving corporation of the Redomestication Merger, and its Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Board of Directors became the governing documents and governing body, respectively, of the surviving corporation. The surviving corporation is referred to herein as "we," "us," the "Company" or "Patron." In connection with the Redomestication Merger, Patron filed with the SEC a successor entity report on Form 8K-12g-3, whereby Patron succeeded to the reporting obligations of Holdings under the Exchange Act.

Subsequent to the Redomestication Merger and prior to the acquisitions we consummated on February 25, 2005 and March 30, 2005 (described below), we had minimal business operations. As of September 25, 2003, all of our employees except for our Chief Executive Officer had resigned. Upon the resignation of our Chief Executive Officer on January 21, 2004, we had no employees and only one Director, the non-executive Chairman of the Board.

In April of 2004, we failed to meet the reporting requirements under the Exchange Act. As a result, we were de-listed from NASDAQ's Over-the-Counter Bulletin Board quotation system. During 2005, we completed the filing of


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a Form 10-KSB  covering the period from April 30, 2002  (inception)  to December
31, 2004, completed the filing of Forms 10-QSB for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005 and filed a Form 8-K covering each of the acquisitions completed on February 25, 2005 and March 30, 2005. We are current with all SEC filings as of December 31, 2005. Since November 14, 2005 our listing has been reinstated on NASDAQ's Over-the-Counter Bulletin Board quotation system.

On February 25, 2005, we consummated the acquisitions of Complete Security Solutions, Inc. and LucidLine, Inc. pursuant to the filings of Agreements and Plans of Merger with the Secretaries of State of the States of Delaware and Illinois, respectively. On February 28, 2005, we consummated a private placement with accredited investors in the amount of $3.5 million. On March 30, 2005, we consummated the acquisition of Entelagent Software Corp. pursuant to the filing of an Agreement and Plan of Merger with the Secretary of State of the State of California. We discuss these transactions in further detail in this report.

Our acquisitions have allowed us to offer a set of software applications designed to solve a set of enterprise-level customer problems associated with electronic message management, whether in the form of e-mail, eforms or instant messaging. Our software and services solutions are designed to help our customers create, manage and apply complex rule sets that support business policies, enhance work flow processes, enforce regulatory compliance, and reduce the time, cost and overhead of message management. Our suite of products addresses e-mail policy management, e-mail retention policies, archiving and electronic discovery ("eDiscovery"), proactive e-mail supervision, and the protection of messages and their attachments in motion and at rest. Our eforms solution enables customers to quickly and easily create forms, capture, share, and manage data in an industry standard format.

PATRON'S BUSINESS PLAN

PATRON'S STRATEGY

Patron's strategic mission is to solve a set of enterprise-level customer problems associated with electronic message management, whether in the form of e-mail, eforms or instant messaging. Our software and services solutions are designed to help our customers create, manage and apply complex rule sets that support business policies, enhance work flow processes, enforce regulatory compliance, and reduce the time, cost and overhead of message management. Our suite of products addresses mailbox management, e-mail policy management, e-mail retention policies, archiving and eDiscovery, proactive e-mail supervision, and the protection of messages and their attachments in motion and at rest. Our eforms solution enables customers to quickly and easily create forms, capture, share, and manage data in an industry standard format.

We serve customers in highly regulated industries such as financial services, legal, public safety and law enforcement, healthcare and pharmaceuticals. The market demand for our offerings grows with each new breach of data security, each new regulation enacted to protect information, and each civil or criminal legal proceeding whose outcome hinges on the production of electronic communications. Policy management of information security and regulatory compliance has been called "Y2K without an end" and Patron Systems is committed to serving this market for the duration.

PATRON'S MARKETPLACE

E-mail is becoming the standard form of internal company and business-to-business communications. AIIM International and Kahn Consulting released a 2003 report revealing the ubiquitous nature of e-mail usage for critical business communications. E-mail is being used to transmit and collaborate on the most sensitive corporate and customer identifying information. In 2003, ASIS International released a report discussing the impact of proprietary information loss or theft from within or outside the network. The participating Fortune 1000 companies recorded the cost of intellectual property losses between $53 and $59 billion in 2001. Although it is believed that the greatest perceived threat is from outside the enterprise, as the Federal Bureau of Investigation has noted, the simple fact is that approximately 70% of IT damage and theft comes from inside an organization. Forty percent of reported incidents of known or suspected losses involved the most business critical and regulated information: customer data, strategic plans, financial data, and R & D.


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


Legislation such as the Sarbanes-Oxley Act, the Health Insurance Portability and Accountability Act (HIPAA), Gramm-Leach-Bliley, the USA PATRIOT Act, the California Security Breach Law, and the Securities and Exchange Commission rule 17a-4 is creating a regulatory imperative to force corporations and government enterprises to adopt critical compliance measures in order to not run afoul of the new regulatory requirements for information integrity and security. Current legislation poses serious challenges to information security strategy and experience tells us that future legislative actions will not reduce the regulatory burden on corporate information security strategy, but rather will be increasing that regulatory burden.

A March 2005 IDC research report noted that the global market for compliance information management will grow at 22% a year through 2009.

The review of e-mail for compliance with corporate policies and the archival of messages necessary to comply with the various regulations noted above is a rapidly growing marketplace. An April 2005 Gartner study of the e-mail active archiving marketplace noted that the market for e-mail archiving and message management solutions is growing at 58% a year through 2009 with a market size of $883 million in 2009.

Critical to the successful implementation of an e-mail archival system is the ability to utilize the system's query and reporting tools to enable eDiscovery. Corporations are utilizing archival and eDiscovery software applications to reduce their litigation support costs. Law firms and litigation consultants are utilizing archival and eDiscovery software to participate in the rapidly growing market of electronic discovery of documents, e-mail, etc. in support of lawsuits of all types. A study by EDDix LLC has indicated that the market for eDiscovery is growing at 35% a year and is currently a $2 billion marketplace.

OUR BUSINESS MODEL

Our business strategy is to develop products and technologies that will enable us to close gaps in the management of an organization's messaging environment. We believe that the products we intend to develop, when used in conjunction with products that already exist in the marketplace, will enable us to enhance the design and operating effectiveness of existing messaging systems and enable compliance with governance guidelines and standards, administrative policies and codes of conduct and provide expedited support in litigation situations. We believe that our value proposition is in our ability to design a comprehensive messaging protection, supervision, archival and , discovery solution that integrates our products with existing products.

As described above, we acquired in early 2005 certain businesses that have developed software products and also provide various business and professional services specifically designed and adapted to meet these goals. Such products and services consist of unique electronic messaging surveillance, electronic forms delivery and management and data backup, retrieval and restoration technologies as well as the associated assessment, implementation, training and operation tools, methodologies and materials. These products and services are used in a variety of financial, healthcare, commercial and government entities. A brief description of these acquired businesses and their areas of specialization are as follows:

         ENTELAGENT SOFTWARE CORP.: Entelagent Software Corp. ("Entelagent"), through the PolicyBridge(TM) message management product suite, provides flexible and scalable real-time content-aware e-mail monitoring and post-event review of e-mail messages and their attachments as well as infrastructure for knowledge management of archived e-mail messages and attachments in all media. Entelagent's e-mail content monitoring technology addresses the need for comprehensive internal security measures to safeguard company intellectual capital. Entelagent's content management solutions work in compliance with regulatory and legislative drivers including SEC and HIPAA mandates.

         LUCIDLINE, INC.: LucidLine, Inc. ("LucidLine") was a provider of bundled and branded high speed Internet access and synchronized remote data back-up, retrieval, and restoration services. With the change in operating focus away from Homeland Security and services associated with that effort, the Company completed the sale of the LucidLine business on April 18, 2006.


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


         COMPLETE SECURITY SOLUTIONS, INC.: Prior to being acquired by us, Complete Security Solutions, Inc. ("CSSI") consummated a merger with IDK Enterprises, Inc. d.b.a. NETdelivery ("IDK/NETdelivery") pursuant to which CSSI acquired all of the outstanding common stock of IDK/NETdelivery. We believe IDK/NETdelivery was one of the first United States based companies to create software that supported real-time secure collection, delivery and sharing of field-based report information for public safety agencies. Based on the latest e-forms (electronic forms) technology, we believe IDK/NETdelivery's FormStream(TM) messaging solutions give law enforcement and other justice agencies secure, real-time access to field reporting data for use inside a department or in a multi-jurisdictional information sharing system. We believe IDK/NETdelivery addresses the urgency of Homeland Security initiatives by enforcing data transfer standards such as Global Justice XML. We believe that this technology provides a platform to facilitate real time data collection and information sharing between disparate agencies in a timely and accurate fashion.

The Company expects to generate its revenue from sales of software product licenses and services associated with the PolicyBridge and FormStream software products. PolicyBridge and FormStream software product licenses (described below) will be licensed on a perpetual right to use or a finite term basis. Pricing will typically be based on the number of users.

POLICYBRIDGE

PolicyBridge is an enterprise class "e-mail policy manager" which empowers enterprises to:

         o        Ensure compliance with external government regulations

         o        Enforce internal administrative policies

         o        Enable corporate governance

         o        Expedite litigation support

         o Eliminate reputation damage caused by the loss of nonpublic customer or patient information

         o        Guard corporate trade secrets

The core of PolicyBridge is our "Policy Library" with its collection of customizable policy templates to manage all aspects of e-mail archiving, discovery, supervision, and protection. Currently in release 6.0, PolicyBridge is packed with customer-driven features which have been incorporated as a result of installations in a variety of industries.

PolicyBridge's basic capability provides message archive and discovery for regulatory compliance and litigation assistance. Its powerful and feature rich integrated archive query process drastically reduces the time and cost of message retrieval for audit or legal discovery.

At a higher level PolicyBridge empowers managers to choose from a library of e-mail policies that address a broad range of executive level concerns ranging from protection of customer or patient private information and corporate intellectual property, to employee conduct, to improper use of corporate computer and network assets. PolicyBridge not only protects from risk of loss and litigation but enables new, secure communication channels with customers and partners.

Flexibility and speed of policy application are hallmarks of PolicyBridge. Our policy library comes complete with purpose built policies which are constructed using various attributes such as:

         o Word, phrase, or pattern matching within the subject, body or attachment

         o Sender-receiver combinations such as user names, user group, and domains

         o        Attachment type or size

PolicyBridge provides a range of "policy actions" that can be applied to e-mail and attachments, including:

         o BLOCK from leaving the enterprise, i.e. protection from loss of intellectual property, company confidential information, and trade secrets

         o RETURN to the sender with pre-scripted message, i.e. a warning or explanatory message allowing for the on-going security and compliance training which is required by each of the regulations that affect corporations


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


         o        QUARANTINE for administrative review

         o ROUTE to administrator, supervisor or appropriate subject matter expert; and

         o SELECTIVELY WRAP in an electronic envelope that protects the contents with encryption and rights management rules that persist even after the recipient has accessed the e-mail. Wrapping is perfect to protect intellectual property or regulated content embedded in documents such as credit applications, customer lists, registration documents, and spreadsheets whether they are stored locally during creation, in transit, or archived on a network server.

PolicyBridge provides a message archive and discovery agent for secure e-mail storage and retrieval. It supports a wide range of storage device types and is hierarchical storage manager independent. PolicyBridge provides a powerful and feature rich integrated archive query process that drastically reduces the time and cost of e-mail retrieval for audit or legal discovery.

FORMSTREAM

FormStream provides a complete solution for the collection, distribution, management, and analysis of form-based public safety, government and corporate information. Based on the latest eforms technology, XML and Global Justice XML, a powerful routing capability, and an open-standards approach, our field reporting and analysis tools allow an organization to easily create forms that replicate their present ones, routes these forms to the appropriate people and allow secure analysis of that information. FormStream gives law enforcement, EMS, fire and other organizations real-time access to field reporting data for use inside a department or in a multi-jurisdictional information sharing system.

FormStream provides a complete electronic forms solution that enables easy filing of incident reports from vehicles using computers with wireless network connectivity or in situations where network connections are not available. It also offers a comprehensive secure e-mail solution to eliminate sensitive case information leakage. It provides a secure "electronic case file" solution and a high-availability and redundant solution for the storage and back up of public safety data.

FormStream provides secure electronic form creation, movement, and management. FormStream makes fillable electronic forms creation easy. Once created, forms can be published to internal or external users. If forms are pre-populated with FormStream registration information or external databases, organizations can automatically capture form data and extract it into existing databases and legacy systems. FormStream provides powerful functionality to further streamline processes, such as attaching payments and routing forms.

FormStream integrates with a wide range of computer-aided dispatch and records management systems that have been utilized in a number of large city and metropolitan area law enforcement applications.

COMPETITION

We believe the products offered by our recently acquired subsidiaries will enable us to provide a unique suite of software applications that will be attractive to corporations and governmental enterprises increasingly confronted with the need to establish functional business practices in compliance with regulatory standards.

The number of competitors for our FormStream and PolicyBridge products has risen in the past few years and we expect the intensity of competition in the market segments we intend to serve to continue to increase in the future as existing competitors enhance and expand their product offerings and as new participants enter these market segments. Many of our potential competitors have longer operating histories, greater name recognition, large customer bases and significantly greater financial, technical, sales, marketing and other resources. In addition, some of our potential competitors currently combine their products with other companies' e-mail messaging, networking and security products. These potential competitors also often combine their sales and marketing efforts. Such activities may result in reduced prices, lower gross and operating margins and longer sales cycles for the products we and our recently acquired subsidiaries currently offer and intend to offer. If any of our larger potential competitors were to commit greater technical, sales, marketing and other resources to the markets we intend to serve, or reduce prices for their products over a sustained period of time, our ability to successfully sell the products we intend to offer or increase revenue could be adversely affected.


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


PATRON'S SUBSIDIARIES

We believe the products offered by our recently acquired subsidiaries will enable us to provide a unique suite of software applications that will be attractive to corporations and governmental enterprises increasingly confronted with the need to establish functional business practices in compliance with regulatory standards.

ENTELAGENT - We believe e-mail is the primary corporate communication vehicle through which the vast majority of sensitive data is shared. Entelagent provides flexible and scalable real-time content-aware monitoring and pre- and post-event review of e-mail messages and their attachments as well as infrastructure for knowledge management of archived e-mail messages and attachments in all media.

Entelagent's PolicyBridge e-mail content monitoring technology addresses the need for comprehensive internal security measures to safeguard company intellectual capital. Entelagent's PolicyBridge e-mail management solution works in full compliance with regulatory and legislative drivers including SEC and HIPAA mandates. Entelagent's enterprise-wide e-mail management solution empowers organizations to reduce or eliminate costly risks, efficiently manage incidents, and increase employee productivity. We believe the solution also provides Human Resource departments the tools needed to reduce and eliminate potentially significant and costly risks related to e-mail abuse through racist, sexist or otherwise inappropriate e-mail.

Entelagent's clientele consist of banking and financial service organizations including Goldman Sachs, JPMorgan Chase / BrownCo and Edward Jones, among others.

We completed the acquisition of Entelagent on March 30, 2005.

LUCIDLINE - LucidLine was a provider of bundled and branded high speed Internet access and synchronized remote data back-up, retrieval, and restoration services. With the change in operating focus away from Homeland Security and services associated with that effort, the Company completed the sale of the LucidLine business on April 18, 2006.

CSSI - Prior to being acquired by us, Complete Security Solutions, Inc. ("CSSI") consummated a merger with IDK/NETdelivery, a provider of information technology products and services that help law enforcement agencies and the justice community operate more efficiently. We believe IDK/NETdelivery was one of the first companies in the United States to create software that supported real-time secure collection, delivery and sharing of field-based report information for public safety agencies.

Based on the latest electronic forms technology, IDK/NETdelivery's proven FormStream solutions give law enforcement and other justice agencies real-time access to field reporting data for use inside a department or in a multi-jurisdictional information sharing system.

IDK/NETdelivery addresses the urgency of Homeland Security initiatives by enforcing data transfer standards such as Justice XML, to facilitate real time data collection and information sharing between disparate agencies in a timely and accurate fashion. In an effort to promote the U.S. Department of Justice's efforts to support and drive information sharing between criminal justice and public safety entities, IDK/NETdelivery is working with the Syracuse Police department and the National Law Enforcement and Corrections Technology Center (NLECTC) to develop one of the first functional process automation solutions based on the Global Justice XML standard.

Current clients include the City of Syracuse, NY; the Colorado Bureau of Investigation; Douglas County Sheriffs Dept. (Colorado); the Colorado AMBER Alert System; and the University of Colorado Police Dept., among others.

We completed the acquisition of CSSI on February 25, 2005.


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


PATRON'S TARGET ALLIANCE PARTNERSHIPS

In conjunction with the Company's efforts to grow the business and access new markets, management will pursue alliances with companies possessing complimentary technologies and strong relationships in target vertical markets. In all cases, one of the key objectives of these relationships is to reduce customer acquisition costs. Examples of potential relationships include the following:

SYSTEM INTEGRATION COMPANIES: Patron's technologies (both FormStream and PolicyBridge) can be integrated into broader solutions for public safety, commercial and compliance markets. Organizations that integrate multiple technologies may possess unique market access and domain knowledge about these markets, increasing Patron's opportunities where such alliances are formed.

TECHNOLOGY HARDWARE COMPANIES: Patron's Active Message Management solutions drive the need and use of certain hardware technologies, particularly data storage solutions. It is management's belief that joint-marketing alliances into vertical segments requiring e-mail management solutions (and large demands for storage capacity) could open up new opportunities for Patron.

INDEPENDENT SOFTWARE VENDORS: There are a number of software companies providing solutions that compliment both the FormStream and PolicyBridge message management solutions. Provided the technologies are more complimentary than competing, there is an opportunity to partner with third party software companies to provide a more complete solution to potential customers. Such alliances with other software vendors could take the form of an OEM relationship, a joint-marketing initiative, or a hosted delivery model.

CONSULTING COMPANIES: There are many consulting organizations specializing in practice areas important to Patron's solutions. These include compliance, eDiscovery, litigation, human resources, regulation of broker/dealers, and public safety/first-responder practice areas. Organizations delivering consulting services in these areas market themselves as subject matter experts, recommending both services and technology solutions that reduce the risk and improve the productivity of their clients. Management believes that PolicyBridge and FormStream can be presented as differentiated solutions where partners in the consulting business deem appropriate. The result could be an effective selling model, where Patron solutions are introduced by relevant, subject matter experts.

SALES, MARKETING AND TECHNICAL SUPPORT

We market and sell our products and services through our direct sales force and other resellers. Our sales force and our sales engineers and technical support personnel provide ongoing interaction with current and future customers which allows us to provide a high level of service and support and to strengthen customer relationships. We utilize a variety of marketing strategies and programs to support the Company's product and service offerings. These include the enhancement of the Company's web-site, the development of whitepaper reports on client success stories and critical issues related to the market focus for our products, web-based seminars and webcasts, participation in major trade shows and conferences, e-mail-based marketing campaigns, telemarketing programs and industry and technology analyst briefings.

RESEARCH AND DEVELOPMENT

The Company's research and development efforts are focused on the maintenance, enhancement and extension of our current FormStream and PolicyBridge products. Due to our limited capital resources, we have not had the resources to address more extensive research and development initiatives. We will continue to review marketplace opportunities to acquire carefully selected companies that have developed (or are developing) potentially high profit products in the area of messaging management.

CUSTOMERS

During the year ended December 31, 2005, the Company's top five customers accounted for 14%, 8%, 8%, 7% and 6% of consolidated net revenues.

EMPLOYEES

As of December 31, 2005, we employed a total of 28 full-time, principally salaried, employees. Our employees are not covered by a collective bargaining agreement. We believe we have a satisfactory relationship with our employees.

GEOGRAPHIC AREAS

We operate our business and sell our products and services to businesses in the United States. Some of our U.S. based clients operate our software in locations outside of the United States.


MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS ON FORM SB-2 AND IN THE COMPANY'S FILING ON FORM 10-KSB. THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SUBSTANTIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF SEVERAL FACTORS, INCLUDING THE RISK FACTORS DISCUSSED BELOW.

OVERVIEW

From our inception through December 31, 2004, we were principally engaged in developing our business plan, raising capital, identifying merger and acquisition candidates and negotiating merger and acquisition transactions that we closed during the first quarter of 2005. On February 25, 2005, we consummated the acquisitions of Complete Security Solutions, Inc. ("CSSI") and LucidLine, Inc. ("LucidLine") pursuant to the filings of Agreements and Plans of Merger with the Secretaries of State of the States of Delaware and Illinois, respectively. On February 28, 2005, we consummated a private placement with accredited investors in the amount of $3.5 million. On March 30, 2005, we consummated the acquisition of Entelagent Software Corp. ("Entelagent") pursuant to the filing of an Agreement and Plan of Merger with the Secretary of State of the State of California. From March 31, 2005 to December 31, 2005, we borrowed $4,934,000 from a stockholder, Apex Investment Fund V, LP. During the year ended December 31, 2005 we raised approximately $6,343,000 in additional gross funds. Net proceeds from all of these transactions amounted to approximately $10,649,000, which were used principally to fund operations and repay certain liabilities. During the three months ended December 31, 2005, we raised approximately $1,634,000 in additional gross funds in seven capital financing transactions. We discuss these transactions in further detail in this report.

Our acquisitions have allowed us to develop a platform for trusted security services and next generation integrated security products, which we intend to deliver to global corporations and government institutions. We intend to work with organizations to ensure that global enterprises implement information security policies, procedures and products that result in "trusted" information environments.

We currently offer software solutions that fit into overall corporate compliance and data protection initiatives by automatically finding, archiving and applying persistent protection to sensitive data - beyond authentication - whenever, wherever and however sensitive data is shared, accessed and stored. Additionally we offer software solutions that support real-time secure collection, delivery and sharing of field-based report information. This software allows law enforcement and public-safety agencies to have real-time access to field reporting data for use inside a department or in a multi-jurisdictional information sharing system.

We also offer a range of services to corporate and government entities utilizing fiber optics and data replication technologies to provide secure robust off-site data backup, recovery, restoration, and retrieval services coupled with high-speed data communication turnkey solutions. Our secure and scalable high-speed data communication solutions facilitate seamless instantaneous backup of mission critical business data and enable immediate access to data and real-time restoration of critical business functionality in the event of a crisis or disaster.

CRITICAL ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Entelagent Software Corporation, Complete Security Solutions, Inc., LucidLine, Inc. and PILEC Disbursement Company. All significant inter-company transactions have been eliminated.

DEVELOPMENT STAGE OPERATIONS

We were a development stage enterprise through December 31, 2004 as our activities principally consisted of raising capital and screening potential acquisition candidates in the information and homeland security segments. As described in Note 4, we consummated acquisitions of three businesses that have developed technologies, customer bases and are generating revenue. Accordingly, we are no longer considered to be a development stage enterprise effective for the year ended December 31, 2005.

CASH

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash.

REVENUE RECOGNITION

The Company derives revenues from the following sources: (1) sales of computer software, which includes new software licenses and software updates and product support revenues and (2) services, which include internet access, back-up, retrieval and restoration services and professional consulting services.

The Company applies the revenue recognition principles set forth under AICPA Statement of Position ("SOP") 97-2 "Software Revenue Recognition" and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition" with respect to all of its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the vendor's fee is fixed or determinable, and (iv) collectability is probable.

The Company generates revenues through sales of software licenses and annual support subscription agreements, which include access to technical support and software updates (if and when available). Software license revenues are generated from licensing the rights to use products directly to end-users and through third party service providers.

Revenues from software license agreements are generally recognized upon delivery of software to the customer. All of the Company's software sales are supported by a written contract or other evidence of sale transaction such as a customer purchase order. These forms of evidence clearly indicate the selling price to the customer, shipping terms, payment terms (generally 30 days) and refund policy, if any. The selling prices of these products are fixed at the time the sale is consummated.

Revenue from post contract customer support arrangements or undelivered elements are deferred and recognized at the time of delivery or over the period in which the services are performed based on vendor specific objective evidence of fair value for such undelivered elements. Vendor specific objective evidence is typically based on the price charged when an element is sold separately or, if an element is not sold separately, on the price established by an authorized level of management, if it is probable that the price, once established, will not change before market introduction. The Company uses the residual method prescribed in SOP 98-9 to allocate revenues to delivered elements once it has established vendor-specific evidence for such undelivered elements.

The Company provides its internet access and back-up, retrieval and restoration services under contractual arrangements with terms ranging from 1 year to 5 years. These contracts are billed monthly, in advance, based on the contractually stated rates. At the inception of a contract, the Company may activate the customer's account for a contractual fee that it amortizes over the term of the contract in accordance with Emerging Issues Task Force Issue ("EITF") 00-21 "Revenue Arrangements with Multiple Deliverables." The Company's standard contracts are automatically renewable by the customer unless terminated on 30 days written notice. Early termination of the contract generally results in an early termination fee equal to the lesser of six months of service or the remaining term of the contract.

Professional  consulting  services  are  billed  based on the number of hours of
consultant   services  provided  and  the  hourly  billing  rates.  The  Company recognizes revenue under these arrangements as the service is performed.

Revenue from the resale of third-party hardware and software is recognized upon delivery provided there are no further obligations to install or modify the hardware or software. Revenue from the sales of hardware/software is recorded at the gross amount of the sale when the contract satisfies the requirements of EITF 99-19 ("Reporting Revenue Gross as a Principal versus Net as an Agent").

BUSINESS COMBINATIONS

In accordance with business combination accounting, we allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. We engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair value based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from license sales, maintenance agreements, customer contracts and acquired developed technologies; expected costs to develop the in-process research and development into commercially viable products; the acquired company's brand awareness and market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

ACCOUNTS RECEIVABLE

The Company adjusts its accounts receivable balances that it deems to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gains or losses are reflected in the statement of operations in the period of disposal.

GOODWILL AND INTANGIBLE ASSETS

We account for Goodwill and Intangible Assets in accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. We have recorded goodwill in connection with the Company's acquisitions described in Note 4 amounting to $22,440,412. The Company's annual impairment review of goodwill has identified that goodwill impairment charges totaling $12,929,696 are necessary for the year ended December 31, 2005 (Note 5). Intangible assets continue to be amortized over their estimated useful lives.

LONG LIVED ASSETS

The Company periodically reviews the carrying values of its long lived assets in accordance with SFAS 144 "Long Lived Assets" when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable value and records impairment charges when necessary. The Company has determined that an impairment charge of $1,705,455 is necessary for the year ended December 31, 2005 (Note 9).

ACQUISITION COSTS

We have incurred certain expenses, principally legal fees, in connection with acquisitions pending as of December 31, 2004 that were capitalized and deferred pending the completion of each acquisition. Upon closing, such costs were included in the purchase price of each respective target company and allocated to the assets received and obligations assumed.

START UP COSTS

We expensed costs incurred in connection with our formation and related start up activities and classified these costs as general and administrative expenses in the accompanying financial statements.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. The Company's significant estimates principally include the valuation of its intangible assets and goodwill and accrued liability for the Company's estimate of the fair value of preferred stock issued upon the settlement of an accommodation agreement in March 2006 (Notes 16 and 23). Actual results could differ from those estimates.

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

NET LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share also includes common stock equivalents outstanding during the period if dilutive. Diluted net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding without an assumed increase in common shares outstanding for common stock equivalents; as such common stock equivalents are anti-dilutive.

As a result of the consummation of the Share Exchange described in Note 1, the Company included 1,200,000 stock options with an exercise price of $.01 per share that it issued to certain employees during 2002 in its calculation of weighted-average number of common shares outstanding for all periods presented.

Net loss per common share excludes the following outstanding options, warrants and convertible notes as their effect would be anti-dilutive:

                                                           DECEMBER 31
                                                 -------------------------------
                                                    2005                  2004
                                                 ----------           ----------
Options ..............................           11,640,000            5,925,000
Warrants .............................           12,927,580               15,000
Convertible Notes ....................           47,589,120                 --
                                                 ----------           ----------
                                                 72,156,700            5,940,000
                                                 ==========           ==========


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable accrued expenses, advances from stockholders and all note obligations classified as current liabilities approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of the Company's convertible and subordinated note obligations, stock repurchase obligation and common stock subject to put right approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk, when taken together with any equity instruments concurrently issued to holders.

STOCK OPTION PLANS

As permitted under SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure," which amended SFAS No. 123 "Accounting for Stock-Based Compensation," we have elected to continue to follow the intrinsic value method in accounting for our stock-based compensation arrangements as defined by Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

NON-EMPLOYEE STOCK BASED COMPENSATION

We record the cost of stock based compensation awards that we have issued to non-employees for services at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also requires consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No. 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIE's or potential VIE's commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In December  2004,  the FASB issued SFAS No. 123R "Share  Based  Payment"  (SFAS
123R). This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. The charge will be reflected in the Company's Statements of Operations during periods in which such charges are recorded, but will not affect its Balance Sheets or Statements or Cash Flows. SFAS 123R is effective for public entities that file as small business issuers--as of the beginning of the first reporting period of the fiscal year that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets" (SFAS 153). SFAS 153 amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this statement are intended be applied prospectively. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

None of these pronouncements had or are expected to have a material impact on our financial position and results of operations.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

For the year ended December 31, 2005, our consolidated revenues amounted to $641,740 compared to $0 for the year ended December 31, 2004. The increase is the result of business combinations that we consummated with CSSI and LucidLine in February 2005 and Entelagent in March 2005.

Cost of Sales for the year ended December 31, 2005 amounted to $768,570 compared to $0 for the year ended December 31, 2004. Cost of sales during the year ended December 31, 2005 includes $396,670 associated with the amortization of developed technology that we acquired from CSSI and Entelagent.

Operating expenses amounted to $26,947,484 for the year ended December 31, 2005 as compared to $4,610,101 for the year ended December 31, 2004, an increase in operating expenses of $22,337,383. The increase in operating expenses includes approximately $3,988,000 for salaries associated with an increase in the number of employees from acquired businesses, goodwill impairment charge of approximately $12,930,000, developed technology intangible impairment charge of approximately $1,705,000, approximately $1,446,000 associated with losses associated with settlement agreements, approximately $716,000 associated with increased consulting expenses, approximately $425,000 for legal and professional fees that we incurred principally in connection with bringing the Company into compliance with its Securities and Exchange Commission reporting obligations, approximately $101,000 for amortization of acquired intangible assets, approximately $911,000 for increased general and administrative expenses associated with the acquired businesses, approximately $366,000 associated with a loss on a collateralized financing arrangement and a $370,000 expense associated with the preparation of a homeland security operational requirements assessment related to Will County, Illinois. These increases were partially offset by an approximately $576,000 reduction in expense associated with the stock based penalties under an accommodation agreement.

Our consolidated loss from operations for the year ended December 31, 2005 amounted to $27,074,314 compared to a loss of $4,610,101 for the same period in 2004. Our loss increased as a result of the increases in our operating expenses discussed above.

Interest expense during the year ended December 31, 2005 amounted to $17,682,201 as compared to $132,350 for the year ended December 31, 2004. The increase is directly related to our issuances of notes and the increased borrowings that we made to finance our acquisitions of CSSI, LucidLine and Entelagent and to fund our working capital needs. Non-cash interest relating to the amortization of deferred financing costs, penalty warrants issued to bridge note and subordinated note holders and the accretion of debt discounts during the year ended December 31, 2005 amounted to approximately $16,481,000 compared to $0 in same period in 2004. Amortization of deferred finance charges which have been classified as interest expense was approximately $1,945,000 in the year ended December 31, 2005 compared to $0 in the same period in 2004. The intrinsic value of the conversion feature on bridge notes and subordinated notes, which has been classified as interest expense amounted to approximately $12,393,000 for the year ended December 31, 2005 compared to $0 in the same period in 2004. Accretion of debt discounts during the year ended December 31, 2005 were approximately $2,143,000 compared to $0 in the same period in 2004. Interest income, was $19,250 and $77,000 in the year ended December 31, 2005 and 2004, respectively. Interest income represents the interest earned from loans that we made to Entelagent prior to our acquisition of that business on March 30, 2005. Other income also includes a gain associated with the change in the intrinsic value of a common stock put right of $300,000 in the year ended December 31, 2005.

For the year ended December 31, 2005, the net loss was $44,446,151 or $(0.76) per share on 58,465,686 weighted average shares outstanding compared to a net loss of $4,665,451 or $(0.12) per share on 38,808,280 weighted average shares outstanding for the year ended December 31, 2004.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

For the years ended December 31, 2004 and 2003, we generated revenue of $0 and $0, respectively.

Operating expenses amounted to $4,610,101 for the year ended December 31, 2004 compared to $16,540,369 for the year ended December 31, 2003, a reduction in operating expenses of $11,930,268. The reduction in operating expenses includes a reduction of approximately $6,800,000 related to common stock issued to non-employees for services, a reduction of approximately $2,200,000 associated with a loss on a financing arrangement, a reduction of approximately $2,350,000 associated with the write-off of advances made to a prospective acquiree business, a reduction of approximately $249,000 associated with costs of acquisitions not consummated, a reduction of approximately $80,000 for charges associated with a share exchange transaction, a reduction of approximately $1,000,000 in general and administrative expenses, an increase of approximately $328,000 associated with a stock-based penalty under an accommodation agreement, and an increase of approximately $439,000 associated with the settlement agreement with Mr. Allin.

For the year ended December 31, 2004, operating expenses included general and administrative expenses in the aggregate amount of $1,923,752, a charge for the fair value of 1,800,000 shares of common stock issuable as a penalty under a certain registration rights obligation in the amount of $1,434,900, losses associated with the settlement agreement with Mr. Allin in the amount of $438,667, and the fair value of 840,000 shares of common stock issued to non-employees for services in the amount of $767,567.

The most significant components of our general and administrative expenses include salaries of $669,233, professional fees of $786,671 and reimbursable expenses of $239,164. In September 2004, we entered into a Relationship Management Agreement with Dr. Afi Hasan, one of the selling stockholders of LucidLine, in the amount of $350,000. This amount was later reduced to $200,000 on June 6, 2005.

Interest expense for the year ended December 31, 2004 amounted to $132,350 compared to $132,596 for the year ended December 31, 2003. Interest income for the year ended December 31, 2004 was $77,000 compared to $153,401 for the year ended December 31, 2003.

For the year ended December 31, 2004, the net loss was $4,665,451 or $(0.12) per share on 38,808,280 weighted average shares outstanding compared to a net loss of $16,519,564 or $(0.44) per share on 37,143,785 weighted average shares outstanding for the year ended December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

We incurred a net loss of $44,446,151 for the year ended December 31, 2005, which includes $35,210,652 of non-cash charges associated with: legal settlements in the amount of $2,273,622; stock based penalties under an accommodation agreements totaling $777,076; aggregate non-cash interest of $16,489,300 for the intrinsic value of conversion options triggered upon the default of notes, accretion of note discounts and amortization of deferred financing costs; aggregate stock based compensation of $1,554,369 for the amortization of deferred compensation under a stock based compensation arrangement, stock-options issued to a non-employee, common stock issued in lieu of cash for services and the intrinsic value of an employee stock option; asset impairment charges of $14,635,151 recorded in connection with a reduction in the carrying value of goodwill and acquired technology; a loss on a collateralized financing arrangement of $366,193; a loss on an asset disposal of $8,886; and depreciation and amortization of $560,126. The non-cash charges were offset by non-cash gains of $228,900 associated with the settlement of a related party consulting agreement payable; $300,000 associated with a reduction of the intrinsic value of a put right, $389,103 for, a gain on a legal settlement and $19,250 of non-cash interest income. Including the amounts above, we used net cash flows in our operating activities of $9,235,499 during the year ended December 31, 2005. Our working capital deficiency at December 31, 2005 amounted to $28,249,199 and we are continuing to experience shortages of working capital. We are also involved in substantial litigation and are being investigated by the Securities and Exchange Commission with respect to certain of our press releases and our use of Form S-8 to register shares of common stock that we issued to certain consultants in a prior period. We cannot provide any assurance that the outcome of these matters will not have a material adverse affect on our ability to sustain the business. These matters raise substantial doubt about our ability to continue as a going concern.

We expect to continue incurring losses for the foreseeable future due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. The Company's ability to successfully integrate the acquired businesses described in
Note 4 is critical to the realization of its business plan. We believe that we have lost critical timing advantages in the execution of our business plan as a result of having insufficient working capital The Company raised $11,277,000 of gross proceeds ($10,649,000 net proceeds after the payment of certain transaction expenses) in financing transactions during the year ended December 31, 2005. The Company used $9,235,499 of these proceeds to fund its operations (which includes a $1,388,000 reserve account established to assist the Company in the payment of liabilities assumed in business combinations), and a net of $882,385 in investing activities, which principally includes the cash component of purchase business combinations that the Company consummated (during February and March of 2005), net of cash acquired in the business combinations and the purchase of property and equipment. In addition, the Company repaid an aggregate of $1,239,909 of certain obligations due to certain officer/stockholders, $475,539 of which was a reduction of the funds held in the restricted cash reserve account established in connection with the Entelagent Merger (Note 4). Subsequent to December 31, 2005 the Company raised approximately $720,000 in additional gross funds in a bridge note transaction ("2006 Bridge Notes" - Note
23). In addition, the Company raised $895,000 in a financing which will become part of the Series A Preferred Stock and Warrants (Note 23). We are in the process of trying to raise up to an additional $5,400,000 through a proposed sale of our Series A Preferred Stock and Warrants. On March 27, 2006, the Company closed on the sale of $4,820,500 of the Series A Preferred Stock and Warrants.(Note 23). This amount includes the amounts noted for the 2006 Bridge notes and the $895,000 financing noted above.

We are currently in the process of attempting to raise additional capital and have taken certain steps to conserve our liquidity while we continue to integrate the acquired businesses. Although we believe that we have access to capital resources, we have not secured any commitments for additional financing at this time nor can we provide any assurance that we will be successful in our efforts to raise additional capital and/or successfully execute our business plan. In an effort to secure additional financing, the Company has offered its creditors and claimants a proposed agreement to issue preferred securities convertible into common stock for amounts owed to the holders of the Company's indebtedness (including lenders, past-due trade accounts, and employees, consultants and other service providers with claims for fees, wages or expenses) (see Note 23). Currently, creditors representing approximately 75% of the Company's claims outstanding, which includes amounts settled under the accommodation agreement, have indicated their acceptance of the Company's proposal. The Company is currently unable to provide assurance that the acceptance of such proposal will actually improve the Company's ability to fund the further development of its business plan or improve its operations.

OFF-BALANCE SHEET ARRANGEMENTS

At December 31, 2005, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, variable interest or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005.

For the three months ended March 31, 2006, our consolidated revenues amounted to $261,785 compared to $6,430 for the three months ended March 31, 2005. The increase is the result of business combinations that we consummated with CSSI in February 2005 and Entelagent in March 2005.

Cost of Sales for the three months ended March 31, 2006 amounted to $57,419 compared to $21,233 for the three months ended March 31, 2005. Cost of sales during the three months ended March 31, 2006 and March 31, 2005 includes $27,522 and $19,230, respectively, associated with the amortization of developed technology that we acquired from CSSI and Entelagent.

Operating expenses amounted to $2,884,026 for the three months ended March 31, 2006 as compared to $1,610,877 for the three months ended March 31, 2005, an increase of $1,273,149. The increase in operating expenses includes approximately $466,000 for salaries associated with an increase in the number of employees from acquired businesses, approximately $517,000 for legal and professional fees that we incurred principally in connection with the year-end financial audit, the negotiation and settlement of various legal matters under the creditor and claimant liabilities restructuring program and the implementation of the Series A Preferred Financing, approximately $23,000 for amortization of acquired intangible assets, approximately $858,000 in charges associated with the settlement of outstanding litigation under the creditor and claimant liabilities restructuring, approximately $173,000 associated with the expensing of stock options, approximately $3,000 associated with a stock-based penalty under a collateralized financing arrangement and approximately $65,000 for increased general and administrative expenses associated with the acquired businesses. These increases were partially offset by an approximately $464,000 reduction in expense associated with the amortization of stock-based compensation arrangements and approximately $369,000 reduction in expense associated with a penalty provision of an Accommodation Agreement.

Our consolidated loss from operations for the three months ended March 31, 2006 amounted to $2,679,660 compared to a loss of $1,625,680 for the same period in 2005. Our loss increased as a result of the increases in operating expenses discussed above.

Interest expense during the three months ended March 31, 2006 amounted to $1,615,514 as compared to $494,998 for the three months ended March 31, 2005. The increase is directly related to our issuance of Series A Preferred stock, issuances of notes and the increased borrowings that we made to fund our working capital needs and to finance our acquisitions of CSSI, LucidLine and Entelagent. Non-cash interest relating to the amortization of deferred financing costs and the accretion of debt discounts during the three months ended March 31, 2006 amounted to approximately $853,039 compared to $414,485 in same period in 2005. The intrinsic value of the conversion option for bridge note holders, which has been classified as interest expense amounted to $550,000 for the three months ended March 31, 2006 compared to $0 in the same period in 2005. Amortization of deferred finance charges which have been classified as interest expense was approximately $282,129 in the three months ended March 31, 2006 compared to $153,520 in the same period in 2005. Accretion of debt discounts during the three months ended March 31, 2006 were approximately $20,909 compared to $260,965 in the same period in 2005. Interest income, was $0 and $19,250 in the three months ended March 31, 2006 and 2005, respectively. Interest income represents the interest earned from loans that we made to Entelagent prior to our acquisition of that business on March 30, 2005.

For the three months ended March 31, 2006, the net loss was $4,400,074 or $(0.07) per share on 62,518,619 weighted average common shares outstanding compared to a net loss of $2,203,795 or $(0.04) per share on 50,686,749 weighted average common shares outstanding for the three months ended March 31, 2005.


LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE MONTHS ENDED MARCH 31, 2006

We incurred a net loss of $4,400,074 for the three months ended March 31, 2006, which includes $2,014,134 of non-cash charges associated with the fair value of common stock we issued as penalties under certain registration rights agreements ($2,852), fair value of a conversion option in connection with bridge note holders ($550,000), accretion related to warrants issued in conjunction with notes payable ($20,909), amortization of deferred financing costs ($282,129), amortization of deferred compensation ($7,500), loss on issuance of preferred stock in settlement of debt ($858,213), non-cash increase in interest payable to a former stockholder ($48,400), depreciation and amortization ($70,796), and a charge for stock based compensation ($173,335). We also used $957,122 of our restricted cash escrowed to settle liabilities assumed. Including the amounts above, we used net cash flows in our operating activities of $3,739,857 during the three months ended March 31, 2006. Our working capital deficiency at March 31, 2006 amounts to $5,659,898 and we are continuing to experience shortages in working capital. We are involved in litigation and are being investigated by the Securities and Exchange Commission with respect to certain of our press releases and our use of form S-8 to register shares of common stock that we issued to certain consultants in prior periods. We cannot provide any assurance that the outcome of these matters will not have a material adverse affect on our ability to sustain the business. These matters raise substantial doubt about our ability to continue as a going concern.

We expect to continue incurring losses for the foreseeable future due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. The Company's ability to successfully integrate the acquired businesses described in
Note 5 is critical to the realization of its business plan. The Company raised $4,285,501 of gross proceeds ($3,946,450 net proceeds after the payment of certain transaction expenses) in financing transactions during the three months ended March 31, 2006. The Company used $3,739,857 of these proceeds to fund its operations and a net of $225,228 in investing activities, principally for the purchase and development of software technology. Additionally, the Company made $125,000 in legal payments associated with the settlement of accommodation agreements and incurred $54,000 in deferred financing costs. Subsequent to March 31, 2006 the Company raised approximately $355,000 in additional gross funds in the Series A Preferred Financing (Note 17).

We are currently in the process of attempting to raise additional capital and have taken certain steps to conserve our liquidity while we continue to integrate the acquired businesses. Although we believe that we have access to capital resources, we have not secured any commitments for additional financing at this time nor can we provide any assurance that we will be successful in our efforts to raise additional capital and/or successfully execute our business plan. In an effort to secure additional financing, the Company has offered its creditors and claimants an agreement to issue common stock for amounts owed to the holders of the Company's indebtedness (including lenders, past-due trade accounts, and employees, consultants and other service providers with claims for fees, wages or expenses) (Note 16).

OFF-BALANCE SHEET ARRANGEMENTS

At March 31, 2006, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, variable interest or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

DESCRIPTION OF PROPERTY.

As of July 1, 2006, we leased 4,876 square feet of office space in Boulder, Colorado and 1,269 square feet of office space in Dallas, Texas. We believe that the facilities utilized by us are well maintained, in good operating condition and adequate to meet our current and foreseeable needs. We have no, and do not intend to make any, investments in real estate, real estate mortgages or persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.

Other than the transactions described below, within the last two years there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; and

         o in which any director, executive officer, other stockholders of more than 5% of our equity securities or any member of their immediate family had or will have a direct or indirect material interest.

In 2002 we, through our then Chief Executive Officer, Patrick J. Allin, agreed to reimburse recurring office expenses of the non-executive Chairman of the Board in the aggregate of $142,500. The monthly recurring amount of $9,500 continued through June of 2003 at which time the office was relocated and the amount increased to $15,000 per month. The aggregate office expense in 2003 and 2004 was $147,000 and $180,000, respectively. This accrual continued through May 31, 2005, at which time the monthly office expense of $15,000 ceased to accrue.

From April 30, 2002 (Inception) to December 31, 2004, J. William Hammon, our Chief Marketing Officer, and his spouse, have advanced $345,712 in the aggregate to us. For $119,000 of this total amount, we issued two notes, payable on demand and accruing interest at a rate of 10% per annum. In an effort to secure legal counsel and pay certain reimbursable expenses, we completed two Private Placements of restricted securities for $200,000 in the aggregate, which funds were deposited into the personal bank account of Mr. Hammon. From this account, he paid certain of our outstanding obligations, including legal retainers and fees and reimbursable expenses of officers and stockholders. The $200,000 in private placement funds were netted against the total he advanced to us.

Beginning on July 1, 2005, and continuing through December 31, 2005, we completed, through 12 separate fundings, a $5,234,000 financing (the "Interim Bridge Financing III") through the issuance of (i) 10% Junior Convertible Promissory Notes (the "Bridge III Notes") and (ii) warrants to purchase up to 2,617,000 shares of Common Stock (the "Bridge III Warrants") to, among other existing investors, Apex Investment Fund V, L.P. ("Apex"). The Bridge III Warrants have a term of 5 years and an exercise price of $0.60 per share.

The Bridge III Notes had an initial term of 120 days (due on various dates beginning October 28, 2005) with interest at 10% per annum and featured an option for the Company to extend the term for an additional 60 days to various dates beginning December 28, 2005. Upon the extension of the maturity date of the Bridge III Notes, the contractual interest rate would increase to 12% per annum, and the Company would be required to issue warrants (the "Bridge III Extension Warrants") to purchase such number of shares of Common Stock equal to one-half of a share for each $1.00 of principal then outstanding. The Bridge III Extension Warrants issuable upon extension of the maturity date of the Bridge III Notes feature a term of 5 years and an exercise price of $0.60 per share. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of its Common Stock issuable upon exercise of the conversion option that would be issuable in this transaction, on a best efforts basis.

Beginning on October 29, 2005, the Company elected to extend the contractual maturity date of the various Bridge III Notes for an additional 60 days to various dates beginning December 28, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, the Company was required to issue the 1,200,000 Bridge III Extension Warrants to purchase such number of shares of Common Stock equal to 1/2 of a share for each $1.00 of principal amount outstanding. All of the Bridge III Notes have been redeemed in exchange for the issuance of shares of Series A-1 Preferred Stock.

On July 1, 2005, the Company issued a Bridge III Note in the principal amount of $1,650,000 and Bridge III Warrants to purchase 825,000 shares of Common Stock to Apex. The aggregate fair value of these Bridge III Warrants amounted to $415,891.

On August 19, 2005, the Company issued a Bridge III Note in the principal amount of $450,000 and Bridge III Warrants to purchase 225,000 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $55,263.

On September 30, 2005, the Company issued a Bridge III Note in the principal amount of $1,200,000 and Bridge III Warrants to purchase 600,000 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $57,143.

On October 16, 2005, the Company issued a Bridge III Note in the principal amount of $360,000 and Bridge III Warrants to purchase 180,000 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $9,018.

On October 24, 2005, the Company issued a Bridge III Note in the principal amount of $75,000 and Bridge III Warrants to purchase 37,500 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $1,879.

On October 29, 2005, the Company issued Bridge III Extension Warrants to purchase 825,000 shares of Common Stock to Apex. The fair value of these Bridge III Extension Warrants amounted to $42,394.

On October 31, 2005, the Company issued a Bridge III Note in the principal amount of $385,000 and Bridge III Warrants to purchase 192,500 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $9,644.

On November 16, 2005, the Company issued a Bridge III Note in the principal amount of $225,000 and Bridge III Warrants to purchase 112,500 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $4,431.

On November 21, 2005, the Company issued a Bridge III Note in the principal amount of $150,000 and Bridge III Warrants to purchase 75,000 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $2,954.

On November 29, 2005, the Company issued a Bridge III Note in the principal amount of $210,000 and Bridge III Warrants to purchase 105,000 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $4,135.

On December 8, 2005, the Company issued a Bridge III Note in the principal amount of $229,000 and Bridge III Warrants to purchase 114,500 shares of Common Stock to Apex. The fair value of these Bridge III Warrants amounted to $4,757.

On December 17, 2005, the Company issued Bridge III Extension Warrants to purchase 225,000 shares of Common Stock to Apex. The fair value of these Bridge III Extension Warrants amounted to $9,544.

On March 27, 2006, in repayment and full settlement of aggregate obligations outstanding to Apex amounting to $8,112,177, including obligations outstanding under the Bridge III Notes issued to Apex, the Company issued to Apex 10,140,221 shares of Series A-1 Preferred Stock.

On April 3, 2006, in repayment and full settlement of aggregate obligations outstanding to Apex amounting to $373,676, including obligations outstanding under the Bridge III Notes issued to Apex, the Company issued to Apex 467,095 shares of Series A-1 Preferred Stock.

On July 18, 2006, in repayment and full settlement of aggregate obligations outstanding to Robert E. Yaw III amounting to $252,350, the Company issued to Mr. Yaw 315,438 shares of Series A-1 Preferred Stock.

We also have employment agreements with certain of our executive officers. The terms of those employment agreements have been previously disclosed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "PTRS". From May 21, 2004 until November 14, 2005, our common stock was quoted on the Pink Sheets (the "Pink Sheets") and prior to May 21, 2004 we traded on the OTCBB. The following table lists the high and low per share closing sales prices for the Common Stock as reported by the OTCBB or Pink Sheets, as applicable, for the periods indicated:

                                                          HIGH         LOW
                                                          ----         ---
2004:
First Quarter ...............................         $   1.30      $   0.11
Second Quarter ..............................             1.46          0.37
Third Quarter ...............................             1.16          0.69
Fourth Quarter ..............................             1.17          0.69
2005:
First Quarter ...............................         $   1.16      $   0.65
Second Quarter ..............................             0.83          0.50
Third Quarter ...............................             0.68          0.14
Fourth Quarter ..............................             0.14          0.05
2006:
First Quarter ...............................         $   0.09      $   0.05

These quotations reflect inter-dealer prices, without retail markups, mark-downs or commissions and may not necessarily represent actual transactions.

As of July 21, 2006, there were 63,933,536 shares of Common Stock outstanding.

As of July 21, 2006 there were approximately 118 holders of record of the Common Stock. However, we believe that the number of beneficial owners is in excess of 500, because a large portion of the Common Stock is held of record through brokerage firms in "street name."

DIVIDEND POLICY

Holders of our Common Stock are entitled to dividends when and if declared by the board of directors out of funds legally available. We have not declared or paid any dividends on our Common Stock since inception and do not anticipate the declaration or payment of cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that dividends of any kind will ever be paid

EXECUTIVE COMPENSATION

The following table sets forth, as to the Chief Executive Officer and the other four most highly compensated executive officers at the end of the fiscal year ended December 31, 2005 (collectively the "Named Executive Officers") whose compensation exceeded $100,000 during the fiscal year ended December 31, 2005, information concerning all compensation paid for services to us in all capacities.

                                                     ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                ---------------------------------   -------------------------------
                                                                                           AWARDS           PAYOUTS
                                                                                    -------------------------------
                                                                        Other                    Securities
                                                                        Annual      Restricted   underlying
                                                Salary      Bonus    Compensation     Stock       options /   LTIP     All Other
Name and Principal Position            Year       ($)        ($)          ($)       Award(s)($)   SARs (#)   Payouts  Compensation
----------------------------------------------------------------------------------------------------------------------------------
Robert Cross(1)                        2005     186,458    82,388          0            0         1,000,000     0          0
     Director, Chief Executive         2004           0         0          0            0                 0     0          0
     Officer                           2003           0         0          0            0                 0     0          0

----------------------------------------------------------------------------------------------------------------------------------
Brett Newbold(2)                       2005     150,624         0          0            0                 0     0          0
     President & Chief Technology      2004           0         0          0            0                 0     0          0
     Officer                           2003     159,000         0          0            0                 0     0          0
----------------------------------------------------------------------------------------------------------------------------------
William Hammon(3)                      2005     157,500         0          0            0           400,000     0          0
     Chief Marketing Officer           2004           0         0          0            0                 0     0          0
                                       2003           0         0          0            0                 0     0          0
----------------------------------------------------------------------------------------------------------------------------------
James E. Morriss(4)                    2005     141,666         0          0            0           600,000     0          0
     Vice President -                  2004           0         0          0            0                 0     0          0
     Engineering                       2003           0         0          0            0                 0     0          0
----------------------------------------------------------------------------------------------------------------------------------
Heidi B. Newton(5)                     2005     142,500    15,000          0            0           200,000     0          0
     Vice President - Finance          2004           0         0          0            0                 0     0          0
     and Administration                2003           0         0          0            0                 0     0          0
----------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Cross became Patron's Chief Executive Officer on February 28, 2005. On July 1, 2005, Mr. Cross was granted an option to purchase 1,000,000 shares of the Company's Common Stock at a per share exercise price of $0.65. This option terminates on June 30, 2015.

(2) Mr. Newbold was named Patron's President and Chief Technology Officer on February 28, 2005. Previously, Mr. Newbold was Patron's Chief Technology Officer and President, Technology Products Group joining the Company on October 11, 2002. He later terminated his employment as of June 30, 2003.

(3) Mr. Hammon became Patron's Chief Marketing Officer upon the acquisition of Entelagent on March 30, 2005. On August 17, 2005, Mr. Hammon received an option to purchase 400,000 shares of the Company's Common Stock at a per share exercise price of $0.34. This option grant terminates on August 16, 2015. Mr. Hammon's employment with the Company ended on January 9, 2006.

(4) Mr. Morriss became Patron's Vice President-Engineering on March 31, 2005. On August 17, 2005, Mr. Morriss was granted an option to purchase 600,000 shares of the Company's Common Stock at a per share exercise price of $0.34. This option terminates on August 16, 2015.

(5) Ms. Newton became Patron's Vice President - Finance and Administration on February 26, 2005. On August 17, 2005 Ms. Newton was granted an option to purchase 200,000 shares of the Company's Common Stock at a per share exercise price of $0.34. This option terminates on August 16, 2015.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2005

                           NUMBER OF
                           SECURITIES        % OF TOTAL OPTIONS
                       UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   EXERCISE    EXPIRATION
NAME                        GRANTED          IN FISCAL YEAR(1)      PRICE(2)      DATE
--------------------   ------------------   --------------------   --------    ----------
Robert Cross .......       1,000,000               18.8%            $0.65(3)     6/30/15
Brett Newbold ......              --                  --               --             --
William Hammon .....         400,000                7.5%            $0.34        8/16/15
James E. Morriss ...         600,000               11.3%            $0.34        8/16/15
Heidi B. Newton ....         200,000                3.8%            $0.34        8/16/15

(1) The total number of stock options granted to employees during the year ended December 31, 2005 was 5,315,000 shares.

(2) The exercise price of such options was equal to closing price on the trading day immediately preceding the date of grant, except as noted.

(3) Mr. Cross' options were granted at a per share exercise price of $0.65. The closing price on the date of grant was $0.68.


DIRECTOR COMPENSATION

Patron's non-employee directors do not receive compensation for their services. Directors are reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursement of travel expenses in each of the years ended December 31, 2005 and 2004.

EXECUTIVE EMPLOYMENT AGREEMENTS

ROBERT W. CROSS

On February 28, 2005, the Company's Board approved the appointment of Mr. Cross as our Chief Executive Officer and Acting Chief Financial Officer.

On July 1, 2005, we entered into an employment agreement with Mr. Cross in connection with Mr. Cross's employment for a one-year term, subject to automatic renewal, commencing on July 1, 2005, as Chief Executive Officer. The Employment Agreement provides for a base salary of $200,000 per year with a non-recoverable draw of $100,000 (grossed up for taxes) during the first six months of the Agreement. In the event that his employment is terminated, Mr. Cross shall continue to receive his base salary and shall be entitled to continued participation in our executive benefit plans for a period of six (6) months. The Employment Agreement also provides for a performance bonus determined in accordance with quarterly revenue milestones that are to be established by the Board. Mr. Cross is eligible to receive a bonus of up to 100% of quarterly base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Employment Agreement provides for the grant of 1,000,000 stock options at an exercise price of $0.65 per share with the options vesting 25% on July 1, 2005, 25% on September 30, 2005, 25% on December 31, 2005 and 25% on March 31, 2006. The options expire on June 30, 2012.

Mr. Cross's employment agreement will terminate on the expiration of the agreement's term, his death, or delivery of written notice of termination by us to Mr. Cross if he were to suffer a permanent disability rendering him unable to perform his duties and obligations under the agreement for 90 days in any 12-month period. We can terminate Mr. Cross's employment by delivery of written notice of such termination "for cause" or "without cause" (as such terms are defined in his employment agreement) to Mr. Cross. Mr. Cross can terminate his employment by delivery of written notice of termination "for good reason" (as such term is defined in his employment agreement) to us. Mr. Cross agrees not to compete with us or solicit certain of our employees or clients for a period of one year after the termination of his employment.

On March 7, 2006, the Patron Board of Directors, in executive session without Mr. Cross being present, approved a bonus arrangement ("Bonus Arrangement") for Mr. Cross. The Bonus Arrangement provides for (i) a cash bonus equal to $200,000, grossed up for taxes (the "Cash Bonus"), (ii) the Cash Bonus would be payable only after agreement has been reached with creditors holding the applicable percentage of Patron's creditor obligations agree to convert their obligations under the Creditor and Claimant Liabilities Restructuring and when the funding escrow established by Laidlaw has been released (the "Eligibility Date"), (iii) 50% of the Cash Bonus would be paid on the Eligibility Date, and the other 50% would be paid in ten equal monthly installments beginning one month following the Eligibility Date, and (iv) on the Eligibility Date, Mr. Cross would be granted a stock option in an amount representing an aggregate 2.5% of the outstanding shares of Company common stock on the Eligibility Date ("Initial Cross Grant"). Additionally, upon the completion of the Creditor and Claimant Liabilities Restructuring, Mr. Cross will be granted an additional option ("Cross Additional Option") which together with the Cross Initial Grant shall enable Mr. Cross to purchase, along with the Cross Initial Grant shares of Company common stock representing 2.5% of the common stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the Eligibility Date.

BRETT NEWBOLD

On February 28, 2005, we entered into an employment agreement with Brett Newbold in connection with Mr. Newbold's employment for a one-year term, subject to automatic renewal, commencing on February 28, 2005, as President and Chief Technology Officer. Mr. Newbold will receive a minimum annual base salary of $190,000 during each fiscal year of the agreement, subject to adjustment on an annual basis by the Board. In the event that his employment is terminated, Mr. Newbold shall continue to receive his base salary and shall be entitled to continued participation in our executive benefit plans for a period of six (6) months. Mr. Newbold is eligible to receive (i) an annual bonus of 50% of his annual base salary if certain financial performance measures are attained and
(ii) such discretionary bonuses as may be authorized by the Board from time to time for executive employees. Mr. Newbold also is eligible to participate in stock option and other employee benefit plans of the Company that may be in effect from time to time.

Mr. Newbold's employment agreement will terminate on the expiration of the agreement's term, his death, or delivery of written notice of termination by us to Mr. Newbold if he were to suffer a permanent disability rendering him unable to perform his duties and obligations under the agreement for 90 days in any 12-month period. We can terminate Mr. Newbold's employment by delivery of written notice of such termination "for cause" or "without cause" (as such terms are defined in his employment agreement to Mr. Newbold. Mr. Newbold can terminate his employment by delivery of written notice of termination "for good reason" (as defined in his employment agreement) to us. Mr. Newbold agrees not to compete with us or solicit certain of our employees or clients for a period of two years after the termination of his employment.

BRADEN WAVERLEY

On February 17, 2006, the Company entered into an employment agreement (the "Waverley Agreement") with Braden Waverley ("Waverley"), the Company's new Chief Operating Officer. The term of the Waverley Agreement is one year with automatic one-year renewal unless Mr. Waverley is provided with written notice of non-renewal 90 days prior to expiration of the current term of the Waverley Agreement. The Waverley Agreement provides for a base salary of $200,000 per year. The Waverley Agreement provides for a performance bonus determined in accordance with revenue milestones established by the Board on a quarterly basis. Mr. Waverley is eligible to receive a bonus of up to 75% of base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Waverley Agreement provides for the grant of stock options in an amount representing an aggregate 3.5% of the outstanding shares of Company Common Stock on the date of grant ("Waverley Initial Grant"). The Waverley Initial Grant is for 2,201,119 shares at an exercise price of $0.055 per share. Additionally, upon the completion of the resolution of Claims through the issuance of Series A-1 Preferred Stock, Mr. Waverley will be granted an additional option ("Waverley Additional Option") which together with the Waverley Initial Grant shall enable Mr. Waverley to purchase, along with the Waverley Initial Grant, shares of Company Common Stock representing 3.5% of the Common Stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.

MARTIN T. JOHNSON

On February 17, 2006, the Company entered into an employment agreement (the "Johnson Agreement") with Martin T. Johnson ("Johnson"), the Company's new Chief Financial Officer. The term of the Johnson Agreement is one year with automatic one-year renewal unless Mr. Johnson is provided with written notice of non-renewal 90 days prior to expiration of the current term of the Johnson Agreement. The Johnson Agreement provides for a base salary of $180,000 per year. The Johnson Agreement provides for a performance bonus determined in accordance with revenue milestones established by the Board on a quarterly basis. Mr. Johnson is eligible to receive a bonus of up to 50% of base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Johnson Agreement provides for the grant of stock options in an amount representing an aggregate 1.25% of the outstanding shares of Company Common Stock on the date of grant ("Johnson Initial Grant"). The Johnson Initial Grant is for 786,114 shares at an exercise price of $0.055 per share.
Additionally, upon the completion of the resolution of Claims through the issuance of Series A-1 Preferred Stock, Mr. Johnson will be granted an additional option ("Johnson Additional Option") which together with the Johnson Initial Grant shall enable Mr. Johnson to purchase, along with the Johnson Initial Grant, shares of Company Common Stock representing 1.25% of the Common Stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.


AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Patron Systems, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

                              PATRON SYSTEMS, INC.
                                DECEMBER 31, 2005

                                    CONTENTS

Report of Independent Registered Public Accounting Firm ...................   62

FINANCIAL STATEMENTS

Consolidated Balance Sheet as of December 31, 2005 ........................   63

Consolidated Statements of Operations for the years
  ended December 31, 2005 and 2004 ........................................   64

Consolidated Statements of Stockholders' Deficiency
  for the years ended December 31, 2005 and 2004...........................   65

Consolidated Statements of Cash Flows for the years
  ended December 31, 2005 and 2004 ........................................   66

Notes to Consolidated Financial Statements ................................   67

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Patron Systems, Inc.

We have audited the accompanying consolidated balance sheet of Patron Systems. Inc. and Subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Patron Systems. Inc., as of December 31, 2005, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses since its inception, has a working capital deficiency and is involved in numerous litigation matters. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Marcum & Kliegman LLP
-------------------------
Marcum & Kliegman LLP

New York, New York
March 27, 2006

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        2005
                                                                     -----------
ASSETS
Current Assets:
   Cash .......................................................    $         14
   Restricted cash ............................................         511,691
   Accounts receivable, net ...................................         240,534
   Other current assets .......................................         153,001
                                                                   ------------
      Total current assets ....................................         905,240

Property and equipment, net ...................................         169,925
Intangible assets, net ........................................       1,232,757
Goodwill ......................................................       9,510,716
                                                                   ------------
      Total assets ............................................    $ 11,818,638
                                                                   ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
   Accounts payable ...........................................    $  1,644,772
   Accrued payroll and related expenses .......................       1,405,586
   Accrued interest ...........................................       1,402,354
   Consulting agreement payable ...............................         100,000
   Demand notes payable .......................................       1,056,056
   Bridge notes payable .......................................      11,256,091
   Acquisition notes payable ..................................       4,500,000
   Notes payable (to creditors of acquired business,
      including $2,101,357 to related parties) ................       2,602,913
   Expense reimbursements due to officers and stockholders ....         172,328
   Notes payable to officers and stockholders .................         235,712
   Other current liabilities ..................................       1,006,506
   Amounts due under settlement with former officer ...........       1,130,022
   Deferred revenue ...........................................         332,081
   Accrued registration penalty ...............................          81,928
   Accrued settlement under accommodation agreements ..........       2,228,090
                                                                   ------------
      Total current liabilities ...............................      29,154,439

Note payable - stock repurchase obligation due
   to former officer ..........................................       1,738,667
                                                                   ------------
      Total liabilities .......................................      30,893,106
                                                                   ------------

Common stock subject to put right (2,000,000 shares) ..........       1,000,000
                                                                   ------------

Commitments and Contingencies

Stockholders' Deficiency
   Preferred stock, par value $0.01 per share, 75,000,000
      shares authorized, none issued and outstanding ..........            --
   Common stock, par value $0.01 per share, 150,000,000
      shares authorized, 59,348,360 shares issued and
      outstanding as of December 31, 2005 (net of 2,000,000
      shares subject to put right) ............................       4,049,143
   Additional paid-in capital .................................      61,571,916
   Common stock repurchase obligation .........................      (1,300,000)
   Deferred compensation ......................................          (7,500)
   Accumulated deficit ........................................     (84,388,027)
                                                                   ------------
      Total stockholders' deficiency ..........................     (20,074,468)
                                                                   ------------
      Total liabilities and stockholders' deficiency ..........    $ 11,818,638
                                                                   ============

See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
                                                                   (Development
                                                                       Stage)

Revenue ........................................   $    641,740    $       --
                                                   ------------    ------------
Cost of Sales
   Cost of products/services ...................        371,900            --
   Amortization of technology ..................        396,670            --
                                                   ------------    ------------
      Total cost of sales ......................        768,570            --
                                                   ------------    ------------
   Gross loss ..................................       (126,830)           --
                                                   ------------    ------------
Operating Expenses
   Salaries and related expenses ...............      4,656,814         669,233
   Consulting expense ..........................      1,483,933         767,567
   Professional fees ...........................      1,196,781         771,381
   General and administrative ..................      1,331,633         483,138
   Depreciation and amortization ...............        163,456            --
   Registration penalties ......................        859,004       1,434,900
   Assessment fee ..............................        370,000            --
   Loss on collateralized financing arrangement         366,193            --
   Goodwill impairment charge ..................     12,929,696
   Acquired technology impairment charge .......      1,705,455
   Charges associated with share exchange
      transaction ..............................           --            45,215
   Losses associated with legal settlements,
      net ......................................      1,884,519         438,667
                                                   ------------    ------------
      Total operating expenses .................     26,947,484       4,610,101

Loss from operations ...........................    (27,074,314)     (4,610,101)

Other Income (Expense)
   Interest income .............................         19,250          77,000
   Change in intrinsic value of common
   stock put right .............................        300,000            --
   Loss on sale of property and equipment ......         (8,886)           --
   Interest expense ............................    (17,682,201)       (132,350)
                                                   ------------    ------------

Total Other Expense ............................    (17,371,837)        (55,350)
                                                   ------------    ------------

Loss before income taxes .......................    (44,446,151)     (4,665,451)
   Income taxes ................................           --              --
                                                   ------------    ------------

Net loss .......................................   $(44,446,151)   $ (4,665,451)
                                                   ============    ============

Net Loss Per Share - Basic and Diluted .........   $      (0.76)   $      (0.12)
                                                   ============    ============

Weighted Average Number of Shares
   Outstanding - Basic and diluted .............     58,465,686      38,808,280
                                                   ============    ============


See notes to condensed consolidated financial statements.

               PATRON SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED
                 STATEMENT OF STOCKHOLDERS' DEFICIENCY FOR THE
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                                               ADDITIONAL
                                               SHARES OF       PAR VALUE        PAID IN        REPURCHASE
                                              COMMON STOCK    COMMON STOCK      CAPITAL        OBLIGATION
                                              ------------    ------------    ------------    ------------
BALANCE, JANUARY 1, 2004 ..................     38,401,388       1,477,514      29,003,259            --
Common stock to be repurchased under
   Allin Settlement Agreement .............     (2,000,000)        (20,000)       (980,000)     (1,300,000)
Issuance of common stock for services
   at March 24, 2004 for $0.42 per share ..        500,000           5,000         205,000            --
Issuance of common stock in private
   placement transaction on May 21, 2004
   at $0.279 per share ....................        714,824           7,148         192,852            --
Issuance of common stock for services
   at June 4, 2004 for $0.699 per share ...        500,000         349,500            --              --
Issuance of common stock for services
   at August 4, 2005 for $1.199 per share .        500,000         599,500            --              --
Common stock issued in lieu of cash for
   services on September 10, 2004 for
   $0.789 per share .......................        100,000          78,900            --              --
Common stock issued in lieu of cash for
   services on September 13, 2004 for
   $0.25 per share ........................        240,000           2,400          57,600            --
Issuance of common stock in private
   placement transaction on December 14,
   2004 for $1.00 per share ...............        500,000           5,000         495,000            --
Common stock issued for conversion of
   convertible notes on December 28,
   2004 for $0.77 per share ...............        201,648         156,600            --              --
Common stock issued under Accommodation
   Agreement penalty at end-of-month
   fair values beginning January 31, 2004 .      1,800,000       1,434,900            --              --
Stock options issued in lieu of cash
   for services on December 31, 2004
   with a fair value of $0.63 per share ...           --              --           945,000            --
Amortization of Deferred stock-based
   compensation ...........................           --              --              --              --
Net Income ................................           --              --              --              --
                                              ------------    ------------    ------------    ------------
BALANCE, DECEMBER 31, 2004.................   $ 41,457,860    $  4,096,462    $ 29,918,711    $ (1,300,000)
Common stock issued in purchase business
   combinations
      Complete Security Solutions, Inc. ...      7,500,000          75,000       6,300,000            --
      LucidLine, Inc. .....................      4,400,000          44,000       3,696,000            --
      Entelagent Software Corporation .....      3,000,000          30,000       2,520,000            --
Amortization of deferred stock-based
   compensation ...........................           --              --              --              --
Issuance of warrants to Bridge Note I
   Investors ..............................           --              --         1,043,860            --
Issuance of warrants issued as purchase
   consideration ..........................           --              --         1,912,500            --
Issuance of warrants to transaction
   advisors ...............................           --              --           255,000            --
Issuance of warrants to placement agent
   - Interim Bridge Financing I ...........           --              --           297,500            --
Common stock under accommodation
   agreement as a penalty .................      1,800,000         777,076            --              --
Common stock issued under collateralized
   financing arrangement ..................        890,500           8,905         397,300            --
Common stock issued in lieu of cash .......           --          (939,000)        939,000            --
Common stock issued on consulting agreement        400,000          35,600            --              --
Recission of common stock under
   consulting agreement ...................       (100,000)        (78,900)           --              --
Issuance of warrants to Bridge Note II
   investors ..............................           --              --           532,723            --
Issuance of warrants to placement agent
   - Interim Bridge Financing II ..........           --              --            80,867            --
Issuance of warrants in connection with
   bridge loan extension ..................           --              --           946,924            --
Issuance of stock options to Chief
   Executive Officer ......................           --              --            30,000            --
Issuance of warrants to Bridge Note
   III investors ..........................           --              --           587,595            --
Reduction of intrinsic value of put right .           --              --          (300,000)           --
Conversion option penalty incurred upon
   default of Bridge Financing I ..........           --              --         3,500,000            --
Conversion option penalty incurred upon
   default of Subordinated Notes ..........           --              --         4,500,000            --
Conversion option penalty incurred upon
   default of Bridge Financing II .........           --              --         2,543,000            --
Conversion option penalty incurred upon
   default of Bridge Financing III ........           --              --         1,850,000            --
Issuance of options to non-employee .......           --              --            20,936            --
Net Loss ..................................           --              --              --              --
                                              ------------    ------------    ------------    ------------
BALANCE, DECEMBER 31, 2005 ................     59,348,360    $  4,049,143    $ 61,571,916    $ (1,300,000)
                                              ============    ============    ============    ============


                                              COMMON STOCK
                                                DEFERRED      ACCUMULATED
                                              COMPENSATION      DEFICIT           TOTAL
                                              ------------    ------------    ------------
BALANCE, JANUARY 1, 2004 ..................           --       (35,276,425)     (4,795,652)
Common stock to be repurchased under
   Allin Settlement Agreement .............           --              --        (2,300,000)
Issuance of common stock for services
   at March 24, 2004 for $0.42 per share ..       (210,000)           --              --
Issuance of common stock in private
   placement transaction on May 21, 2004
   at $0.279 per share ....................           --              --           200,000
Issuance of common stock for services
   at June 4, 2004 for $0.699 per share ...       (349,500)           --              --
Issuance of common stock for services
   at August 4, 2005 for $1.199 per share .       (599,500)           --              --
Common stock issued in lieu of cash for
   services on September 10, 2004 for
   $0.789 per share .......................           --              --            78,900
Common stock issued in lieu of cash for
   services on September 13, 2004 for
   $0.25 per share ........................           --              --            60,000
Issuance of common stock in private
   placement transaction on December 14,
   2004 for $1.00 per share ...............           --              --           500,000
Common stock issued for conversion of
   convertible notes on December 28,
   2004 for $0.77 per share ...............           --              --           156,600
Common stock issued under Accommodation
   Agreement penalty at end-of-month
   fair values beginning January 31, 2004 .           --              --         1,434,900
Stock options issued in lieu of cash
   for services on December 31, 2004
   with a fair value of $0.63 per share ...       (945,000)           --              --
Amortization of Deferred stock-based
   compensation ...........................        628,667            --           628,667
Net Income ................................           --        (4,665,451)     (4,665,451)
                                              ------------    ------------    ------------
BALANCE, DECEMBER 31, 2004.................   $ (1,475,333)   $(39,941,876)     (8,702,036)
Common stock issued in purchase business
   combinations
      Complete Security Solutions, Inc. ...           --              --         6,375,000
      LucidLine, Inc. .....................           --              --         3,740,000
      Entelagent Software Corporation .....           --              --         2,550,000
Amortization of deferred stock-based
   compensation ...........................      1,467,833            --         1,467,833
Issuance of warrants to Bridge Note I
   Investors ..............................           --              --         1,043,860
Issuance of warrants issued as purchase
   consideration ..........................           --              --         1,912,500
Issuance of warrants to transaction
   advisors ...............................           --              --           255,000
Issuance of warrants to placement agent
   - Interim Bridge Financing I ...........           --              --           297,500
Common stock under accommodation
   agreement as a penalty .................           --              --           777,076
Common stock issued under collateralized
   financing arrangement ..................           --              --           406,205
Common stock issued in lieu of cash .......           --              --              --
Common stock issued on consulting agreement           --              --            35,600
Recission of common stock under
   consulting agreement ...................           --              --           (78,900)
Issuance of warrants to Bridge Note II
   investors ..............................           --              --           532,723
Issuance of warrants to placement agent
   - Interim Bridge Financing II ..........           --              --            80,867
Issuance of warrants in connection with
   bridge loan extension ..................           --              --           946,924
Issuance of stock options to Chief
   Executive Officer ......................           --              --            30,000
Issuance of warrants to Bridge Note
   III investors ..........................           --              --           587,595
Reduction of intrinsic value of put right .           --              --          (300,000)
Conversion option penalty incurred upon
   default of Bridge Financing I ..........           --              --         3,500,000
Conversion option penalty incurred upon
   default of Subordinated Notes ..........           --              --         4,500,000
Conversion option penalty incurred upon
   default of Bridge Financing II .........           --              --         2,543,000
Conversion option penalty incurred upon
   default of Bridge Financing III ........           --              --         1,850,000
Issuance of options to non-employee .......           --              --            20,936
Net Loss ..................................           --       (44,446,151)    (44,446,151)
                                              ------------    ------------    ------------
BALANCE, DECEMBER 31, 2005 ................   $     (7,500)   $(84,388,027)   $(20,074,468)
                                              ============    ============    ============


See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                       ----------------------------
                                                                           2005            2004
                                                                       ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss ..........................................................   $(44,446,151)   $ (4,665,451)
                                                                       ------------    ------------
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization ................................        560,126            --
      Amortization of deferred compensation ........................      1,467,833            --
      Common stock issued in lieu of cash for services .............         35,600         767,567
      Stock options issued to non-employees ........................         20,936            --
      Stock options issued to chief executive officer ..............         30,000            --
      Accretion related to warrants issued with bridge notes .......      2,143,269            --
      Amortization of deferred financing costs .....................      1,953,031            --
      Penalty warrants issued to bridge note holders ...............     12,393,000            --
      Stock based penalty under accomodation agreement .............        777,076       1,434,900
      Goodwill impairment charge ...................................     12,929,696            --
      Acquired technology impairment charge ........................      1,705,455
      Losses associated with legal settlements .....................      2,273,622         438,667
      Gain on legal settlement .....................................       (389,103)           --
      Loss on collateralized financing arrangement .................        366,193            --
      Loss on sale of property and equipment .......................          8,886            --
      Reduction in intrinsic value of put right ....................       (300,000)           --
      Gain on settlement of consulting agreement payable ...........       (228,900)           --
      Non-cash interest income .....................................        (19,250)        (77,000)
      Changes in operating assets and liabilities:
         Restricted cash ...........................................       (511,691)           --
         Prepaid expenses ..........................................         51,487          (6,310)
         Accounts receivable .......................................       (104,889)           --
         Other current assets ......................................        (60,412)           --
         Accounts payable ..........................................       (149,002)        186,525
         Accrued interest ..........................................        414,676         132,350
         Deferred revenue ..........................................        132,330            --
         Expense reimbursements due to officers and shareholders ...        (94,062)           --
         Accrued payroll and payroll related expenses ..............       (732,814)        107,153
         Amounts due under settlement with former officer ..........        165,298            --
         Other current liabilities .................................        356,773            --
         Consulting agreements payable .............................        (50,000)        300,000
         Accrued registration penalty ..............................         81,928            --
         Other accrued expenses ....................................        (16,440)           --
                                                                       ------------    ------------
      Total adjustments ............................................     35,210,652       3,283,852
                                                                       ------------    ------------
NET CASH USED IN OPERATING ACTIVITIES ..............................     (9,235,499)     (1,381,599)
                                                                       ------------    ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
   Advances to prospective acquiree businesses .....................           --           (24,500)
   Cash payments in purchase business combinations .................       (857,633)           --
   Cash acquired in purchase business combinations .................        416,397            --
   Acquisition of intellectual property ............................       (334,387)           --
   Proceeds from sale of property and equipment ....................          1,500            --
   Purchase of fixed assets ........................................       (108,262)           --
                                                                       ------------    ------------
NET CASH USED IN INVESTING ACTIVITIES ..............................       (882,385)        (24,500)
                                                                       ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Expenses (repaid to) officers and stockholders ..................       (250,694)         17,349
   Advances from stockholders ......................................           --            58,694
   Advances from prospective acquiree business .....................           --           653,000
   Deferred financing costs ........................................       (627,739)           --
   Repayments of amounts due under settlement with former officer ..       (200,000)           --
   Proceeds from issuance of bridge notes ..........................     11,277,000            --
   Proceeds from issuance of common stock ..........................           --           700,000
   Repayments of advances from shareholders ........................       (126,570)           --
                                                                       ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ..........................     10,071,997       1,429,043
                                                                       ------------    ------------
NET (DECREASE) INCREASE IN CASH ....................................        (45,887)         22,944
CASH, beginning of period ..........................................         45,901          22,957
                                                                       ------------    ------------
CASH, end of period ................................................   $         14    $     45,901
                                                                       ------------    ------------
Supplemental Disclosures of Cash Flow Information:
   Issuance of note under stock repurchase obligation ..............   $       --      $  1,300,000
   Obligation to repurchase 2,000,000 shares of common stock subject
   to put right ....................................................           --         1,000,000
Cash paid during the period for:
   Interest ........................................................        527,715            --
Supplemental non-cash investing and finanical activity:
Acquisition of businesses:
   Current tangible assets acquired ................................        328,411
   Non-current tangible assets acquired ............................      2,809,689
   Current liabilities assumed with acquisitions ...................     (8,457,986)
   Non-current liabilities assumed with acquisitions ...............       (447,790)
   Intangible assets acquired ......................................      3,101,000
   Goodwill recognized on purchase business combinations ...........     22,440,412
   Non-cash consideration ..........................................    (19,332,500)
   Cash acquired in purchase business combinations .................        416,397
                                                                       ------------
   Cash paid to acquire businesses .................................        857,633
                                                                       ------------

See notes to condensed consolidated financial statements.

                              PATRON SYSTEMS, INC.
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - THE COMPANY

ORGANIZATION AND DESCRIPTION OF BUSINESS

Patron Systems, Inc. is a Delaware corporation formed in April 2002 to provide comprehensive, end-to-end information security solutions to global corporations and government institutions.

DEVELOPMENT STAGE OPERATIONS

The Company was a development stage enterprise until December 31, 2004, with a limited history of operations and with no revenues generated from its inception through December 31, 2004. During the period from its inception until December 31, 2004, the Company's principal business activities consisted of raising capital and identifying potential merger and acquisition candidates that have developed high potential technologies with applications in information security and homeland defense. The Company acquired three operating businesses during the year ended December 31, 2005 (Note 4). Accordingly, the Company is no longer considered to be a development stage enterprise effective for the year ended December 31, 2005.

NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION

The Company incurred a net loss of $44,446,151 for the year ended December 31, 2005, which includes $35,210,652 of non-cash charges associated with: legal settlements in the amount of $2,273,622; stock based penalties under an accommodation agreements totaling $777,076; aggregate non-cash interest of $16,489,300 for the intrinsic value of conversion options triggered upon the default of notes, accretion of note discounts and amortization of deferred financing costs; aggregate stock based compensation of $1,554,369 for the amortization of deferred compensation under a stock based compensation arrangement, stock-options issued to a non-employee, common stock issued in lieu of cash for services and the intrinsic value of an employee stock option; asset impairment charges of $14,635,151 recorded in connection with a reduction in the carrying value of goodwill and acquired technology; a loss on a collateralized financing arrangement of $366,193; a loss on an asset disposal of $8,886; and depreciation and amortization of $560,126. The non-cash charges were offset by non-cash gains of $228,900 associated with the settlement of a related party consulting agreement payable, $300,000 associated with a reduction of the intrinsic value of a put right, $389,103 for, a gain on a legal settlement and $19,250 of non-cash interest income. Including the amounts above, the Company used net cash flows in its operating activities of $9,235,499 during the year ended December 31, 2005. The Company's working capital deficiency at December 31, 2005 amounted to $28,249,199 and the Company is continuing to experience shortages of working capital. The Company is also involved in substantial litigation and is being investigated by the Securities and Exchange Commission with respect to certain of its press releases and its use of Form S-8 to register shares of common stock that the Company issued to certain consultants in a prior period. The Company cannot provide any assurance that the outcome of these matters will not have a material adverse effect on its ability to sustain the business. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company expects to continue incurring losses for the foreseeable future due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. The Company's ability to successfully integrate the acquired businesses described in Note 4 is critical to the realization of its business plan. To date, the Company believes that it has lost critical timing advantages in the execution of its business plan as a result of having insufficient working capital (Note 5). The Company raised $11,277,000 of gross proceeds ($10,649,261 net proceeds after the payment of certain transaction expenses) in financing transactions during the year ended December 31, 2005. The Company used $9,235,499 of these proceeds to fund its operations (which includes a $1,388,000 reserve account established to assist the Company in the payment of liabilities assumed in business combinations), and a net of $882,385 in investing activities, which principally includes the cash component of purchase business combinations that the Company consummated (during February and March of 2005), net of cash acquired in the business combinations and the purchase of property and equipment. In addition, the Company repaid an aggregate of $1,239,909 of certain obligations due to certain officer/stockholders, $475,539 of which was a reduction of the funds held in the restricted cash reserve account established in connection with the Entelagent Merger (Note 4). Subsequent to December 31, 2005 the Company raised approximately $720,000 (approximately $540,000 net of transaction expenses) in additional gross funds in a bridge note transaction ("2006 Bridge Notes" - Note 23). In addition, the Company raised $895,000 in a financing which will become part of the Series A Preferred Stock and Warrants (Note 23). The Company is attempting to raise up to an additional $5,400,000 through a proposed sale of its Series A Preferred Stock and Warrants. On March 27, 2006, the Company closed on $4,820,500 of the Series A Preferred Stock and Warrants (Note 23). This amount includes the amounts noted for the 2006 Bridge notes and the $895,000 financing noted above.

On September 23, 2005 the Company communicated a proposal, which it revised in November 2005, offering its creditors and claimants (including lenders, past-due trade accounts, employees, consultants and other service providers with claims for fees, wages, expenses, etc.) a proposed agreement to participate in an exchange of their claims and/or amounts of indebtedness owed for common stock (Note 21). The Company cannot provide any assurance that the acceptance of this proposal or completion of this exchange offer, if completed, will actually improve its ability to fund the further development of its business plan or improve its operations.

As described in Note 23, the Company revised its offer in January 2006 to issue preferred stock, as opposed to common stock, in exchange for such claims. Subsequent to December 31, 2005, creditors and claimants representing approximately 75% of aggregate claims have indicated their acceptance of the Company's proposal.

Subsequent to December 31, 2005 the Company raised $720,000 of gross proceeds (approximately $540,000 net of transaction expenses) in a bridge note transaction (Note 23),. The terms of the bridge note transaction provided for the automatic exchange of these notes for Series A Preferred Stock and Warrants upon the completion of a private placement transaction. On March 27, 2006, the Company issued $4,820,500 of its Series A Preferred Stock and Warrants in a private placement transaction, which includes $720,000 related to the automatic exchange of the bridge notes (Note 23).

The Company is currently in the process of attempting to raise additional capital and has taken certain steps to conserve its liquidity while it continues to integrate the acquired businesses. Although the Company believes that it has access to capital resources, it has not secured any commitments for additional financing at this time nor can the Company provide any assurance that it will be successful in its efforts to raise additional capital and/or successfully execute its business plan.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Entelagent Software Corporation, Complete Security Solutions, Inc., LucidLine, Inc. and PILEC Disbursement Company. All significant inter-company transactions have been eliminated.

DEVELOPMENT STAGE OPERATIONS

We were a development stage enterprise through December 31, 2004 as our activities principally consisted of raising capital and screening potential acquisition candidates in the information and homeland security segments. As described in Note 4, we consummated acquisitions of three businesses that have developed technologies, customer bases and are generating revenue. Accordingly, we are no longer considered to be a development stage enterprise effective for the year ended December 31, 2005.

CASH

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash.

REVENUE RECOGNITION

The Company derives revenues from the following sources: (1) sales of computer software, which includes new software licenses and software updates and product support revenues and (2) services, which include internet access, back-up, retrieval and restoration services and professional consulting services.

The Company applies the revenue recognition principles set forth under AICPA Statement of Position ("SOP") 97-2 "Software Revenue Recognition" and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition" with respect to all of its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the vendor's fee is fixed or determinable, and (iv) collectability is probable.

The Company generates revenues through sales of software licenses and annual support subscription agreements, which include access to technical support and software updates (if and when available). Software license revenues are generated from licensing the rights to use products directly to end-users and through third party service providers.

Revenues from software license agreements are generally recognized upon delivery of software to the customer. All of the Company's software sales are supported by a written contract or other evidence of sale transaction such as a customer purchase order. These forms of evidence clearly indicate the selling price to the customer, shipping terms, payment terms (generally 30 days) and refund policy, if any. The selling prices of these products are fixed at the time the sale is consummated.

Revenue from post contract customer support arrangements or undelivered elements are deferred and recognized at the time of delivery or over the period in which the services are performed based on vendor specific objective evidence of fair value for such undelivered elements. Vendor specific objective evidence is typically based on the price charged when an element is sold separately or, if an element is not sold separately, on the price established by an authorized level of management, if it is probable that the price, once established, will not change before market introduction. The Company uses the residual method prescribed in SOP 98-9 to allocate revenues to delivered elements once it has established vendor-specific evidence for such undelivered elements.

The Company provided its internet access and back-up, retrieval and restoration services under contractual arrangements with terms ranging from 1 year to 5 years. These contracts are billed monthly, in advance, based on the contractually stated rates. At the inception of a contract, the Company may activate the customer's account for a contractual fee that it amortizes over the term of the contract in accordance with Emerging Issues Task Force Issue ("EITF") 00-21 "Revenue Arrangements with Multiple Deliverables." The Company's standard contracts are automatically renewable by the customer unless terminated on 30 days written notice. Early termination of the contract generally results in an early termination fee equal to the lesser of six months of service or the remaining term of the contract.

Professional  consulting  services  are  billed  based on the number of hours of
consultant   services  provided  and  the  hourly  billing  rates.  The  Company recognizes revenue under these arrangements as the service is performed.

Revenue from the resale of third-party hardware and software is recognized upon delivery provided there are no further obligations to install or modify the hardware or software. Revenue from the sales of hardware/software is recorded at the gross amount of the sale when the contract satisfies the requirements of EITF 99-19.

BUSINESS COMBINATIONS

In accordance with business combination accounting, we allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. We engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair value based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from license sales, maintenance agreements, customer contracts and acquired developed technologies; expected costs to develop the in-process research and development into commercially viable products; the acquired company's brand awareness and market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

ACCOUNTS RECEIVABLE

The Company adjusts its accounts receivable balances that it deems to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gains or losses are reflected in the statement of operations in the period of disposal.

GOODWILL AND INTANGIBLE ASSETS

We account for Goodwill and Intangible Assets in accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. We have recorded goodwill in connection with the Company's acquisitions described in Note 4 amounting to $22,440,412. The Company's annual impairment review of goodwill has identified that goodwill impairment charges totaling $12,929,696 are necessary for the year ended December 31, 2005 (Note 5). Intangible assets continue to be amortized over their estimated useful lives.

LONG LIVED ASSETS

The Company periodically reviews the carrying values of its long lived assets in accordance with SFAS 144 "Long Lived Assets" when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable value and records impairment charges when necessary. The Company has determined that an impairment charge of $1,705,455 is necessary for the year ended December 31, 2005 (Note 9).


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


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. The Company's significant estimates principally include the valuation of its intangible assets and goodwill and accrued liability for the Company's estimate of the fair value of preferred stock issued upon the settlement of the accommodation agreements in March 2006 (Notes 16 and 23). Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable accrued expenses, advances from stockholders and all note obligations classified as current liabilities approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of the Company's convertible and subordinated note obligations, stock repurchase obligation and common stock subject to put right approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk, when taken together with any equity instruments concurrently issued to holders.

STOCK OPTION PLANS

As permitted under SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure," which amended SFAS No. 123 "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based compensation arrangements as defined by Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

The following table summarizes the proforma operating results of the Company, had compensation expense for stock options granted to employees been determined in accordance with the fair market value based method prescribed by SFAS No.
123. The Company has presented the following disclosures in accordance with SFAS No. 148.

                                                     Year ended December 31,
                                                 -------------     ------------
                                                     2005              2004
                                                 -------------     ------------
Net Loss, as reported ......................     $(44,446,151)     $ (4,665,451)
   (+) Stock-based compensation cost
   reflected in the financial statements ...           22,500              --
   (-) Stock-based employee compensation
   expense under the fair value method .....         (440,753)       (1,143,611)
                                                 -------------     ------------
Proforma Net Loss ..........................     $(44,864,404)     $ (5,809,062)
                                                 =============     ============
Net Loss per Share-
   Basic and Diluted, as reported ..........     $      (0.76)     $      (0.12)
                                                 =============     ============
   Basic and Diluted, proforma .............     $      (0.77)     $      (0.15)
                                                 =============     ============

NON-EMPLOYEE STOCK BASED COMPENSATION

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."


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


COMMON STOCK PURCHASE WARRANTS

The Company accounts for the issuance of common stock purchase warrants issued with registration rights in accordance with the provisions of EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

NET LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share also includes common stock equivalents outstanding during the period if dilutive. Diluted net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding without an assumed increase in common shares outstanding for common stock equivalents; as such common stock equivalents are anti-dilutive.

As a result of the consummation of the Share Exchange described in Note 1, the Company included 1,200,000 stock options with an exercise price of $.01 per share that it issued to certain employees during 2002 in its calculation of weighted-average number of common shares outstanding for all periods presented.

Net loss per common share excludes the following outstanding options, warrants and convertible notes as their effect would be anti-dilutive:

                                            December 31
                                      -----------------------
                                         2005         2004
                                      ----------   ----------
                  Options .........   11,640,000    5,925,000
                  Warrants ........   12,927,580       15,000
                  Convertible Notes   47,589,120         --
                                      ----------   ----------
                                      72,156,700    5,940,000
                                      ==========   ==========

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also requires consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No. 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIE's or potential VIE's commonly referred


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


to as  special-purpose  entities  for periods  ending  after  December 15, 2003.
Application by public issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have material effect on the Company's financial statements.

In December  2004,  the FASB issued SFAS No. 123R "Share  Based  Payment"  (SFAS
123R). This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. The charge will be reflected in the Company's Statements of Operations during periods in which such charges are recorded, but will not affect its Balance Sheets or Statements or Cash Flows. SFAS 123R is effective for public entities that file as small business issuers--as of the beginning of the first reporting period of the fiscal year that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets" (SFAS 153). SFAS 153 amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this statement are intended be applied prospectively. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for


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


accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its "best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 - BUSINESS COMBINATIONS

MERGER WITH COMPLETE SECURITY SOLUTIONS, INC.

On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, the Company's merger with Complete Security Solutions, Inc. ("CSSI") became effective. The merger was consummated pursuant to a definitive Supplemental Agreement and the Agreement and Plan of Merger, entered into as of February 24, 2005, each among the Company, CSSI Acquisition Co. I, Inc., a wholly-owned subsidiary of the Company and CSSI. Pursuant to the terms of the Supplemental Agreement and Agreement and Plan of Merger with CSSI, CSSI Acquisition Co. I, Inc. merged with and into CSSI, with CSSI surviving the merger as a wholly-owned subsidiary of the Company.

CSSI sells computer software that supports real-time secure collection, delivery and sharing of field-based report information for public safety agencies. The Company believes that CSSI's electronic forms technology provides law enforcement and other justice agencies with secure, real-time access to field reporting data for use inside a department or in a multi-jurisdictional information sharing system. The Company acquired CSSI because it believes that such technologies fit within its strategic plan of building a business that addresses the urgency of homeland and information security initiatives.

In connection with the CSSI merger, the Company issued 7,500,000 shares of common stock in exchange for the outstanding shares of the common stock of CSSI, and subordinated promissory notes in the aggregate principal amount of $4,500,000 (the "Subordinated Notes") and warrants to purchase 2,250,000 shares of common stock ("Purchase Warrants") in exchange for the outstanding shares of the preferred stock of CSSI. The Purchase Warrants have a term of 5 years and an exercise price of $0.70 per share. The Subordinated Notes and Purchase Warrants were issued to Apex Investment Fund V, L.P. ("Apex"), The Northwestern Mutual Life Insurance Company ("Northwestern"), and Advanced Equities Venture Partners I, L.P ("Advanced Equities").

The Subordinated Notes issued to the holders of the outstanding preferred stock of CSSI have an initial term of 120 days (due on June 25, 2005), with the Company's option to extend the term for an additional 60 days to August 24, 2005. The Subordinated Notes are interest free and automatically convert into the securities offered by the Company at the first closing of a subsequent financing for the Company, for such number of offered securities as could be purchased for the principal amount being converted.

The Company did not redeem the Subordinated Notes on August 24, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. Accordingly, the Company recorded a charge of $4,500,000 based upon the intrinsic value of this conversion option measured at the original issuance date of the note. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of the Company's common stock issuable upon exercise of the conversion option that would be issued in this transaction, on a best efforts basis.

The Company has agreed to register the resale of the 7,500,000 shares of common stock issued to the holders of the outstanding common stock of CSSI and the 2,250,000 shares of common stock issuable upon the exercise of the warrants issued to the holders of the outstanding preferred stock of CSSI at such time as the Company next files a registration statement with the Securities and Exchange Commission ("SEC") on a best efforts basis.

MERGER WITH LUCIDLINE, INC.

On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, the Company's merger with LucidLine, Inc. ("LucidLine") became effective. The merger was consummated pursuant to a definitive Supplemental Agreement and the Agreement and Plan of Merger entered into as of February 24, 2005, each among the Company, LL Acquisition I Corp., a wholly-owned subsidiary of the Company and LucidLine. Pursuant to the terms of the Supplemental Agreement and Agreement and Plan of Merger with LucidLine, LL Acquisition I Corp. merged with and into LucidLine, with LucidLine surviving the merger as a wholly-owned subsidiary of the Company.

LucidLine provides high-speed Internet access, synchronized remote back-up, retrieval, and restoration services to small and mid-size businesses. The Company acquired LucidLine because it believes that LucidLine's information protection technologies fit within its strategic plan of building a business that addresses the urgency of homeland and information security initiatives.

In connection with the LucidLine merger, the Company issued 4,400,000 shares of common stock and $200,000 of cash, in exchange for all of the outstanding shares of LucidLine's common stock. The Company has agreed to register the resale of the shares of common stock issued to the holders of the outstanding common stock of LucidLine at such time as the Company next files a registration statement with the SEC on a best efforts basis.

MERGER WITH ENTELAGENT SOFTWARE CORP.

On November 24, 2002, the Company, ESC Acquisition, Inc., a California corporation and wholly-owned subsidiary of Patron ("Entelagent Mergerco"), and Entelagent Software Corp., a California corporation ("Entelagent"), entered into an Agreement and Plan of Merger, (the "Entelagent Merger Agreement") whereby Entelagent Mergerco would be merged with and into Entelagent with Entelagent surviving as a wholly-owned subsidiary of the Company (the "Entelagent Merger"). The Company, Entelagent Mergerco and Entelagent also concurrently entered into a Supplemental Agreement (the "Entelagent Supplemental Agreement").

On February 24, 2005, the Company entered into a definitive Amended and Restated Supplemental Agreement pursuant to which Entelagent Mergerco would merge with and into Entelagent, with Entelagent surviving the merger as a wholly-owned subsidiary of the Company. On March 30, 2005, pursuant to the filing of an Amended and Restated Agreement and Plan of Merger, the Company's merger with Entelagent became effective. The Amended and Restated Agreement and Plan of Merger amended and restated the Entelagent Merger Agreement.

Entelagent provides flexible and scalable real-time content-aware e-mail monitoring and post-event review of e-mail messages and their attachments as well as infrastructure for knowledge management of archived e-mail messages and attachments in all media. Entelagent's e-mail content monitoring technology addresses the need for comprehensive internal security measures to safeguard company intellectual capital. The Company acquired Entelagent because it believes that Entelagent's information surveillance and protection technologies fit within its strategic plan of building a business that addresses the urgency of homeland and information security initiatives.

In connection with the Entelagent Merger, the Company issued 3,000,000 shares of the Company's common stock in exchange for all of the outstanding shares of the capital stock of Entelagent. The Company has agreed to register the resale of the 3,000,000 shares of common stock issued to the holders of the outstanding capital stock of Entelagent at such time as the Company next files a registration statement with the SEC on a best efforts basis. In addition, pursuant to the terms of the Amended and Restated Supplemental Agreement, the Company also agreed to (i) issue to certain officers, directors, stockholders and creditors of Entelagent, in consideration of amounts owed by Entelagent to such parties, promissory notes in the aggregate principal amount of $2,640,000, with interest payable thereon at a rate of 8% per annum and maturing one year after the completion of the merger and (ii) pay and satisfy $1,388,000 in outstanding liabilities of Entelagent. The Company placed $1,388,000 of the proceeds it received from the Interim Bridge Financing I financing transaction completed on February 28, 2005 in a reserve account established to assist the Company in the payment of such liabilities. The non-disbursed funds as of December 31, 2005 are presented as restricted cash in the accompanying balance sheet.

Subsequent to the date of the acquisition, the Company modified its purchase price allocation for the finalization of amounts owed by approximately $37,000 and thereby reduced the aggregate balance of the notes issued in connection with the consummation of the Entelagent Merger to $2,602,912.

BUSINESS COMBINATION ACCOUNTING

The Company accounted for its acquisitions of CSSI, LucidLine and Entelagent using the purchase method of accounting prescribed under SFAS 141 "Business Combinations." Under the purchase method, the acquiring enterprise records any purchase consideration issued to the sellers of the acquired business at their fair values. The aggregate of the fair value of the purchase consideration plus any direct transaction expenses incurred by the acquiring enterprise is allocated to the assets acquired (including any separately identifiable intangibles) and liabilities assumed based on their fair values at the date of acquisition. The excess of cost of the acquired entities over the fair values of identifiable assets acquired and liabilities assumed was recorded as goodwill. The results of operations for each of the acquired companies following the dates of each business combination is included in the Company consolidated results of operations for the year ended December 31, 2005.

The Company evaluated each of the aforementioned transactions to identify the acquiring entity as required under SFAS 141 for business combinations effected through an exchange of equity interests. Based on such evaluation the Company determined that it was the acquiring entity in each transaction (and cumulatively for all transactions) as (1) the larger portion of the relative voting rights in the Company after each combination was retained by its previously existing stockholders, (2) the previously existing stockholders, through their retention of a majority of voting rights, retained the ability to elect or appoint a voting majority of the governing body of the combined entity, and (3) under the terms of the exchange of equity securities, the Company paid a premium over the market value of the equity securities of the other combining entities.

The following table provides a breakdown of the purchase price including the fair value of purchase consideration issued to the sellers of the acquired business and direct transaction expenses incurred by the Company in connection with consummating these transactions:

                              CSSI       LucidLine    Entelagent       Total
-----------------------   -----------   -----------   -----------   -----------
Cash ..................   $      --     $   200,000   $      --     $   200,000
Common Stock ..........     6,375,000     3,740,000     2,550,000    12,665,000
Subordinated promissory
  notes................     4,500,000          --            --       4,500,000
Common stock warrants .     1,912,500          --            --       1,912,500
Transaction expenses ..       398,128       154,611       359,894       912,633
   Total Purchase Price   $13,185,628   $ 4,094,611   $ 2,909,894   $20,190,133

The fair value of common stock issued to the sellers as purchase consideration was determined in accordance with the provisions of EITF 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination." The fair value of subordinated notes issued to the sellers as purchase consideration is considered to be equal to their principal amounts due to the short-term maturity of those instruments. The Company calculated the fair value of common stock purchase warrants issued to the sellers as purchase consideration using the Black-Scholes option-pricing model.

Transaction expenses, which include legal fees and transaction advisory services directly related to the acquisitions amount to $912,633. Such fees include $657,633 paid in cash and $255,000 for the fair value of 300,000 common stock purchase warrants issued to Laidlaw & Company UK Ltd. ("Laidlaw") in its capacity as a transaction advisor.

PURCHASE PRICE ALLOCATION

Under business combination accounting, the total purchase price was allocated to CSSI's and LucidLine's net tangible and identifiable intangible assets based on their estimated fair values as of February 25, 2005. The total purchase price allocation for Entelagent's net tangible and identifiable intangible assets was based on their estimated fair values as of March 30, 2005. The allocation of the purchase price for these three acquisitions is set forth below. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill.

The Company assumed $476,594 of payroll and sales tax liabilities in its acquisition of Entelagent that were in arrears at the date the transaction was consummated (Note 15). These liabilities have been estimated at their fair value in the purchase price allocation. The settlement of these amounts is in negotiation and could change, as the outcome of any proposed settlement is unknown at the date of filing.

The purchase price allocation was based upon a valuation study performed by an independent outside appraisal firm. The Company, in formulating the allocation, considered its intention for future use of the acquired assets, analyses of the historical financial performance of each of the acquired businesses and estimates of future performance of each acquired businesses' products and services. The Company made certain adjustments during the year ended December 31, 2005 to its original purchase price allocation as a result of (a) having negotiated settlements of certain liabilities that it assumed in its business combination with Entelagent, (b) having completed the audits of the acquired businesses and (c) the reevaluation of the carrying amounts of certain accounts receivable balances recorded in purchase accounting. These changes resulted in a net increase of $6,660 to the Company's original determination of goodwill. In addition, the Company reduced both other current assets and current liabilities by $27,500 to offset a prepayment of a liability that occurred prior to the acquisition.

                                          CSSI         LucidLine       Entelagent        Total
-----------------------------------   ------------    ------------    ------------    ------------
Fair value of tangible assets:
   Cash ...........................   $    399,636    $      9,563    $      7,198    $    416,397
   Accounts receivable ............         27,791          22,936          84,918         135,645
   Employee receivables ...........        111,773           2,000          27,500         141,273
   Other current assets ...........         45,177             326           5,990          51,493
-----------------------------------   ------------    ------------    ------------    ------------
      Total current assets ........        584,377          34,825         125,606         744,808
Property and Equipment ............         62,000          61,000          12,000         135,000
Other assets ......................           --              --              --              --

Advances to prospective affiliates       2,674,689            --              --         2,674,689
-----------------------------------   ------------    ------------    ------------    ------------
Total tangible assets .............      3,321,066          95,825         137,606       3,554,497
Liabilities assumed:
   Accounts payable ...............       (128,854)        (32,473)       (345,769)       (507,096)
   Advances from prospective
      affiliate ...................          --           (829,032)     (2,363,359)     (3,192,391)
   Accrued expenses and other
      current liabilities .........       (404,168)           --        (4,354,331)     (4,758,499)
-----------------------------------   ------------    ------------    ------------    ------------
      Total current liabilities ...       (533,022)       (861,505)     (7,063,459)     (8,457,986)
Long term liabilities .............           --          (102,460)       (345,330)       (447,790)
-----------------------------------   ------------    ------------    ------------    ------------
      Total liabilities assumed ...       (533,022)       (963,965)     (7,408,789)     (8,905,776)
-----------------------------------   ------------    ------------    ------------    ------------
Net tangible assets acquired ......      2,788,044        (868,140)     (7,271,183)     (5,351,279)
Value of excess allocated to:
   Developed technology ...........        670,000            --         1,900,000       2,570,000
   Customer relationships .........        180,000            --              --           180,000
   Trademarks and tradenames ......         55,000            --           106,000         161,000
   In-process research and
      development .................        190,000            --              --           190,000
   Goodwill .......................      9,302,584       4,962,751       8,175,077      22,440,412
-----------------------------------   ------------    ------------    ------------    ------------
Purchase Price ....................   $ 13,185,628    $  4,094,611    $  2,909,894    $ 20,190,133
                                      ============    ============    ============    ============

PROFORMA FINANCIAL INFORMATION

The unaudited financial information in the table below summarizes the combined results of operations of the Company and CSSI, LucidLine and Entelagent, on a proforma basis, as if the companies had been combined as of the beginning of each of the periods presented.

The unaudited proforma financial information for the year ended December 31, 2005 combines the historical results for Patron for the year ended December 31, 2005 and the historical results for CSSI and LucidLine for the period from January 1, 2005 to February 24, 2005 and the historical results for Entelagent for the period from January 1, 2005 to March 30, 2005. The unaudited proforma financial results for the year ended December 31, 2004 combines the historical results for Patron for this period with the historical results for CSSI, Entelagent and LucidLine for the year ended December 31, 2004.

                                                      2005             2004
-----------------------------------------------   ------------    ------------
Total revenues ................................   $    800,710    $  1,822,197
Net loss ......................................    (46,152,799)    (12,390,906)
Weighted average shares outstanding on a
  proforma basis ..............................     61,022,946      53,708,280
Proforma net loss per share, basic and diluted    $      (0.76)   $      (0.23)

The proforma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions of these three companies had taken place at the beginning of each of the periods presented

NOTE 5 - IMPAIRMENT OF GOODWILL

The Company recorded $22,440,412 of goodwill in connection with its acquisitions of CSSI, LucidLine and Entelagent (Note 4). The amount of goodwill that the Company recorded in connection with these acquisitions was determined by comparing the aggregate amounts of the respective purchase prices plus related transaction costs to the fair values of the net tangible and identifiable intangible assets acquired for each of the businesses described in Note 4.

The Company performed its annual impairment test of goodwill at its designated valuation date of December 31, 2005 in accordance with SFAS 142. As a result of these tests, the Company determined that the recoverable amount of goodwill with respect to its business amounted to $9,510,716. Accordingly, the Company recorded a goodwill impairment charge in the amount of $12,929,696 for the year ended December 31, 2005. The valuation was performed by an outside specialist using a weighted average discounted cash flows modeling approach.

The Company recorded the aforementioned charge during the quarter ended December 31, 2005 after key management re-evaluated the Company's available resources and the strategic direction of the business. As a result of having made this evaluation, management determined that the Company's entry into the market for homeland security information systems solutions was not feasible given its limited capital resources. Accordingly, management determined that, it would be necessary to curtail certain of the businesses activities and principally pursue opportunities for sales of its software products in commercial applications. The Company also believes that the delays it experienced in executing its business plan enabled its competitors to gain market share. The Company attributes such delays to the fact that it had limited capital and human resources during 2005, which it principally used to bring the Company into compliance with its SEC reporting obligations. The Company cannot provide any assurance as to when, if ever, it will gain the market share it had originally expected to at the time it completed its acquisitions of CSSI, Entelagent, and Lucidline or that it will be successful in its efforts to pursue opportunities for commercial sales of its products.

Based on these factors, the Company revised its forecasts of future sales to give effect to certain external factors which include (i) changes in market conditions and increasing competition that occurred with the passage of time, and (ii) its decision to no longer pursue opportunities for homeland security information systems solutions. In addition, the Company's limited capital resources have had a material adverse affect on its ability to sustain the level of growth it had originally assumed at the time it formulated its business plan

NOTE 6 - OTHER CURRENT ASSETS

Other current assets consist of the following:

                                       December 31, 2005
                                       -----------------
Employee receivables.................. $         52,029
Prepaid expenses......................           78,100
Deposits..............................           22,872
                                       -----------------
  Other current assets................ $         153,001
                                       =================

Note 7 - Property and Equipment

                                       December 31, 2005
                                       -----------------
Computers............................  $        168,210
Furniture and Fixtures...............            53,562
Leasehold improvements...............             4,490
                                       -----------------
    sub-total........................           226,262
less: accumulated depreciation.......           (56,337)
                                       -----------------
    Property and equipment, net......  $        169,925
                                       =================

Depreciation expense amounted to $56,337 for the year ended December 31, 2005. The Company did not employ property and equipment during the year ended December 31, 2004 and therefore did not incur any depreciation expense in that year.


NOTE 8 - DEFERRED FINANCING COSTS

Deferred financing costs at December 31, 2005, include the following:

                                                                           Interim Bridge Financing
                                                          --------------------------------------------------------
                                                           Bridge I       Bridge II      Bridge III       Total
                                                          -----------    -----------    -----------    -----------
Cash fees paid to agent and investor to originate loans   $   316,579    $   305,160    $     6,000    $   627,739
Fair value of warrants issued to:
   Placement agent ....................................       297,500         80,867           --          378,367
   Investors upon the extension of due dates ..........       822,500         65,338         59,087        946,925
                                                          -----------    -----------    -----------    -----------
                                                            1,436,579        451,365         65,087      1,953,031
Accumulated amortization ..............................    (1,436,579)      (451,365)       (65,087)    (1,953,031)
                                                          -----------    -----------    -----------    -----------
Deferred financing costs, net .........................   $      --      $      --      $      --      $      --
                                                          ===========    ===========    ===========    ===========

The Company incurred $316,579 of cash fees and $297,500 of non-cash fees representing the fair value of 350,000 common stock purchase warrants issued to Laidlaw in its capacity as the placement agent in the $3,500,000 Interim Bridge Financing I (Note 11) completed in February 2005. Fees incurred in connection with the Interim Bridge I Financing were fully amortized during the year ended December 31, 2005.

On June 28, 2005, the Company elected to extend the due date of the Interim Bridge Financing I notes in exchange for 1,750,000 additional common stock purchase warrants (the "Bridge I Extension Warrants") that were issued to the investors in this transaction. The aggregate fair value of the warrants, which amounted to $822,500 was recorded as a deferred financing cost and was fully amortized over the 60-day extension period, which ended on August 27, 2005.

The Company incurred cash fees of $305,160 and non-cash fees of $80,867 representing the fair value of 152,580 common stock purchase warrants issued to Laidlaw & Company (UK) Ltd. in its capacity as the placement agent in the $2,543,000 Interim Bridge Financing II (Note 11). These deferred financing costs were fully amortized during the year ended December 31, 2005.

Beginning on October 4, 2005, the Company elected to extend the due date of the Interim Bridge Financing II notes in exchange for 1,271,500 additional common stock purchase warrants (the "Bridge II Extension Warrants") that were issued to investors in this transaction. The aggregate fair value of the warrants, which amounted to $65,338 was recorded as a deferred financing cost and was fully amortized over the 60-day extension period, which ended on December 2, 2005.

The Company paid $6,000 to Advanced Equities on July 29, 2005 with respect to transaction services performed in connection with the Interim Bridge Financing III (Note 11) completed in September 2005. The fees were fully amortized over the term of the note to November 25, 2005.

Beginning on October 29, 2005, the Company elected to extend the due date of the Interim Bridge Financing III notes in exchange for 1,200,000 additional common stock purchase warrants (the "Bridge III Extension Warrants") that were issued to investors in this transaction. The aggregate fair value of the warrants, which amounted to $59,087, was recorded as deferred financing cost. This deferred financing cost was fully amortized as of December 31, 2005.

The fair value of all of the aforementioned warrants was determined using the Black-Scholes option-pricing model. Amortization of deferred financing costs amounted to $1,953,031 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations.


NOTE 9 - INTANGIBLE ASSETS

During the quarter ended December 31, 2005, the Company recorded a $1,705,455 charge for the impairment of the developed technology assets acquired in the CSSI and Entelagent acquisitions. After reevaluating the resources available to the Company and the strategic direction of the business, management has developed revised business plans and financial projections. The Company believes that the delays it has experienced in implementing its business plan may have resulted in the potential impairment of the developed technology assets and that an impairment analysis should be performed. In performing the analysis for recoverability, the Company estimated the future cash flows expected to result from these software products. Since the estimated discounted cash flows were less than the carrying value of the related assets, it was concluded that an impairment loss should be recognized. In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," the impairment charge was determined by comparing the estimated fair value of the related assets to their carrying value. The write down established a new cost basis for the impaired assets.

The components of intangible assets as of December 31, 2005 are set forth in the following table:

                                                            IMPAIRMENT OF
                                                              DEVELOPED     NET BOOK     ESTIMATED
                              FAIR VALUE     ACCUMULATED     TECHNOLOGY     VALUE AT      USEFUL
                            AND ADDITIONS   AMORTIZATION     INTANGIBLE     12/31/05       LIFE
-------------------------   -------------   ------------    ------------   -----------   ---------
Developed technology ....   $   2,570,000   $    396,670    $(1,705,455)   $   467,875   5 years
Customer relationships ..         180,000         37,500           --          142,500   4 years
Trademarks and tradenames         161,000         31,335           --          129,665   4 years
In-process research and
development .............         524,387         31,670           --          492,717   5 years
                            -------------   ------------    ------------   -----------
                            $   3,435,387   $    497,175    $(1,705,455)   $ 1,232,757
                            =============   ============    ===========    ===========

The Company classifies amortization of developed technology as a component of cost of sales. Amortization expense amounted to $497,175 for the year ended December 31, 2005.

AMORTIZATION OF INTANGIBLE ASSETS

The amortization of intangible assets will result in the following additional expense by year:

                                    INTANGIBLE
YEARS ENDED DECEMBER 31:           AMORTIZATION
------------------------        -----------------
          2006                            267,007
          2007                            300,215
          2008                            300,215
          2009                            231,380
          2010                            100,731
          2011                             33,209
                                 -----------------
                                       $1,232,757
                                 =================

NOTE 10 - DEMAND NOTES PAYABLE

The Company borrowed an aggregate amount of $695,000 from four unrelated parties. These notes are payable on demand and bear interest at the rate of 10% per annum. Interest expense on these notes amounted to $69,500, $69,500 and $58,062 for years ended December 31, 2005, 2004 and 2003, respectively.

Other demand notes at December 31, 2005 total $361,056 and include a note payable to Lok Technology in the amount of $312,556 which is secured by Entelagent's accounts receivable and bears interest at 15% per annum. Interest on these other demand notes amounted to $53,737 for the year ended December 31, 2005.

NOTE 11 - BRIDGE NOTES PAYABLE

INTERIM BRIDGE FINANCING I

On February 28, 2005, the Company completed a $3,500,000 financing (the "Interim Bridge Financing I") through the issuance of 10% Senior Convertible Promissory Notes (the "Bridge I Notes") and warrants to purchase 1,750,000 shares of the Company's common stock ("Bridge I Warrants") (Note 18). The warrants have a term of 5 years and an exercise price of $0.70 per share. Prior to final maturity, the Bridge I Notes may be converted into securities that would be issuable at the first closing of a subsequent financing by the Company, for such number of offered securities that could be purchased for the principal amount being converted. The Bridge I Notes had an initial term of 120 days (due on June 28, 2005) with interest at a contractual rate of 10% per annum and featured an option for the Company to extend the term for an additional 60 days to August 27, 2005.

In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the Company allocated $2,456,140 of the proceeds to the Bridge I Notes and $1,043,860 of proceeds to the Bridge I Warrants based on the relative fair values of these financial instruments. The difference between the carrying amount of the Bridge I Notes and their contractual redemption amount was accreted as interest expense to June 28, 2005, their earliest date of redemption. Accretion of the aforementioned discount amounted to $1,043,860 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations.

On June 28, 2005, the Company elected to extend the contractual maturity date of the Bridge I Notes for an additional 60 days to August 27, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, the Company was required to issue the 1,750,000 additional warrants (the "Bridge I Extension Warrants") (Note 18) to purchase such number of shares of common stock equal to 1/2 of a share for each $1.00 of principal amount outstanding. The Bridge I Extension Warrants have a term of 5 years and an exercise price of $0.70 per share. The Bridge I Extension Warrants are included in Deferred Financing Costs at their fair value, which amounts to $822,500.

The Company did not redeem the Bridge I Notes on August 27, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. Accordingly, the Company recorded a charge of $3,500,000 based upon the intrinsic value of this conversion option which was measured at the original issuance date of the note in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of the Company's common stock issuable upon exercise of the conversion option that would be issued in this transaction, on a best efforts basis.

Contractual interest expense on the Bridge I Notes amounted to $326,164 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations

The Company sold these securities to thirty-three accredited investors introduced by Laidlaw, the placement agent in the Interim Bridge Financing I. As described in Note 8, the Company incurred $614,079 of fees in connection with this transaction including $297,500 for the fair value of warrants to purchase up to 350,000 shares of the Company's common stock (the "Placement Agent Warrants") at an exercise price of $0.70 per share.

INTERIM BRIDGE FINANCING II

On June 6, 2005, the Company completed a $2,543,000 financing (the "Interim Bridge Financing II") through the issuance of (i) 10% Junior Convertible Promissory Notes (the "Bridge II Notes") and (ii) warrants to purchase 1,271,500 shares of common stock (the "Bridge II Warrants") (Note 18). The warrants have a term of 5 years and an exercise price of $0.60 per share. Prior to maturity, the Junior Convertible Promissory Notes may be converted into the securities offered by the Company at the first closing of a subsequent financing for the Company, for such number of offered securities as could be purchased for the principal amount being converted.

In accordance with APB 14, the Company allocated $2,010,277 of the proceeds to the Bridge II Notes and $532,723 of proceeds to the Bridge II Warrants based on the relative fair values of these financial instruments. The difference between the carrying amount of the Bridge II Notes and their contractual redemption amount is being accreted as interest expense to October 3, 2005, their earliest date of redemption. Accretion of the aforementioned discount amounted to $532,723 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations.

On October 4, 2005, the Company elected to extend the contractual maturity date of the Bridge II Notes for an additional 60 days to December 2, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, the Company was required to issue the 1,271,500 additional warrants (the "Bridge II Extension Warrants") (Note 18) to purchase such number of shares of common stock equal to 1/2 of a share for each $1.00 of principal amount outstanding. The Bridge II Extension Warrants have a term of 5 years and an exercise price of $0.60 per share. The Bridge II Extension Warrants are included in Deferred Financing Costs at their fair value, which amounts to $65,338.

The Company did not redeem the Bridge II Notes on December 2, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. Accordingly, the Company recorded a charge of $2,543,000 based upon the intrinsic value of this conversion option measured at the original issuance date of the note in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of the Company's common stock issuable upon exercise of the conversion option that would be issued in this transaction, on a best efforts basis.

Contractual interest expense on the Bridge II Notes amounted to $171,434 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations

The Company sold these securities to seven accredited investors introduced by Laidlaw, placement agent in the Interim Bridge Financing II. As described in
Note 8, the Company incurred $386,027 of fees in connection with this transaction including a cash fee of $305,160 and $80,867 for the fair value of warrants to purchase 152,580 shares of the Company's common stock at an exercise price of $0.60 per share.

INTERIM BRIDGE FINANCING III

Beginning on July 1, 2005, and continuing through December 31, 2005, the Company completed, through 12 separate fundings, a $5,234,000 financing (the "Interim Bridge Financing III") through the issuance of (i) 10% Junior Convertible Promissory Notes (the "Bridge III Notes") and (ii) warrants to purchase up to 2,617,000 shares of common stock (the "Bridge III Warrants") (Note 18). The warrants have a term of 5 years and an exercise price of $0.60 per share. Prior to maturity, the Junior Convertible Promissory Notes may be converted into the securities offered by the Company at the first closing of a subsequent financing for the Company, for such number of offered securities as could be purchased for the principal amount being converted.

In accordance with APB 14, the Company allocated $4,645,544 of the proceeds to the Bridge III Notes and $587,595 of proceeds to the Bridge III Warrants. The difference between the carrying amount of the Bridge III Notes and their contractual redemption amount is being accreted as interest expense to various dates from November 1, 2005, their earliest date of redemption. Accretion of the aforementioned discount amounted to $566,686 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations.


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The  Bridge III Notes  have an  initial  term of 120 days (due on various  dates beginning October 28, 2005) with interest at 10% per annum and feature an option for the Company to extend the term for an additional 60 days to various dates beginning December 28, 2005. Upon the extension of the maturity date of the Bridge III Notes, the contractual interest rate would increase to 12% per annum, and the Company would be required to issue warrants (the "Bridge III Extension Warrants") (Note 18) to purchase such number of shares of the Company's common stock equal to one-half of a share for each $1.00 of principal then outstanding. The Bridge III Extension Warrants issuable upon extension of the maturity date of the Junior Convertible Promissory Notes feature a term of 5 years and an exercise price of $0.60 per share. In addition, if the Bridge III Notes are not paid in full on or before the extended maturity date, each note becomes convertible into 3.84 shares of the Company's common stock for each $1.00 of principal then outstanding. The intrinsic value of this conversion option measured at the issuance date of the notes amounts to $3,600,000 and would be recognized as interest expense in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of its common stock issuable upon exercise of the conversion option that would be issuable in this transaction, on a best efforts basis.

Beginning on October 29, 2005, the Company elected to extend the contractual maturity date of the various Bridge III Notes for an additional 60 days to various dates beginning December 28, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, the Company was required to issue the 1,200,000 additional warrants (the "Bridge III Extension Warrants") to purchase such number of shares of common stock equal to 1/2 of a share for each $1.00 of principal amount outstanding. The Bridge III Extension Warrants have a term of 5 years and an exercise price of $0.60 per share. The Bridge III Extension Warrants are included in Deferred Financing Costs at their fair value, which amounts to $59,086.

The Company did not redeem the Bridge III Notes beginning on December 28, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. This amounts to a total of 7,104,000 shares as of December 31, 2005. Accordingly, the Company recorded a charge of $301,379 based upon the intrinsic value of this conversion option measured at the original issuance date of the notes in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of the Company's common stock issuable upon exercise of the conversion option that would be issued in this transaction, on a best efforts basis.

Contractual interest expense on the Bridge III Notes amounted to $172,816 for the year ended December 31, 2005 and is included as a component of interest expense in the accompanying statement of operations

The Company sold these securities to Apex, Northwestern, and Advanced Equities. Funding for the Bridge III Notes included the conversion of $1,650,000 of stockholder advances made during the period March 30, 2005 to June 30, 2005 into Bridge III Notes. In conjunction with Bridge III Notes, Advanced Equities was paid a fee of $6,000 as described in Note 8.

NOTE 12 - RELATED PARTY TRANSACTIONS

EXPENSE REIMBURSEMENTS DUE TO OFFICERS AND STOCKHOLDERS

Certain stockholders and officers of the Company have paid expenses on the Company's behalf since its inception, of which the outstanding balance amounts to $172,238 which includes approximately $15,000 for additional expenses submitted for reimbursement and approximately $270,000 of expenses reimbursed during the year ended December 31, 2005. The amounts payable to such officers and stockholders are due on demand.

NOTES PAYABLE TO OFFICERS AND STOCKHOLDERS

Notes payable to officers and stockholders, the outstanding balance of which amounts to $235,712 at December 31, 2005 bear interest at 10% per annum and are due on demand. Interest expense on these notes amounted to $18,900 and $18,900 for the years ended December 31, 2005 and 2004, respectively.

CONSULTING AGREEMENT PAYABLE

On June 8, 2005, the Company negotiated a settlement regarding the consulting agreement payable with a related party. The terms of the settlement agreement terminate the prior agreement and reduce the remaining payments due under the contract to $150,000. A $50,000 payment was made upon the execution of the agreement and two additional $50,000 payments were due, one to be made upon the completion of a follow-on-financing by the Company


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and one not later than  September 30, 2005.  The $150,000  reduction in payments was recorded as a reduction of general and administrative expense during the quarter ended June 30, 2005. Additionally, the settlement agreement terminates an obligation for the Company to issue 100,000 shares of unrestricted stock. The stock issuable under this commitment was recorded in 2004 as common stock issued in lieu of cash for services in the amount of $78,900. The rescission of the stock issuable under this arrangement resulted in an additional reduction of $78,900 in general and administrative expenses during the year ended December 31, 2005.

The payment due on September 30, 2005 was not made by the Company. The balance due under this arrangement, which amounts to $100,000 as of December 31, 2005, is included in the liabilities that the Company has offered to settle under the proposed Creditor and Claimant Liabilities Restructuring described in Note 23.

NOTES PAYABLE (TO CREDITORS OF ACQUIRED BUSINESS)

The notes issued to creditors of Entelagent described in Note 4, include $2,101,357 payable to related parties for settlement of accrued payroll, notes payable and expense reimbursements. Aggregate interest expense on these notes amounts to $155,959 for the year ended December 31, 2005.

RELATED PARTY PAYMENTS

During the year ended December 31, 2005, the Company made payments of $475,539 to related parties from the $1,388,000 restricted cash reserve account established in connection with the Entelagent Merger (Note 4). Such payments reduced certain outstanding liabilities of Entelagent including advances from shareholders, accounts payable and payroll liabilities.

During the year ended December 31, 2005, the Company made a $200,000 payment to Patrick J. Allin and the Allin Dynastic Trust under the terms of the settlement agreement reached on June 6, 2005 (Note 15).


NOTE 13 - OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2005 principally consists of $476,594 of accrued payroll and sales tax liabilities and penalties, the settlement of which is being negotiated, and estimated penalties that the Company assumed in its acquisition of Entelagent (Note 4). These liabilities are intended to be paid from restricted cash. Also included in this balance is $469,622 related to two judgments against the Company (Note 17).


NOTE 14 - DEFERRED REVENUE

Deferred revenue at December 31, 2005 includes (1) $137,149 for the fair value of remaining service obligations on maintenance and support contracts, and (2) $194,932 for contracts on which the revenue recognition is deferred until contract deliverables have been completed.


NOTE 15 - SETTLEMENT WITH PATRICK J. ALLIN, FORMER CHIEF EXECUTIVE OFFICER

On June 6, 2005, the Company entered into a settlement of certain employment and indemnification related claims brought by Patrick J. Allin, the Company's former Chief Executive Officer and former member of its Board of Directors, against the Company during the year ended December 31, 2004. Pursuant to the Settlement Agreement and Mutual Release dated June 2, 2005, among the Company, Patrick J. Allin (Mr. Allin") and The Allin Dynastic Trust, the Company agreed to pay to Mr. Allin, in settlement of all claims, an aggregate payment of $1,150,000 payable as follows: (i) $200,000 that was paid upon execution of the Settlement Agreement and Mutual Release and (ii) $950,000 payable in cash and/or a promissory note upon the consummation of a follow-on-financing by the Company. The parties also agreed to release all claims existing as of the date of the Settlement Agreement and Mutual Release. The Settlement Agreement and Mutual Release featured a provision to terminate on August 15, 2005 if the Company did not consummate a follow-on-financing by such date, which date was extended to August 21, 2005. The Company accrued an aggregate of $933,493 in amounts repayable to Mr. Allin up through the date of his termination in February 2004. The difference between the amounts accrued and the cash settlement, which difference amounts to $216,507, was recorded in general and administrative expense in the quarter ended March 31, 2004. The amount payable to Mr. Allin under this provision of the settlement, totaling $1,130,022, is presented net of the $200,000 payment that was made upon the execution of the agreement and includes $48,522 of interest and $130,500 of penalties (described below) accrued during the year ended December 31, 2005.


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


Pursuant to the Settlement Agreement and Mutual Release, the Company also agreed to purchase from Mr. Allin and The Allin Dynastic Trust an aggregate of four million (4,000,000) shares of the Company's common stock as follows: (i) two million (2,000,000) shares (the "Initial Shares") through the issuance of promissory notes in the aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) and (ii) two million (2,000,000) shares (the "Remainder Shares") through a cash payment from the proceeds of a follow-on-financing by the Company, at a price per share equal to the lesser of
(a) $.50 per share or (b) 90% of the issue price or conversion price, as the case may be, of the security issued in a follow-on-financing, provided however that in the event that 90% of the issue price or conversion price, as the case may be, of the security issued in the follow-on-financing is less than $.50 per share, Mr. Allin and/or The Allin Dynastic Trust may, at their option, decline to sell any or all of the Remainder Shares to the Company.

The promissory notes issued to purchase the Initial Shares bear interest at an annual rate of 8%, with interest payments due and payable on the last day of August, November, February and May during the term of the promissory notes, with a maturity date of June 30, 2006. In addition, if the Company defaults on certain terms under the promissory notes, and such default remains uncured for five days, all payments under the promissory notes accelerate and the Company agrees to confess to a judgment against the Company in a court of the promissory note holder's choosing in Cook County, Illinois. In the alternative, the holders of the promissory notes may demand that the shares purchased by the promissory notes be returned in fulfillment of all obligations remaining under such promissory notes.

As a result of this agreement to repurchase shares of common stock from Mr. Allin and The Allin Dynastic Trust, the Company has recorded certain liabilities and adjustments to stockholders' deficiency retroactively to the quarter ended March 31, 2004.

For the Initial Shares the Company recorded a $1,738,667 note payable to Mr. Allin with a corresponding increase of $1,600,000 in stockholders' deficiency and a $138,667 charge to operations for interest payable through June 6, 2006. For the Remainder Shares, the Company recorded a $1,000,000 put right as temporary equity with a corresponding charge to operations of $300,000 for the intrinsic value of the put right on June 6, 2005 (fair value of common stock of $.65 per share less the minimum conversion price of $50. per share) and a $700,000 net increase in stockholders' deficiency. The aggregate charge of $438,667 for the interest and the intrinsic value of the conversion option embedded in the remainder shares is presented as a litigation loss in the statement of operations for the year ended December 31, 2004. Common stock outstanding in the accompanying balance sheet is presented net of the 2,000,000 Initial Shares that are subject to the repurchase obligation.

As of December 31, 2005, the fair value of the Company's common stock was $0.05 per share, which resulted in a reduction of the charge for the intrinsic value of the put right granted on June 6, 2005 to $0. Such reduction is presented as a change in the intrinsic value of put right in the accompanying statement of operations for the year ended December 31, 2005.

Effective January 1, 2006, the Company and Mr. Allin and the Allin Dynastic Trust entered into Stock Subscription Agreement and Mutual Release agreements (the "Series A-1 Agreements') to settle all claims as described in Note 23.


NOTE 16 - ACCOMMODATION AGREEMENT

In November 2002, the Company entered into a financing arrangement with a third party financial institution (the "Lender"), pursuant to which the Company would borrow $950,000 under a note to be collateralized by the pledge of 950,000 shares of registered stock from five different stockholders. In connection with this arrangement, the Company executed a series of Accommodation Agreements with these stockholders wherein each stockholder pledged their shares in return for the right to receive on or before November 17, 2003 the return of the pledged shares, or replacement shares in the event of foreclosure, and one additional share of common stock for every four shares pledged as compensation. The Company also agreed to use "best efforts" to register these shares with the US Securities and Exchange Commission 12 months from the date of issue.

In December 2002, the Company received approximately $450,000 of proceeds under the note and provided the Lender with the pledged shares. Since that date, no additional proceeds were provided by the Lender. The Company accounted for the Lender's failure to fund the facility and return the pledged shares as a foreclosure on the loan collateral. In addition, the Accommodation Agreements provided for the Company to pay a penalty in the event of its failure to cause the replacement shares to be registered on or before March 31, 2003. As a result, the Company


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


has accrued a penalty for the fair value of 450,000 shares per quarter which penalty amounted to $777,076 and $1,434,900 for the years ended December 31, 2005 and 2004, respectively.

STOCK PLEDGE ARRANGEMENT

In April 2004, a stockholder of the Company entered into a one-year stock loan financing arrangement ("Stock Financing Facility") with a third party financial institution, pursuant to which such stockholder committed to obtain financing for the Company under a credit facility collateralized by the pledge of 685,000 shares of registered stock (the "Pledged Stock") that was pledged by a second stockholder (the "Pledging Stockholder"). In connection with this arrangement, the Company executed an accommodation agreement with the Pledging Stockholder committing to issue 685,000 shares of restricted stock (the "Replacement Stock") on April 2, 2005 (the "Termination Date") in the event of a loss of the Pledged Stock, plus a premium of 205,500 shares (the "Premium Shares") for entering into the agreement. The Company also agreed to register 300,000 shares of restricted stock held by the Pledging Stockholder (the "Held Stock") within thirty days of the agreement and to use its best efforts to register with the SEC, both the Replacement Stock and Premium Stock within 12 months from their date of issue.

The Company received $40,012 of funds but was unable to recover the Pledged Stock on the Termination Date. In addition, due to a delay in registering all of the shares under this arrangement, the Company entered into a secondary agreement with the Pledging Stockholder providing for: (1) the immediate issuance of the Replacement Shares and Premium Shares; (2) registration of the Replacement Shares, Premium Shares and Held Shares; (3) the retroactive accrual of a penalty from May 2, 2004 through the date the registration statement is filed payable in such number of shares that is equal to 15% of the Held Stock (prorated for each fraction of a year); and (4) the accrual of an additional penalty from April 2, 2005 through the date the registration statement is filed payable in such number of shares that is equal to 15% of the Replacement Stock and Premium Stock (prorated for each fraction of a year), All such shares would become issuable to the pledging stockholder at such time that the registration statement required to be filed under this arrangement is declared effective..

The Company recorded a net charge of $366,193, which includes $406,205 for the fair value of the Replacement Stock and Premium Stock (890,500 shares) issued to the Pledging Stockholder under this arrangement less $40,012 of advances received. The charge is presented as a loss on collateralized financing arrangement in the accompanying statement of operations for the year ended December 31, 2005. The Company also recorded an $81,928 charge during the year ended December 31, 2005 for the fair value of 175,598 shares issuable to the Pledging Stockholder as penalties for the delays in registering the stock. The Company classified the accrual of the stock based penalty as a liability in the accompanying balance sheet in accordance with SFAS 150 "Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity", because the quantity of such shares issuable under this arrangement is conditioned upon the effectiveness of a registration statement. The corresponding charge associated with the stock-based penalty is included in stock based penalties under accommodation agreements in the accompanying statements of operations.


NOTE 17 - COMMITMENTS AND CONTINGENCIES

SEC INVESTIGATION

Pursuant to Section 20(a) of the Securities Act and Section 21(a) of the Securities Exchange Act, the staff of the SEC (the "Staff"), issued an order (IN THE MATTER OF PATRON SYSTEMS, INC. - ORDER DIRECTING A PRIVATE INVESTIGATION AND DESIGNATING OFFICERS TO TAKE TESTIMONY (C-03739-A, February 12, 2004)) (the "Order") that a private investigation (the "SEC Investigation") be made to determine whether certain actions of, among others, the Company, certain of its officers and directors and others violated Section 5(a) and 5(c) of the Securities Act and/or Section 10 and Rule 10b-5 promulgated under the Exchange Act. Generally, the Order provides, among other things, that the Staff is investigating (i) the legality of two (2) separate Registration Statements filed by the Company on Form S-8, filed on December 20, 2002 and on April 2, 2003, as amended on April 9, 2003 (collectively, the "Registration Statements"), covering the resale of, in the aggregate, 4,375,000 shares of common stock issued to various consultants of the Company, and (ii) whether in connection with the purchase or sale of shares of common stock, certain officers and directors of the Company and others (a) sold common stock in violation of Section 5 of the Securities Act and/or, (b) made misrepresentations and/or omissions of material facts and/or employed fraudulent devices in connection with such purchases and/or sales  relating to certain of the  Company's  press  releases  regarding, among other items, proposed mergers and acquisitions that were never consummated. If the SEC brings an action against the Company, it could result in, among other items, a civil injunctive order or an administrative cease-and-desist order being entered against the Company, in addition to the imposition of a significant civil penalty. Moreover, the SEC Investigation and/or a subsequent SEC action could affect adversely the Company's


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ability to have its common stock become listed on a stock exchange and/or quoted on the NASD Bulletin Board or NASDAQ, the Company being able to sell its securities and/or have its securities registered with the SEC and/or in various states and/or the Company's ability to implement its business plan. To date, the Company's legal counsel representing the Company in such matters has indicated that the SEC Investigation is ongoing and the Staff has not indicated whether it will or will not recommend that the SEC bring an enforcement action against the Company, its officers, directors and/or others.

LEGAL PROCEEDINGS

On February 4, 2004, Sherleigh Associates Inc. Profit Sharing Plan ("SHERLEIGH") filed a complaint against the Company, Patrick Allin, a former President and Chief Executive Officer of the Company, and Robert E. Yaw, the Company's Chairman, in the United States District Court for the Southern District of New York alleging common law fraud. The complaint alleges that Sherleigh was fraudulently induced into purchasing 1,000,000 shares of the Company's Common Stock in reliance upon certain Company press releases and allegedly false statements by Mr. Allin and Mr. Yaw, concerning the Company's plans to acquire two target companies, Trust Wave and Entelagent (currently one of the Company's subsidiaries), and its financing arrangements regarding those acquisitions.
Sherleigh seeks rescission of its purchase agreement and return of its $2,000,000 purchase price or compensatory damages to be proven at trial. Mr. Allin recently entered into a settlement agreement with Sherleigh and requested that the Court include in its dismissal order a finding that the settlement is reasonable, and a prohibition against any claims by the Company or Mr. Yaw against Mr. Allin for contribution or indemnification with respect to Sherleigh's claims. Mr. Allin received an order from the court barring claims by the Company or Mr. Yaw against Mr. Allin for contribution with respect to Sherleigh's claims. Currently, no trial or continuing discovery schedule has been set by the Court with respect to Sherleigh's claims against Mr. Yaw and the Company. Settlement of the Sherleigh claims is pending as part of the Creditor and Claimant Liabilities Restructuring (Note 23).

On July 19, 2004, Mr. Patrick Allin ("ALLIN") made demand for payment under certain demand notes ("ALLIN NOTES") issued on July 14, 2002 in the principal amount of $75,000, October 1, 2002 in the principal amount of $50,000 and October 11, 2002 in the principal amount of $21,000. The aggregate outstanding amount on the Allin Notes as of that date, including principal and interest, amounted to $175,163. Pursuant to the terms of the Allin Notes, if the Allin Notes are not repaid within 24 hours of demand for payment, the Company will be in default under the Allin Notes. On March 1, 2005, Mr. Allin filed a complaint for payment of all principal and interest due under the Allin Notes.

On June 6, 2005, the Company entered into a settlement of claims for sums due under the Allin Notes and certain employment and indemnification related claims brought by Allin against the Company (Note 15). The Settlement Agreement and Mutual Release featured a provision to terminate on August 15, 2005, which was extended to August 21, 2005, if the Company did not consummate a follow-on-financing by such date. The Company did not consummate a follow-on-financing by August 21, 2005, and the Settlement Agreement and Mutual Release terminated by its terms. On January 1, 2006, each of Mr. Allin and the Allin Dynastic Trust entered into a Stock Subscription Agreement and Mutual Release with the Company which settled these claims as part of the Creditor and Claimant Liabilities Restructuring (Note 23).

In December of 2004, Marie Graul, the Company's former Chief Financial Officer, informed the Company of her intention to assert a claim against the Company for sums allegedly owed under her employment agreement with the Company. On August 31, 2005, the Company and Ms. Graul entered into a Settlement Agreement and Mutual Release whereby Ms. Graul agreed to release all claims against the Company arising from any act or omission occurring on or prior to that date in consideration of (i) the payment by the Company to Ms. Graul of an aggregate of $176,458 no later than September 30, 2005, $1,458 of which was payable on execution of the Settlement Agreement and Mutual Release, and (ii) the Company's affirmation of the validity of options previously issued to Ms. Graul. The Company also agreed to confess to a judgment against the Company in a court of Ms. Graul's choosing in the event of the Company's breach of the Settlement Agreement and Mutual Release. The Company did not make the payments required by the Settlement Agreement and Mutual Release. Consequently, Ms. Graul obtained a judgment against the Company for $176,853 in cash. Subsequent to December 31, 2005, the Company and Ms. Graul renegotiated the settlement agreement and mutual release as described in Note 23.

In April of 2005, Richard L. Linting, a former President of the Company's Professional Services Group, filed a complaint against the Company and Robert E. Yaw, II, the Company's non-executive Chairman, in the Circuit Court of Cook County, Illinois alleging breach of his purported employment contract and seeking sums allegedly owed under the employment contract in the amount of $1,321,809, plus court costs and fees. On August 22, 2005, the Company, Mr. Linting and Mr. Yaw entered into a Settlement Agreement and Release whereby Mr. Linting agreed to release all claims against the Company and Mr. Yaw existing as of that date in consideration for (i) the payment by the Company to Mr. Linting of $100,000 in cash, (ii) the issuance by the Company of an aggregate of 422,827 shares ("LINTING SHARES") of its Common Stock (equivalent to $192,809 divided by $0.456) to be transferred to Mr. Linting in such numbers and at such times as directed by Mr. Linting subsequent to the registration of the Linting Shares,
(iii) the Company's agreement to register the Linting Shares through the filing of a registration statement on or before September 30, 2005, and (iv) the Company's affirmation of the validity of options previously issued to Mr. Linting and agreement to permit exercises of those options for 100,000 shares in each calendar month over a period of 3 years. The Company and Mr. Linting also agreed to the filing of a stipulation to dismiss Mr. Linting's suit with prejudice and without costs with the court retaining jurisdiction to reinstate the case and enforce the terms of the Settlement Agreement and Release in the event the Company defaulted on its obligations under the Settlement Agreement and Release, and to enter judgment, by motion, against the Company for the balance due or appropriate relief. The Company did not make the $100,000 payment required under the Settlement Agreement and Release and did not file a registration statement to register the Linting Shares on or before September 30, 2005. Consequently, Mr. Linting obtained a judgment against the Company in the amount of $292,809 in cash and stock. The Company recorded a liability for this amount which is included in other liabilities in the accompanying balance sheet at December 31, 2005. On February 14, 2006, Mr. Linting entered into a Stock Subscription Agreement and Mutual Release with the Company which settled these claims as part of the Creditor and Claimant Liabilities Restructuring (Note 23).

On October 17, 2005, Paul Harary, Paris McKinzie, Maria Caporicci, LLB Ltd. and DGC, Inc. filed a complaint against the Company in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, alleging breach of certain accommodation agreements between the plaintiffs and the Company (Note 16) and seeking damages in an amount not less than $14,000,000, plus interest and reasonable attorneys' fees and costs. On November 16, 2005, a default was entered against the Company in this matter. On November 23, 2005, plaintiffs filed a motion for default final judgment as to liability and motion to set cause for jury trial as to damages. The Company, through counsel retained in Florida, has filed a motion to set aside the clerk's default and to compel arbitration, which motion was denied. The Company appealed the denial of this motion and filed an additional motion seeking to stay the case pending the appeal. On March 27, 2006, the Company entered into an agreement to release and resolve all outstanding claims between the parties (Note 23).

On December 15, 2005, Patron became aware that Paris McKinzie, Maria Caporicci, Douglas Zemsky, Paul Harary, DGC, Inc. and LLB, Ltd. had filed a complaint on or about November 14, 2005, against the Company and other defendants in the United States District Court, Southern District of Florida, alleging violations of
Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and violations of Chapter 517 of Florida's Securities and Investor Protection Act, and seeking damages in an amount to be established at trial together with interest thereon, attorneys' fees and costs. On December 13, 2005, plaintiffs filed a motion for default final judgment as to liability and motion to set cause for jury trial as to damages. On December 16, 2005, a clerk's default was entered against the Company in this matter. The Company maintains that it did not receive proper service of the plaintiffs' complaint, and has retained counsel in Florida to respond to these proceedings. The Company, through its Florida counsel, moved to set aside the clerk's default on the basis that the Company was improperly served. Plaintiffs' filed a response in opposition to the Company's motion to set aside the clerk's default. On March 27, 2006, the Company entered into an agreement to release and resolve all outstanding claims between the parties (Note 23).

On January 5, 2006, Mark P. Gertz, Trustee in bankruptcy for Arter & Hadden, LLP, filed an Adversary Complaint for Recovery of Assets of the Estate in the United States Bankruptcy Court Northern District of Ohio Eastern Division, against the Company as successor in merger to Entelagent. Mr. Gertz seeks $32,278.18 plus interest accruing at the statutory rate since July 15, 2003 for services rendered by Arter & Hadden, LLP to Entelagent. The Company intends to respond to this complaint within the time allotted by statute. The Company intends to attempt to settle this claim as part of the Creditor and Claimant Liabilities Restructuring (Note 23).

There can be no assurance that the Company will be successful in resolving any of these claims. In the event that the Company is required to pay damages in connection with any one or more of the claims asserted in these actions, such payment could have a material adverse effect on the Company's business and operations.

SETTLEMENT WITH COOK ASSOCIATES, INC.

On June 29, 2005, the Company entered into a settlement with Cook Associates, Inc. ("Cook Associates") to settle all claims and potential claims related to the lawsuit that had been filed by Cook Associates against the Company in October 2004. Under the terms of the settlement, Cook Associates agreed to dismiss its lawsuit and associated claim for $528,081 in damages and the Company agreed to remove any and all conditions/restrictions that would prevent the 600,000 shares of Company common stock owned by Cook Associates from being freely traded. The Company had previously recorded $389,103 of payables to Cook Associates that it reversed following its execution of the settlement. The reversal was recorded as a gain and is included in loss/(gain) on settlement agreements in the accompanying statements of operations for the year ended December 31, 2005.

LEASE AGREEMENT

On August 24, 2005, the Company entered into an office lease agreement for 4,876 square feet of space for its office in Boulder, Colorado. The lease commences on October 1, 2005 and has a term of fifty-four months including a six-month lease abatement. The minimum rental payments, beginning April 2006, amount to $4,063 per month. In addition, the Company was required to make a $19,995 security deposit at the inception of the lease.

Additionally, the Company leases an office in Palos Heights, Illinois and leases internet connectivity bandwidth capacity for its bundled and branded high speed Internet access and synchronized remote data back-up, retrieval, and restoration services business.

Future minimum rental payments, excluding the Company pro-rata share of maintenance and operating charges under this arrangement are as follows:

            For the year ended
                December 31,
            ------------------
                   2006                  $ 97,756
                   2007                    87,956
                   2008                    48,756
                   2009                    48,756
                   2010                    12,189
                  -----                  --------
                  Total                  $295,413

NOTE 18 - STOCKHOLDERS' DEFICIENCY

ISSUANCE OF COMMON STOCK AS PURCHASE CONSIDERATION

On February 25, 2005 the Company issued an aggregate of 11,900,000 shares of its common stock with an aggregate fair value of $10,115,000 as purchase consideration to the sellers of CSSI and LucidLine (Note 4). On February 28, 2005, the Company issued an additional 3,000,000 shares of its common stock with an aggregate fair value of $2,550,000 as purchase consideration to the sellers of Entelagent (Note 4). The aforementioned transactions were recorded as common stock issued in purchase business combinations in the statement of stockholder's deficiency.

ISSUANCE OF COMMON STOCK PURCHASE WARRANTS

On February 25, 2005, the Company issued 2,250,000 common stock purchase warrants with a term of 5 years and an exercise price of $0.70 per share as a portion of purchase consideration associated with the acquisition of the preferred stock of CSSI (Note 4). The aggregate fair value of these warrants amounted to $1,912,500.

On February 28, 2005 the Company issued warrants to purchase up to 1,750,000 shares of its common stock to the Bridge I Note investors described in Note 11. The fair value of the warrants amounted to $1,043,860. Additionally, the Company issued 350,000 common stock purchase warrants with an aggregate fair value of $297,500 to the Placement Agent in the Interim Bridge Financing I transaction.

On February 28, 2005 the Company also issued warrants for 300,000 shares at a $0.70 per share exercise price to Laidlaw & Company and/or its designees in connection with the receipt of acquisition related services for the Entelagent, LucidLine and CSSI mergers (Note 4). The aggregate fair value of these warrants amounted to $255,000.

On June 6, 2005, the Company issued warrants to purchase up to 1,271,500 shares of its common stock at $0.60 per share exercise price to the Bridge II Note investors described in Note 11. The fair value of the warrants amounted to $532,723.

On June 30, 2005 the Company issued warrants for 152,580 shares at a $0.60 per share exercise price to Laidlaw in connection with the Interim Bridge Financing II financing as described in Note 11. The aggregate fair value of these warrants amounted to $80,867 and was accounted for as deferred financing costs.

On June 29, 2005, the Company issued warrants to purchase up to 1,750,000 shares of its common stock at a $0.70 per share exercise price, as Bridge I Extension Warrants, to the investors in Interim Bridge Financing I as described in Note
11. The fair value of the warrants, which amounted to $822,500, was accounted for as a deferred financing cost.

On July 1, 2005, the Company issued warrants for 925,000 shares at a $0.60 per share exercise price to Apex and Northwestern in connection with the Interim Bridge Financing III financing as described in Note 11. The aggregate fair value of these warrants amounted to $415,891.

On July 29, 2005, the Company issued warrants for 50,000 shares at a $0.60 per share exercise price to Advanced Equities in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $22,481.

On August 19, 2005, the Company issued warrants for 225,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $55,263.

On September 30, 2005, the Company issued warrants for 600,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $57,143.

On October 4, 2005, the Company issued warrants to purchase up to 1,271,500 shares of its common stock at $0.60 per share exercise price, as Bridge II Extension Warrants, to the Interim Bridge Financing II investors described in
Note 11. The fair value of the warrants amounted to $65,338.

On October 16, 2005, the Company issued warrants for 180,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $9,018.

On October 24, 2005, the Company issued warrants for 37,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $1,879.

On October 29, 2005, the Company issued warrants for 100,000 shares at a $0.60 per share exercise price, as Bridge III Extension Warrants, to Northwestern Mutual Life Insurance Company in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $5,139.

On October 29, 2005, the Company issued warrants for 825,000 shares at a $0.60 per share exercise price, as Bridge III Extension Warrants, to Apex in connection with the Interim Bridge Financing III financing as described in Note
11. The fair value of these warrants amounted to $42,394.

On October 31, 2005, the Company issued warrants for 192,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $9,644.

On November 16, 2005, the Company issued warrants for 112,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $4,431.

On November 21, 2005, the Company issued warrants for 75,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $2,954.

On November 26, 2005, the Company issued warrants for 50,000 shares at a $0.60 per share exercise price, as Bridge III Extension Warrants, to Advanced Equities Venture Partners I, L.P. in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $2,009.

On November 29, 2005, the Company issued warrants for 105,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $4,135.

On December 8, 2005, the Company issued warrants for 114,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing as described in Note 11. The fair value of these warrants amounted to $4,757.

On December 17, 2005, the Company issued warrants for 225,000 shares at a $0.60 per share exercise price, as Bridge III Extension Warrants, to Apex in connection with the Interim Bridge Financing III financing as described in Note
11. The fair value of these warrants amounted to $9,544.

All of the aforementioned warrants, unless otherwise noted, are reflected as an increase to additional paid-in capital in the accompanying balance sheet and statement of stockholders' deficiency at December 31, 2005.

COMMON STOCK ISSUED AS A PENALTY UNDER AN ACCOMMODATION AGREEMENT

The Accommodation Agreements (Note 16) provided for the Company to pay a penalty in the event of its failure to register the replacement shares on or before March 31, 2003. The replacement shares were not registered on or before March 31, 2003. As a result, the Company recorded penalties in the aggregate amount of 150,000 shares per month at the then fair value of the common stock through December 31, 2005. Aggregate penalties under this arrangement amounted to $777,076 and $1,434,900 for the years ended December 31, 2005 and 2004, respectively. Subsequent to December 31, 2005, the Company entered into settlement agreements with the stockholders who participated in this arrangement as described in Note 16 and 23.

COMMON STOCK ISSUED AS A PENALTY UNDER STOCK PLEDGE ARRANGEMENT

The Company issued an aggregate of 890,500 shares of common stock (Replacement Shares and Premium Shares) with an aggregate fair value of $406,205 The Company also accrued $81,928 of penalties representing the fair value of 175,598 shares of stock for delays in registering the stock under the original agreement (Note
16). The penalty shares are issuable to the Pledging Stockholders under this arrangement at such time that the Company files and causes to be declared effective, a registration statement for the resale of these securities.

COMMON STOCK ISSUED IN PRIVATE PLACEMENT TRANSACTIONS

In May of 2004, the Company received $200,000 in proceeds in private placement transactions with two investors. The Company issued 714,824 shares, in the aggregate, on September 13, 2004 in consideration of these funds. The funds received in these transactions were remitted directly to J. William Hammon, a stockholder and affiliate who (from February 28, 2005 through January 9, 2006) served as the Company's Chief Marketing Officer, as a reduction of funds he advanced to the Company.

On August 24, 25 and September 13, 2004, the Company received an aggregate of $500,000 in private placement transactions from 8 investors. The Company later issued 500,000 shares, in the aggregate, on December 14, 2004 in consideration of these funds.

STOCK ISSUED IN LIEU OF CASH FOR SERVICES

On September 13, 2004, the Company issued 40,000 shares of its common stock with a fair value of $10,000 in consideration for services provided by Alvin I Siegel. On September 13, 2004, the Company issued 200,000 shares of its common stock with a fair value of $50,000 in consideration for services provided to us by Joseph K Lemel.

During the year ended December 31, 2004, the Company issued, at various times, 1,500,000 shares of its common stock with an aggregate fair value of $1,159,000 to Frank G. Mazzola in exchange for consulting services. These shares were fully vested and non-forfeitable at their dates of issuance.The Company accounted for the fair value of these shares as deferred compensation. Amortization of deferred compensation expense under this arrangement amounted to $521,332 and $628,668 for the years ended December 31, 2005 and 2004, respectively and is included as a component of salaries and related expense in the accompanying statement of operations.

On June 8, 2005, the Company negotiated a settlement regarding the Consulting Agreement Payable with a related party. In connection with this settlement, the Company recorded a rescission of 100,000 shares of unrestricted common stock previously recorded as compensation expense during the year ended December 31, 2004. This rescission of these shares resulted in a $78,900 reduction of general and administrative expenses and a corresponding reduction of common stock and additional paid in capital during the year ended December 31, 2005.


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


On October 28, 2005, the Company entered into a consulting agreement covering the period May 26, 2004 to May 26, 2006 with Mr. Richard Rozzi to provide financial public relations, financial communications and investor relations consulting services. The Company will issue to Mr. Rozzi, 400,000 shares of its common stock with a fair value of $35,600 in consideration for the services to be provided. Additionally, Mr. Rozzi was granted a non-qualified stock option to purchase 400,000 shares of the Company's common stock. These options are fully-vested, have a term of 3 years and an exercise price of $0.25 per share and a fair value, determined using the Black-Scholes option pricing model, of $20,936.

ISSUANCE OF EMPLOYEE STOCK OPTIONS

During the year ended December 31, 2005, the Company issued stock options to employees to purchase 5,315,000 shares. These options include a grant to purchase 1,000,000 shares at $0.65 per share to the Chief Executive Officer of the Company, Mr. Robert Cross. Mr. Cross' option grant resulted in a $30,000 expense related to the intrinsic value of the options versus the market price on the date of grant. This amount is being amortized over the vesting period. For the year ended December 31, 2005, the Company recorded $22,500 of compensation expense related to Mr. Cross' options and recorded $7,500 to deferred compensation at December 31, 2005. The remaining options were granted at the closing sale price on the date immediately prior to the date of grant.


NOTE 19 - EMPLOYEE STOCK OPTIONS

STOCK OPTION GRANTS

In November 2002, options to purchase an aggregate of 800,000 shares of the Company's common stock were granted in conjunction with seven employment agreements executed in the United Kingdom, exercisable at a price of $4.00 per share, the trading price of the underlying stock on November 1, 2002. The options vest over a three year period and are not subject to each employee's continued employment. The fair value of the options on the date of grant was $1,832,000. This value was estimated using the Black-Scholes method using the following assumptions: risk-free interest rate of 4.05 percent; expected dividend yield zero percent; expected option life of three years; and expected volatility of 87 percent.

In December 2004, the Company entered into a cash settlement agreement with a United Kingdom employee in which 75,000 of these options were terminated. Accordingly, the Company has reduced the total fair value on the options to the United Kingdom employees as outlined above to $1,660,250 based on 725,000 options outstanding.

In December of 2004, options to purchase 500,000 shares of the Company's common stock were granted in connection with two employment agreements, exercisable at a price of $0.93 per share. The options vested immediately and are not subject to each employee's continued employment. The fair value of the options on the date of grant was $340,000. This value was estimated using the Black-Scholes method using the following assumptions: risk-free interest rate of 4.23 percent; expected dividend yield zero percent; expected option life of three years; and current volatility of 124.8 percent.

During the year ended December 31, 2005, the Company issued stock options to employees to purchase 5,315,000 shares. These options include a grant to purchase 1,000,000 shares at $0.65 per share to the Chief Executive Officer of the Company, Mr. Robert Cross. Mr. Cross' option grant resulted in a $30,000 expense related to the intrinsic value of the options versus the market price on the date of grant. This amount is being amortized over the vesting period. For the year ended December 31, 2005, the Company recorded $22,500 of compensation expense related to Mr. Cross's options and recorded $7,500 deferred compensation at December 31, 2005. The remaining options were granted at the closing sale price on the date immediately prior to the date of grant.

The following table summarizes the changes in options outstanding and the related exercise prices for the shares of the Company's common stock:


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


                                                   Options Outstanding
                                         ---------------------------------------
                                                                      Weighted
                                                         Exercise     Average
                                           Shares         Price      Exercisable
                                         ----------      --------    -----------
Outstanding at December 31, 2003 ......   2,400,000          1.68      1,309,616

   Granted ............................     500,000          0.93        500,000
   Cancellations & Forfeitures ........     (75,000)         4.00           --
   Exercised ..........................        --            --             --
                                         ----------      --------    -----------
Outstanding at December 31, 2004 ......   2,825,000          1.49      2,825,000

   Granted ............................   5,315,000          0.40        750,000
   Cancellations & Forfeitures ........        --            --             --
   Exercised ..........................        --            --             --
                                         ----------      --------    -----------
Outstanding at December 31, 2005 ......   8,140,000      $   0.77      3,575,000
                                         ==========      ========    ===========

The following table summarizes additional information about outstanding and exercisable stock options at December 31, 2005.

                        Options Outstanding
                -----------------------------------      Options Exercisable
                               Weighted                -----------------------
                                average     Weighted                  Weighted
  Range of                     remaining     average                   average
  exercise        Number      contractual   exercise      Number      exercise
   prices       outstanding      life         price    exercisable      price
-------------   -----------   -----------   --------   -----------   ---------
$0.01 - $0.34     5,515,000          8.92   $   0.27     1,200,000   $    0.01
$0.35 - $0.65     1,000,000          6.50   $   0.65       750,000   $    0.65
$0.66 - $2.05       900,000          5.26   $   1.43       900,000   $    1.43
$2.06 - $4.00       725,000          6.84   $   4.00       725,000   $    4.00
                -----------                            -----------
                  8,140,000                              3,575,000
                ===========                            ===========


NOTE 20 - INCOME TAXES

At December 31, 2005, the Company has federal and state net operating loss carryforwards available to offset future taxable income, if any, of approximately $46,000,000 expiring at various times through 2025. The Company's determination of the amount of its net operating loss carryforwards includes approximately $13,000,000 associated with acquired business. The Company's net operating losses (including those of the acquired businesses) may be subject to substantial limitations due to the (a) "Change of Ownership" provisions under
Section 382 of the Internal Revenue Code and similar state provisions and (b) delinquencies that the Company has experienced with respect to filing its income tax returns on a timely basis. Such limitations may result in the expiration of the net operating losses prior to their utilization.

The tax effects of significant temporary difference which give rise to the Company's deferred tax assets and liabilities are as follows:

                                                          DECEMBER 31,
                                                -------------------------------
                                                    2005               2004
                                                ------------       ------------
Deferred tax assets:
   Net operating loss carry forwards .....      $ 17,968,394       $  2,518,930
   Start-up costs ........................         7,278,114          7,278,114
   Stock options .........................         2,530,339          2,530,339
   Accrued compensation and expenses .....         1,186,213          1,186,213
                                                       --                 --
                                                ------------       ------------
                                                  28,963,060         13,513,596
   Valuation allowance ...................       (28,963,060)       (13,513,596)
                                                ------------       ------------

The increase in the Company's deferred tax assets during the year ended December 31, 2005 includes the effects of deferred tax assets associated with the net operating losses of acquired business. The Company fully reserves for deferred tax assets recorded in purchase accounting. The deferred tax assets and subsequent valuation allowance recorded in purchase accounting were accompanied by a corresponding decrease and increase, respectively, in goodwill at the time the purchase price allocation was recorded. The Company's recorded income benefit, net of the change in the valuation allowance for each of the period presented, is as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                ------------------------------
                                                    2005              2004
                                                ------------      ------------
Current
   Federal ..................................   $       --         $       --
   State ....................................           --                 --
                                                ------------      ------------
Deferred
   Federal ..................................     (9,225,860)        (1,502,906)
   State ....................................     (1,316,355)          (214,436)
                                                ------------      ------------
                                                 (10,542,215)        (1,717,342)
Change in valuation allowance ...............     10,542,215          1,717,342
                                                ------------      ------------
                                                $       --        $       --
                                                ============      ============

Pursuant to SFAS No. 109 "Accounting for Income Taxes," management has evaluated the recoverability of the deferred income tax assets and the level of the valuation allowance required with respect to such deferred income tax assets. After considering all available facts, the Company fully reserved for its deferred tax assets because it is more likely than not that their benefit will not be realized in future periods. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company's deferred income tax assets satisfies the realization standard of SFAS No. 109, the valuation allowance will be reduced accordingly.

A reconciliation of the expected Federal statutory rate of 34% to the Company's actual rate as reported for each of the periods presented is as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                ------------------------------
                                                    2005              2004
                                                ------------      ------------
Expected statutory rate .....................         (34.0%)           (34.0%)
State income tax rate, net of Federal benefit          (3.1%)            (3.1%)
Effect of permanent differences .............           --                 --
                                                ------------      ------------
                                                      (37.1%)           (37.1%)
Valuation allowance .........................          37.1%             37.1%
                                                ------------      ------------
                                                        --                 --
                                                ============      ============

At December 31, 2005, the Company had net operating loss carryforwards of approximately $48,000,000 for federal and state tax purposes expiring at various times from 2018 to 2025.The net operating losses may be subject to substantial limitation due to the "Change of Ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions in addition to the Company's failure to file its income tax returns on a timely basis. Such limitation may result in the expiration of the net operating losses prior to their utilization.


NOTE 21 - PROPOSED CREDITOR AND CLAIMANT LIABILITIES RESTRUCTURING

On September 23, 2005, the Company mailed a package to substantially all of its creditors containing a proposed arrangement to (a) restructure approximately $26,000,000 of obligations it owes to a majority of its creditors, and (b) settle $2,000,000 of contingent liabilities under the legal proceedings with Sherleigh described in Note 17. The proposal was delivered to the holders of the Company's indebtedness (including certain lenders, all past-due trade creditors, and employees, consultants and other service providers with claims for fees, wages or expenses). Under such arrangement, as originally proposed, all creditors with acknowledged balances and all claimants with agreed claims would promptly be issued one share of the Company's common stock for each $0.18 of such balances or claims upon the completion, by substantially all creditors and claimants ("Subscribers"), of a Subscription Agreement & Mutual Release for purposes of entering into a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature that the creditor and/or claimant may have with the Company ("Subscriber Claims"). The Company also indicated that it would endeavor to register such shares under applicable securities laws promptly following the conclusion of this settlement program. The proposal provided for no cash payment to be made to any holder of its indebtedness, and no preferential payments. All creditors and claimants under this proposal would be treated the same on a pro rata basis.

In November 2005, the Company reevaluated its settlement proposal. Due to a reduction in the price per share of the Company's common stock since the original proposal was issued to creditors and claimants, the Company repriced the proposal to $0.10 per share and issued new documents to all creditors. As of December 31, 2005 creditors representing approximately $640,000 of the Company's claims outstanding responded favorably to the Company's proposal, however, due to the (a) decrease in the trading price of the Company common stock to below $0.10 per share, and (b) insufficient creditor interest in settling their claims at or below the $0.10 per share level, the Company refrained from accepting any subscription agreements it received by such date and refrained from effectuating the steps necessary to proceed with its proposed restructuring. Accordingly, the Company was unable to complete any portion of its proposed restructuring as of December 31, 2005.


NOTE 22 - CONCENTRATION OF RISK

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation for up to $100,000. The Company's cash balances exceeded such limits at certain times during the fiscal year.

The concentration of credit risk in the Company's accounts receivable is mitigated by the Company's credit evaluation process, monitoring procedures and reasonably short collection terms. Credit losses have been within management's expectations and the Company does not require collateral to support accounts receivable.

The Company had one customer to its which its sales amounted to 14% of its total sales for the year ended December 31, 2005. The balance due from this customer amounted to $63,116 at December 31, 2005.


NOTE 23 - SUBSEQUENT EVENTS

SERIES A AND SERIES A-1 PREFERRED STOCK

On March 1, 2006, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock designating the rights, preferences and privileges of 2,160 shares of Series A Convertible Preferred Stock and 50,000,000 shares of Series A-1 Convertible Preferred Stock.

SERIES A PREFERRED STOCK

The Series A Preferred Stock ("Series A Preferred") has a stated value of $5,000 per share, has no maturity date, carries a dividend of 10% per annum, with such dividend accruing on a cumulative basis and is payable only (i) at such time as declared payable by the Board of Directors of the Company or (ii) in the event of liquidation, as part of the liquidation preference amount ("Liquidation Preference Amount"). The Liquidation Preference Amount is equal to 125% of the sum of: (i) the stated value of any then unconverted shares of Series A Preferred and (ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.

The Series A Preferred is convertible, at the option of the holder, into shares of the Company's common stock ("Conversion Shares") at an initial conversion price ("Initial Conversion Price) which shall be $0.08 per share based on the stated value of the Series A Preferred, subject to adjustment for stock splits, dividends, recapitalizations, reclassifications, payments made to Common Stock holders and other similar events and for issuances of additional securities at prices more favorable than the conversion price at the date of such issuance.


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


The Series A Preferred is mandatorily convertible at the then applicable conversion price ("Conversion Price") into shares of the Company's common stock at the then applicable Conversion Price on the date that: (i) there shall be an effective registration statement covering the resale of the Conversion Shares,
(ii) the average closing price of the Company's common stock, for a period of 20 consecutive trading days is at least 250% of the then applicable Conversion Price, and (iii) the average daily trading volume of the Company's common stock for the same period is at least 250,000 shares.

SERIES A-1 PREFERRED STOCK

The Series A-1 Preferred Stock ("Series A-1 Preferred") has a stated value of $0.80 per share, has no maturity date, carries a non-cumulative dividend of 5% per annum, with such dividend payable only (i) at such time as declared payable by the Board of Directors of the Company or (ii) in the event of liquidation, as part of the liquidation preference amount ("Series A-1 Liquidation Preference Amount"). The Series A-1 Liquidation Preference Amount is equal to the sum of:
(i) the stated value of any then unconverted  shares of Series A-1 Preferred and
(ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.

The Series A-1 Preferred is not convertible at the option of the holder. Each share of Series A-1 Preferred automatically converts into the Company's common stock, at a conversion price of $0.08 per share based on the stated value of the Series A-1 Preferred, upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized shares to permit the exercise or conversion of all issued and outstanding shares of Series A Preferred, Series A-1 Preferred and all options, warrants and other rights to acquire shares of the Company's common stock.


CREDITOR AND CLAIMANT LIABILITIES RESTRUCTURING

On January 12, 2006, the Company issued a Stock Subscription Agreement & Mutual Release to each creditor and claimant ("Subscriber") of the Company for purposes of entering into a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature that the creditor and/or claimant may have with the Company ("Subscriber Claims"). Under terms of this agreement, the Company sells to the Subscriber and the Subscriber purchases from the Company shares ("Stock") of its Series A-1 Preferred stock, par value $0.01 per share ("Series A-1 Preferred"), at a price of $0.80 per share. The aggregate purchase price is equivalent to the value of the Subscriber Claims being settled through this settlement and release. Subscriber is deemed to have paid for the Stock through the settlement and release of Subscriber Claims. Each share of Stock is automatically convertible into ten shares of the Company's common stock upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized but unissued and unreserved shares of the Company's common stock to permit the conversion of all issued and outstanding shares of Series A-1 Preferred. If the requisite agreements and approvals are obtained, the Company anticipates issuing the Series A-1 Preferred shares following the final determination of the claims and acceptance by the Company of each claimant submitted Stock Subscription Agreement and Mutual Release through countersignature thereof.

The Stock Subscription Agreement & Mutual Release also provided that in the event that (a) a bona fide sale or (series of related sales) by the Company of equity interests in the Company in an amount equal to or in excess of $3,000,000 or (b) any merger, consolidation, recapitalization, reclassification, reincorporation, reorganization, share exchange, sale of all or substantially all of the assets of the Company or comparable transaction, is not consummated on or before March 31, 2006 (the "Termination Date"), the Stock Subscription Agreement & Mutual Release shall terminate and be null and void, the Series A-1 Preferred issued to Subscriber shall be cancelled and the Subscriber Claims shall remain in full force and effect on their terms. Each Subscriber agrees not to transfer or sell any portion of the Stock until the next business day after the Termination Date, subject to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act, (ii) an effective registration under any applicable state securities statute or in a transaction otherwise in compliance with any applicable state securities statue, and (iii) evidence of compliance with the applicable securities laws of other jurisdictions.

As described below under the Private Placement Series A Preferred Stock and Warrants, on March 3, 2006 the investors in the Series A Preferred Financing modified the terms of their financing arrangement to provide funds to the


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


Company prior to the 100% completion of the Creditor and Claimant Liabilities Restructuring. This modification provides for the establishment of an escrow agent and establishes a methodology to disburse funds to the Company to cover payroll, rent and other operating costs, including eligible payables not otherwise subject to the Creditor and Claimant Liabilities Restructuring, on a bi-monthly basis. As described below, the Company completed the sale of $4.8 million in equity securities under the Series A Preferred Financing on March 27, 2006 thereby eliminating the provision for automatic termination of this arrangement.

The Company has committed to file with the Securities and Exchange Commission, as soon as practicable and in any event no later than 120 days from the date that the Company countersigns each Stock Subscription Agreement and Mutual Release, a registration statement ("Registration Statement") covering the resale of the Stock and cause such Registration Statement to become effective as soon as practicable thereafter and in any event no later than 180 days from the date that the Company countersigns each Stock Subscription Agreement and Mutual Release. The Company shall keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all shares of the Stock have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, and (ii) two years from the effective date of the Registration Statement.

Currently, creditors representing approximately 75% of the Company's claims outstanding, which includes amounts settled under the accommodation agreement, have indicated their acceptance of the Company's proposal by signing and returning to the Company the Stock Subscription Agreement and Mutual Release. The Company is currently unable to provide assurance that the acceptance of such proposal will actually improve the Company's ability to fund the further development of its business plan or improve its operations.

PRIVATE PLACEMENT OF SERIES A PREFERRED STOCK AND WARRANTS

In January 2006, the Company initiated a proposed $5,400,000 financing transaction (the "Series A Preferred Financing") which would, for each $100,000 Unit purchased, result in the issuance of (i) 20 shares of Series A Preferred Stock and (ii) warrants ("Investor Warrants") to purchase 416,667 shares of the Company's common stock. The minimum amount of the Series A Preferred Financing is $3,000,000 ("Minimum Amount") and the maximum amount is $5,400,000. Apex has agreed to purchase up to $1,500,000 which will all be available to fund the Minimum Amount, provided however, in the event that the Series A Preferred Financing is over-subscribed as to the Minimum Amount, then for each $1.00 of such over subscription up to $250,000, the Apex funding commitment will be reduced on a dollar for dollar basis, down to a minimum amount of $1,250,000. Additionally, holders of the 2006 Bridge Notes are obligated to exchange their 2006 Bridge Notes for Units in the Series A Preferred Financing. The issuance of Units to the holders of 2006 Bridge Notes will count toward satisfaction of the Minimum Amount.

The Investor Warrants have a term of 5 years and an exercise price of $0.10 per share. Each Investor Warrant will entitle the holder thereof to purchase 416,667 shares of the Company's common stock (the "Warrant Shares"), subject to anti-dilution provisions similar to those of the conversion rights of the Series A Preferred. The Company is obligated to include the Conversion Shares and the Warrant Shares in the Registration Statement which the Company has committed to file in connection with the Creditor and Claimant Liabilities Restructuring described above. The Conversion Shares and the Warrant Shares will also have piggyback registration rights.

In connection with the Series A Preferred Financing, the Company has retained Laidlaw & Company (UK) Ltd. as its non-exclusive placement agent ("Series A Preferred Placement Agent"). Laidlaw shall receive, in its role as Series A
Preferred Placement Agent, (i) a cash fee equal to 10% of all gross proceeds, excluding the Apex proceeds, delivered at each Closing and (ii) a warrant (the "Agent Warrants") to purchase the Company's common stock equal to 10% times the sum of (x) the Conversion Shares to be issued upon conversion of the shares of Series A Preferred issued at each Closing and (y) the number of shares of the Company's common stock reserved for issuance upon the exercise of the Investor Warrants issued at each closing. The Agent Warrants shall have a term of 5 years and an exercise price of $0.10 per share. Additionally, the Company shall pay the Series A Preferred Placement Agent a non-accountable expense allowance of $25,000.

On March 3, 2006, the investors in the Series A Preferred Financing agreed to a modification of the terms of this financing arrangement to waive the requirement for 100% completion of the Creditor and Claimant Liabilities Restructuring for release of the net proceeds of the Series A Preferred Financing in order to allow the Company to proceed with its business plan and to protect the investors in the Series A Preferred Financing. The modifications provide for the net proceeds of the Series A Preferred Financing to be deposited with an escrow agent whereby funds will be released to the Company to cover payroll, rent and other operating costs, including eligible payables not otherwise subject to the Creditor and Claimant Liabilities Restructuring, on a bi-monthly basis.

As of March 27, 2006, the Company consummated the Series A Preferred Financing with the closing of funds totaling $4,820,500, this amount is comprised on $720,000 associated with the conversion of the Bridge Notes, $1,250,000 provided by Apex and $2,850,500 from parties made available by the Series A Preferred Placement Agent. In order to effect the availability of these funds to the Company prior to the completion of the Creditor and Claimant Liabilities Restructuring, the Company, on March 27, 2006, entered into a post-closing escrow agreement ("Post-Closing Escrow Agreement") with an escrow agent ("Escrow Agent"). As of March 27, 2006, the Escrow Agent was provided $2,183,026 in net offering proceeds, The escrow agent shall hold the funds and make periodic disbursements to the Company. These disbursements shall be made on or after the 15th of each calendar month and on or after the last day of each calendar month. A schedule detailing the mid-month, month-end and maximum monthly disbursement amounts is defined. The Post-Closing Escrow Agreement provides for the release of the remaining escrow funds to the Company after the Company has received executed agreements under the Creditor and Claimant Liabilities Restructuring for not less than 99% in dollar amount of creditor and claimant claims.

The Company cannot provide any assurance that it will be successful in its efforts to complete the Creditor and Claimant Liabilities Restructuring and that if such restructuring is completed that the Company will secure the Minimum Amount of the Series A Preferred Financing. Additionally there is no assurance that by securing this additional financing the Company will be successful in the implementation and execution of its business plan.

2006 BRIDGE NOTES

On January 18, 2006, the Company completed a financing of approximately $720,000 in additional gross fund (the "2006 Bridge Note Financing") through the issuance of Subordinated Convertible Promissory Notes (the "2006 Bridge Notes"). The 2006 Bridge Notes will automatically convert into the same securities (consisting of shares of Series A Preferred Stock and warrants to purchase shares of the Company's common stock) offered by the Company in connection with the Company's Series A Preferred Financing. At the time of the first closing of the Series A Preferred Financing, the 2006 Bridge Notes will be converted for such number of Units in the Series A Preferred Financing as could be purchased by the holder for the principal amount being converted. The 2006 Bridge Notes converted on March 27, 2006 upon the closing of the Series A Preferred Financing described above.

GRAUL CLAIM

On March 3, 2006, the Company, Ms. Graul and a third party ("Buyer") entered into an arrangement providing for Ms. Graul to assign and transfer all rights, title and interest in her original claim of $931,659 against the Company to the Buyer in exchange for a cash payment in the amount of $180,000. On March 15, 2006, the Company advanced the $180,000 payment to Ms. Graul in exchange for her immediate release of all claims against the Company. The Company is currently awaiting payment in the same amount from the Buyer in order to complete the assignment of such claim to the Buyer. This arrangement further provides for the Company to acknowledge Ms. Graul's original claim for the benefit of the Buyer, the rescission of the August 2005 settlement and release, and for the Buyer to participate in the Claimant and Creditor Liabilities Restructuring with respect to the settlement of Ms. Graul's original claim.

STOCK SUBSCRIPTION AND MUTUAL RELEASE AGREEMENTS WITH PATRICK ALLIN AND THE ALLIN DYNASTIC TRUST

On January 1, 2006, the Company and Mr. Allin and the Allin Dynastic Trust entered into Stock Subscription Agreement and Mutual Release agreements (the "Series A-1 Agreements') to settle all claims in law, equity, or otherwise ("Allin Subscriber Claims") arising out of the business relationship between the parties that Mr. Allin and the Allin Dynastic Trust may have with the Company. The Series A-1 Agreements provide for the issuance of 1,875,000 shares of Series A-1 Preferred Stock to Mr. Allin and 625,000 shares of Series A-1 Preferred Stock to the Allin Dynastic Trust. The aggregate purchase price is equivalent to the value of the Allin Subscriber Claims being settled through this settlement and release. The total of these claims at December 31, 2005 amounted to $2,000,000. Mr. Allin and the Allin Dynastic Trust are each deemed to have paid for the Series A-1 Preferred Stock through the settlement and release of Allin Subscriber Claims. Each share of Series A-1 Preferred Stock shall automatically convert into ten shares of the Company's common stock upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized but unissued and unreserved shares of the Company's common stock to permit the conversion of all issued and outstanding shares of Series A-1 Preferred. See Note 23 for further details of the Series A-1 Preferred and the Creditor and Claimant Liabilities Restructuring.

SETTLEMENT OF LINTING LAWSUIT


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


On February 14, 2006, the Company and Richard Linting entered into a Stock Subscription Agreement & Mutual Release ("Linting Agreement") to settle all claims in law, equity or otherwise ("Linting Subscriber Claims") arising out of the business relationship between the parties that Mr. Linting may have with the Company. The Linting Agreement provides for the issuance of 1,777,261 shares (the "Shelved Stock") of Series A-1 Preferred. The aggregate purchase price is equivalent to the value of the Linting Subscriber Claims being settled through this settlement and release. The total set aside purchase price for the Shelved Stock shall be $0.80 per share or an aggregate of $1,421,809. Mr Linting is deemed to have paid for the Series A-1 Preferred through the settlement and release of the Linting Subscriber Claims. Each share of Series A-1 Preferred shall automatically convert into ten shares of the Company's common stock upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized but unissued and unreserved shares of the Company's common stock to permit the conversion of all issued and outstanding shares of Series A-1 Preferred. This agreement provides for the transfer of the Shelved Stock in stock certificate installments and in such numbers and at such times as directed by Mr. Linting. See above in this Note 23 for further details of the Series A-1 Preferred and the Creditor and Claimant Liabilities Restructuring.

SETTLEMENT OF HARARY, ET AL. LAWSUITS

On March 27, 2006, the Company reached agreement with Paul Harary, Paris McKinzie, Maria Caporicci, LLB Ltd. and DGC, Inc. (the "Subscribers") whereby each of the Subscribers and the Company mutually release the other party and its respective stockholders, directors, officers, employees, etc. from any and all past, present and future claims that can or have been brought by the other party relating to any act or omission occurring on or prior to the date of the Agreement. Additionally, the Company agreed to a payment to the Subscribers, including attorneys fees, of $125,090. The Subscribers agreed to purchase from the Company 3,000,000 shares of the Company's Series A-1 Preferred Stock, the purchase price for the stock shall be $0.80 per share and shall be paid through this settlement and release of $2,400,000 of Subscriber claims. As described above in the Creditor and Claimant Liabilities Restructuring, the Series A-1 Preferred will convert automatically into 10 shares of the Company's common stock upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized but unissued and unreserved shares of the Company's common stock to permit the conversion of all issued and outstanding shares of Series A-1 Preferred. See above in this
Note 23 for further details of the Series A-1 Preferred and the Creditor and Claimant Liabilities Restructuring

BRADEN WAVERLEY, CHIEF OPERATING OFFICER - EMPLOYMENT AGREEMENT

On February 17, 2006, the Company entered into an employment agreement (the "Waverley Agreement") with Braden Waverley ("Waverley"), the Company's new Chief Operating Officer. The term of the Waverley Agreement is one year with automatic one-year renewal unless Mr. Waverley is provided with written notice of non-renewal 90 days prior to expiration of the current term of the Waverley Agreement. The Waverley Agreement provides for a base salary of $200,000 per year. The Waverley Agreement provides for a performance bonus determined in accordance with revenue milestones established by the Board of Directors on a quarterly basis. Mr. Waverley is eligible to receive a bonus of up to 75% of base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Waverley Agreement provides for the grant of stock options in an amount representing an aggregate 3.5% of the outstanding shares of Company common stock on the date of grant ("Waverley Initial Grant"). Additionally, upon the completion of the Creditor and Claimant Liabilities Restructuring, Mr. Waverley will be granted an additional option ("Waverley Additional Option") which together with the Waverley Initial Grant shall enable Mr. Waverley to purchase, along with the Waverley Initial Grant shares of Company common stock representing 3.5% of the common stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.

MARTIN T. JOHNSON, CHIEF FINANCIAL OFFICER - EMPLOYMENT AGREEMENT

On February 17, 2006, the Company entered into an employment agreement (the "Johnson Agreement") with Martin T. Johnson ("Johnson"), the Company's new Chief Financial Officer. The term of the Johnson Agreement is one year with automatic one-year renewal unless Mr. Johnson is provided with written notice of non-renewal 90 days prior to expiration of the current term of the Johnson Agreement. The Johnson Agreement provides for a base salary of $180,000 per year. The Johnson Agreement provides for a performance bonus determined in accordance with revenue milestones established by the Board of Directors on a quarterly basis. Mr. Johnson is eligible to receive a bonus of up to 50% of base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Johnson Agreement provides for the grant of stock options in an amount representing an aggregate

1.25% of the outstanding shares of Company common stock on the date of grant ("Johnson Initial Grant"). Additionally, upon the completion of the Creditor and Claimant Liabilities Restructuring, Mr. Johnson will be granted an additional option ("Johnson Additional Option") which together with the Johnson Initial Grant shall enable Mr. Johnson to purchase, along with the Johnson Initial Grant shares of Company common stock representing 1.25% of the common stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.

ROBERT CROSS - BONUS ARRANGEMENT

On March 7, 2006, the Patron Board of Directors, in executive session without Mr. Cross being present, approved a bonus arrangement ("Bonus Arrangement") for Mr. Cross. The Bonus Arrangement provides for (i) a cash bonus equal to $200,000, grossed up for taxes (the "Cash Bonus"), (ii) the Cash Bonus would be payable only after agreement has been reached with creditors holding the applicable percentage of Patron's creditor obligations agree to convert their obligations under the Creditor and Claimant Liabilities Restructuring and when the funding escrow established by Laidlaw has been released (the "Eligibility Date"), (iii) 50% of the Cash Bonus would be paid on the Eligibility Date, and the other 50% would be paid in ten equal monthly installments beginning one month following the Eligibility Date, and (iv) on the Eligibility Date, Mr. Cross would be granted a stock option in an amount representing an aggregate 2.5% of the outstanding shares of Company common stock on the Eligibility Date ("Initial Cross Grant"). Additionally, upon the completion of the Creditor and Claimant Liabilities Restructuring, Mr. Cross will be granted an additional option ("Cross Additional Option") which together with the Cross Initial Grant shall enable Mr. Cross to purchase, along with the Cross Initial Grant shares of Company common stock representing 2.5% of the common stock issued and outstanding after completion of the Creditor and Claimant Liabilities Restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the Eligibility Date.

                              FINANCIAL STATEMENTS.
                              PATRON SYSTEMS, INC.
                                 MARCH 31, 2006

                                    CONTENTS

FINANCIAL STATEMENTS

    Consolidated Balance Sheet as of March 31, 2006                          103

    Consolidated Statements of Operations for the three months ended
       March 31, 2006 and 2005                                               104

    Consolidated Statements of Stockholders' Equity for the three months ended March 31, 2006
                                                                             105
    Consolidated Statements of Cash Flows for the three months ended
       March 31, 2006 and 2005                                               106

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   107

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

ASSETS                                                            MARCH 31, 2006
                                                                   ------------
Current Assets
  Cash and cash equivalents ...................................    $    141,430
  Restricted cash .............................................       1,468,813
  Accounts receivable, net ....................................          55,545
  Other current assets ........................................         135,059
                                                                   ------------
     Total current assets .....................................       1,800,847

Property and equipment, net ...................................         101,544
Intangible assets, net ........................................       1,385,717
Unbilled accounts receivable ..................................          54,654
Net assets of discontinued operation ..........................          94,277
Goodwill ......................................................       9,510,716
                                                                   ------------
     Total assets .............................................    $ 12,947,755
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable ............................................    $  1,239,813
  Accrued payroll and related expenses ........................         447,253
  Accrued interest ............................................         744,679
  Notes payable (to creditors of acquired business);
     including $1,538,129 to related parties ..................       1,790,911
  Demand notes payable ........................................         471,056
  Expense reimbursements due to officers and stockholders .....         166,183
  Accrued registration penalty ................................          84,780
  Deferred revenue ............................................         190,009
  Notes payable to officers and stockholders ..................         235,712
  Other current liabilities ...................................         515,173
  Bridge notes payable ........................................       1,544,975
  Net liabilities of discontinued operations ..................          30,201
                                                                   ------------
     Total current liabilities ................................       7,460,745
                                                                   ------------

Commitments and Contingencies

Stockholders' Equity
  Preferred stock, par value $0.01 per share, 75,000,000
  shares authorized,
       - Series A Convertible:  2,160 shares authorized;
          893 shares issued and outstanding
          liquidation preference of $5,581,250 ................               9
       - Series A-1 convertible: 50,000,000 authorized;
          33,420,078 issued and outstanding
          liquidation preference of $26,736,063 ...............         334,201
  Common stock, par value $0.01 per share, 150,000,000
     shares authorized, 56,398,360 shares issued and
     outstanding ..............................................         563,984
  Additional paid-in capital ..................................      93,376,917
  Accumulated deficit .........................................     (88,788,101)
                                                                   ------------
     Total stockholders' equity ...............................       5,487,010
                                                                   ------------
     Total liabilities and stockholders' equity ...............    $ 12,947,755
                                                                   ============

See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                            THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------
                                                               2006            2005
                                                           ------------    ------------
Revenue ................................................   $    261,785    $      6,430
                                                           ------------    ------------

Cost of Sales
  Cost of products/services ............................         29,897           2,003
  Amortization of technology ...........................         27,522          19,230
                                                           ------------    ------------
    Total cost of sales ................................         57,419          21,233
                                                           ------------    ------------
  Gross profit .........................................        204,366         (14,803)
                                                           ------------    ------------

Operating Expenses
  Salaries and related expenses ........................      1,010,123         370,349
  Professional fees ....................................        658,115         141,401
  General and administrative (includes non-employee
     stock-based compensation of $0 and $508,500
     for the three months ended March 31, 2006 and
     2005, respectively) ...............................        323,909         722,064
  Amortization of intangibles ..........................         30,814           8,063
  Stock based penalties under financing arrangements ...          2,852         369,000
  Settlement charge ....................................        858,213            --
                                                           ------------    ------------
     Total operating expenses ..........................      2,884,026       1,610,877
                                                           ------------    ------------

Loss from operations ...................................     (2,679,660)     (1,625,680)
                                                           ------------    ------------

Other Income (Expense)
Interest income ........................................           --            19,250
Interest expense .......................................     (1,615,514)       (494,988)
Gain on sale of property and equpment ..................             62            --
                                                           ------------    ------------
Total Other Expense ....................................     (1,615,452)       (475,738)
                                                           ------------    ------------
     Loss from continuing operations before income taxes     (4,295,112)     (2,101,418)

  Income taxes .........................................           --              --

                                                           ------------    ------------
Loss from continuing operations ........................     (4,295,112)     (2,101,418)
                                                           ------------    ------------

Loss from discontinued operations ......................       (104,962)       (102,377)

                                                           ------------    ------------
Net loss ...............................................   $ (4,400,074)   $ (2,203,795)
                                                           ============    ============

Net Loss Per Share - Basic and Diluted
  - Continuing operations ..............................   $      (0.07)   $      (0.04)
  - Discontinued operations ............................          (0.00)          (0.00)
                                                           ------------    ------------
  - Total ..............................................   $      (0.07)   $      (0.04)
                                                           ============    ============

Weighted Average Number of Common Shares Outstanding
   - Basic and Diluted .................................     62,518,619      50,686,749
                                                           ============    ============


See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2006
                                   (UNAUDITED)

                                                     SHARES OF      PAR VALUE       SHARES OF     PAR VALUE
                                                     SERIES A       SERIES A       SERIES A-1     SERIES A-1     SHARES OF
                                                     PREFERRED      PREFERRED       PREFERRED     PREFERRED        COMMON
                                                       STOCK          STOCK           STOCK         STOCK          STOCK
                                                    ------------   ------------   ------------   ------------   ------------
Balance, January 1, 2006 ........................           --     $       --             --     $       --       59,348,360

Amortization of deferred stock-based compensation           --             --             --             --             --
Issuance of Series A Preferred Stock to investors            893              9           --             --             --
Issuance of warrants in connection with bridge
   loan extension - extension warrants ..........           --             --             --             --             --
Conversion option penalty incurred upon default
   of Bridge Financing III ......................           --             --             --             --             --
Issuance of Series A-1 Preferred stock in
   settlement of debt ...........................           --             --       33,420,078        334,201     (2,950,000)
Vested portion of stock options .................           --             --             --             --             --
Net Loss ........................................           --             --             --             --             --
                                                    ------------   ------------   ------------   ------------   ------------

 BALANCE MARCH 31, 2006 .........................            893   $          9     33,420,078   $    334,201     56,398,360
                                                    ============   ============   ============   ============   ============

                                                                                      COMMON
                                                      PAR VALUE      ADDITIONAL       STOCK
                                                       COMMON         PAID IN       REPURCHASE       DEFERRED      ACCUMULATED
                                                        STOCK         CAPITAL       OBLIGATION     COMPENSATION      DEFICIT
                                                    ------------    ------------   ------------    ------------    ------------
Balance, January 1, 2006 ........................   $    593,484    $ 65,027,575   $ (1,300,000)   $     (7,500)   $(84,388,027)

Amortization of deferred stock-based compensation           --              --             --             7,500            --
Issuance of Series A Preferred Stock to investors           --         4,465,491           --              --              --
Issuance of warrants in connection with bridge
   loan extension - extension warrants ..........           --            48,129           --              --              --
Conversion option penalty incurred upon default
   of Bridge Financing III ......................           --           550,000           --              --              --
Issuance of Series A-1 Preferred stock in
   settlement of debt ...........................        (29,500)     23,112,387      1,300,000            --              --
Vested portion of stock options .................           --           173,335           --              --              --
Net Loss ........................................           --              --             --              --        (4,400,074)
                                                    ------------    ------------   ------------    ------------    ------------

 BALANCE MARCH 31, 2006 .........................   $    563,984    $ 93,376,917   $       --      $       --      $(88,788,101)
                                                    ============    ============   ============    ============    ============


                                                        TOTAL
                                                    ------------
Balance, January 1, 2006 ........................   $(20,074,468)

Amortization of deferred stock-based compensation          7,500
Issuance of Series A Preferred Stock to investors      4,465,500
Issuance of warrants in connection with bridge
   loan extension - extension warrants ..........         48,129
Conversion option penalty incurred upon default
   of Bridge Financing III ......................        550,000
Issuance of Series A-1 Preferred stock in
   settlement of debt ...........................     24,717,088
Vested portion of stock options .................        173,335
Net Loss ........................................     (4,400,074)
                                                    ------------

 BALANCE MARCH 31, 2006 .........................   $  5,487,010
                                                    ============

See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                       --------------------------
                                                                           2006           2006
                                                                       -----------    -----------
Cash Flows from Operating Activities
   Net loss ........................................................   $(4,400,074)   $(2,203,795)
                                                                       -----------    -----------
   Adjustments to reconcile net loss to net cash used in
   operating activities:
      Depreciation and amortization ................................        70,796         19,525
      Amortization of deferred compensation ........................         7,500        508,500
      Accretion related to warrants issued for notes payable .......        20,909        260,965
      Amortization of deferred financing costs .....................       282,129        153,520
      Stock based penalty under financing arrangements .............         2,852        369,000
      Non-cash interest income .....................................          --          (19,250)
      Non-cash increase in interest payable to former stockholder ..        48,400           --
      Conversion option in connection with bridge note holders .....       550,000           --
      Stock based compensation .....................................       173,335           --
      Loss on issuance of preferred stock in settlement of debt ....       858,213           --
      Changes in assets and liabilities:
         Restricted cash escrowed to settle liabilities assumed ....      (957,122)    (1,388,000)
         Prepaid expenses ..........................................          --           10,637
         Accounts receivable .......................................       113,945        (58,518)
         Other current assets ......................................        17,809        110,533
         Accounts payable ..........................................      (268,700)      (325,017)
         Accrued interest ..........................................       429,027         94,827
         Deferred revenue ..........................................      (142,072)        35,283
         Expense reimbursements due to officers and shareholders ...        (7,354)       (94,500)
         Accrued payroll and payroll related expenses ..............      (311,041)       (72,250)
         Loss on sale of fixed assets ..............................           (62)          --
         Other current liabilities .................................      (197,271)        31,439
         Other accrued expenses ....................................          --           (3,413)
                                                                       -----------    -----------
   Total adjustments ...............................................       691,293       (366,719)
                                                                       -----------    -----------
NET CASH USED IN OPERATIONS - CONTINUING OPERATIONS ................    (3,708,781)    (2,570,514)
NET CASH USED IN OPERATIONS - DISCONTINUED OPERATIONS ..............       (31,076)
                                                                       -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES ..............................    (3,739,857)    (2,570,514)
                                                                       -----------    -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
   Cash payments in purchase business combinations .................          --         (857,633)
   Cash acquired in purchase business combinations .................          --          416,397
   Cash received from sale of property and equipment ...............          --             --
   Purchase and development of technology ..........................      (211,294)          --
   Proceeds from sale of fixed assets ..............................         1,755           --
   Purchase of fixed assets ........................................       (12,689)       (32,055)
                                                                       -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS ......      (222,228)      (473,291)
NET CASH USED IN INVESTING ACTIVITIES - DISCONTINUED OPERATIONS ....        (3,000)
                                                                       -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ..............................      (225,228)      (473,291)
                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Expenses financed by (repaid to) officers and stockholders ......          --         (225,000)
   Payments on settlement of accommodation agreements ..............      (125,000)          --
   Advances from stockholders ......................................          --          500,000
   Deferred financing costs ........................................       (54,000)      (316,579)
   Proceeds from issuance of preferred series A stock ..............     4,285,501           --
   Proceeds from issuance of bridge notes ..........................          --        3,500,000
   Repayments of advances from shareholders ........................          --          (93,796)
                                                                       -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES - CONTINUING OPERATIONS ..     4,106,501      3,364,625
                                                                       -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS ..........................   $   141,416    $   320,820

CASH AND CASH EQUIVALENTS, beginning of period .....................   $        14    $    45,901
                                                                       -----------    -----------
CASH AND CASH EQUIVALENTS, end of period ...........................   $   141,430    $   366,721
                                                                       ===========    ===========

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
  Interest .........................................................       285,476        214,428

See notes to condensed consolidated financial statements.

                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 2006

NOTE 1 - BASIS OF INTERIM FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited Condensed Consolidated Financial Statements of Patron Systems, Inc. and subsidiaries (the "Company," "Patron," "us," or "we") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. The results of operations for the three-month period ended March 31, 2006 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2006.

This form 10-QSB should be read in conjunction with the Company's 10-KSB for the year ended December 31, 2005.


NOTE 2 - THE COMPANY

ORGANIZATION AND DESCRIPTION OF BUSINESS

Patron Systems, Inc., ("Systems") is a Delaware corporation formed in April 2002 to provide comprehensive, end-to-end information security solutions to global corporations and government institutions.

Pursuant to an Amended and Restated Share Exchange Agreement dated October 11, 2002, Combined Professional Services ("CPS"), Systems and the stockholders of
Systems consummated a share exchange ("Share Exchange"). As a result of the Share Exchange, the former stockholders of Systems became the majority stockholders of CPS. Accordingly, Systems became the accounting acquirer of CPS and the exchange was accounted for as a reverse merger and recapitalization of Systems. CPS subsequently merged with Systems, with Systems surviving the merger. The combined entity continued to use the name Patron Systems, Inc.


NOTE 3 - LIQUIDITY AND FINANCIAL CONDITION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $4,400,074 for the three months ended March 31, 2006, which includes an aggregate of $2,014,134 of non-cash charges including the conversion option cost for bridge note and subordinated note holders, non-cash interest expense, the amortization of deferred compensation and the charge for stock option based compensation. The Company used net cash in its operating activities of $3,739,857 during the three months ended March 31, 2006. The Company's working capital deficiency at March 31, 2006 amounted to $5,659,898 and the Company is continuing to experience shortages in working capital. The Company is also involved in litigation and is being investigated by the Securities and Exchange Commission with respect to certain of its press releases and its use of form S-8 to register shares of common stock issued to certain consultants (Note 15). The Company cannot provide any assurance that the outcome of these matters will not have a material adverse affect on its ability to sustain the business. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.


The Company expects to continue incurring losses for the foreseeable future due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. The Company's ability to successfully market its software products, grow revenue and generate cash flows of certain businesses it acquired in 2005 is critical to the realization of its business plan. The Company raised

$4,285,501 of gross proceeds ($3,946,450 net proceeds after the payment of certain transaction expenses) in financing transactions during the three months ended March 31, 2006. The Company used $3,739,857 of these proceeds to fund its operations and a net of $225,228 in investing activities. On January 12, 2006, the Company offered its creditors and claimants an agreement to receive Series A-1 Convertible Preferred Stock, par value $0.01 per share ("Series A-1
Preferred") for amounts owed to the holders of the Company's indebtedness (including lenders, past-due trade accounts, and employees, consultants and other service providers with claims for fees, wages or expenses) (Note 16). As of March 31, 2006, Creditors representing approximately 82% of the Company's outstanding claims accepted this proposal by signing and returning to the Company the Stock Subscription Agreement and Mutual Release. The Company is currently unable to determine whether all of its remaining creditors will accept its proposal or that the acceptance of such proposal will actually improve the Company's ability to fund the further development of its business plan or improve its operations.

The Company is currently in the process of attempting to raise additional capital and has taken certain steps to conserve its liquidity while it continues to integrate the businesses acquired in 2005. Although management believes that the Company has access to capital resources, the Company has not secured any commitments for additional financing at this time nor can the Company provide any assurance that it will be successful in its efforts to raise additional capital and/or successfully execute its business plan.


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Entelagent Software Corporation, Complete Security Solutions, Inc., LucidLine, Inc. and PILEC Disbursement Company. All significant inter-company transactions have been eliminated.

CASH

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash.

REVENUE RECOGNITION

The Company derives revenues from the following sources: (1) sales of computer software, which includes new software licenses and software updates and product support revenues and (2) services, which include internet access, back-up, retrieval and restoration services and professional consulting services.

The Company applies the revenue recognition principles set forth under AICPA Statement of Position ("SOP") 97-2 "Software Revenue Recognition" and Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition" with respect to its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the vendor's fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company generates revenues through sales of software licenses and annual support subscription agreements, which include access to technical support and software updates (if and when available). Software license revenues are generated from licensing the rights to use products directly to end-users and through third party service providers.

Revenues from software license agreements are generally recognized upon delivery of software to the customer. All of the Company's software sales are supported by a written contract or other evidence of sale transaction such as a customer purchase order. These forms of evidence clearly indicate the selling price to the customer, shipping terms, payment terms (generally 30 days) and refund policy, if any. The selling prices of these products are fixed at the time the sale is consummated.

Revenue from post contract customer support arrangements or undelivered elements are deferred and recognized at the time of delivery or over the period in which the services are performed based on vendor specific objective evidence of fair value for such undelivered elements. Vendor specific objective evidence is typically based on the price charged when an element is sold separately or, if an element is not sold separately, on the price established by an authorized level of management, if it is probable that the price, once established, will not change before market introduction. The Company uses the residual method prescribed in SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition With Respect to Certain Transaction" to allocate revenues to delivered elements once it has established vendor-specific objective evidence of fair value for such undelivered elements.

The Company provides its internet access and back-up, retrieval and restoration services under contractual arrangements with terms ranging from 1 year to 5 years. These contracts are billed monthly, in advance, based on the contractually stated rates. At the inception of a contract, the Company may activate the customer's account for a contractual fee that it amortizes over the term of the contract in accordance with Emerging Issues Task Force Issue ("EITF") 00-21, "Revenue Arrangements with Multiple Deliverables." The Company's standard contracts are automatically renewable by the customer unless terminated on 30 days written notice. Early termination of the contract generally results in an early termination fee equal to the lesser of six months of service or the remaining term of the contract.

Professional  consulting  services  are  billed  based on the number of hours of
consultant   services  provided  and  the  hourly  billing  rates.  The  Company recognizes revenue under these arrangements as the service is performed.

Revenue from the resale of third-party hardware and software is recognized upon delivery provided there are no further obligations to install or modify the hardware or software. Revenue from the sales of hardware/software is recorded at the gross amount of the sale when the contract satisfies the requirements of EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as Agent."

BUSINESS COMBINATIONS

In accordance with business combination accounting, we allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. We engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair value based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from license sales, maintenance agreements, customer contracts and acquired developed technologies; expected costs to develop the in-process research and development into commercially viable products; the acquired company's brand awareness and market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

ACCOUNTS RECEIVABLE

The Company adjusts its accounts receivable balances that it deems to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gains or losses are reflected in the statement of operations in the period of disposal.

GOODWILL AND INTANGIBLE ASSETS

We account for Goodwill and Intangible Assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. We have recorded goodwill in connection with the Company's acquisitions described in Note 5 amounting to $22,440,412. The Company's annual impairment review of goodwill resulted in goodwill impairment charges totaling $12,929,696 for the year ended December 31, 2005 (Note 5) resulting in $9,510,716 in goodwill at March 31, 2006. Intangible assets continue to be amortized over their estimated useful lives.

LONG LIVED ASSETS

The Company periodically reviews the carrying values of its long lived assets in accordance with SFAS 144, "Long Lived Assets" when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable value and records impairment charges when necessary. The Company's review of the carrying values of its long lived assets resulted in an impairment charge of $1,705,455 for the year ended December 31, 2005 (Note 8).

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. The Company's significant estimates principally include the valuation of its intangible assets and goodwill and accrued liability for the Company's estimate of the fair value of preferred stock issued upon the settlement of the creditor and claimant liabilities restructuring in March 2006 (Note 16). Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable accrued expenses, advances from stockholders and all note obligations classified as current liabilities approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of the Company's convertible and subordinated note obligations, stock repurchase obligation and common stock subject to put right approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk, when taken together with any equity instruments concurrently issued to holders.

CONVERTIBLE PREFERRED STOCK

The Company accounts for conversion options embedded in convertible preferred stock in accordance with Statement of Financial Accounting Standard ("SFAS) No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and Emerging Issues Task Force Issue ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes and mandatorily redeemable preferred shares, as host instruments, are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61 (k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 "The Meaning of Conventional Convertible Debt Instrument" in Issue No. 00-19.

SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument.

The Company determined that the conversion option embedded in its Series A Convertible Preferred stock, par value $0.01 per share ("Series A Preferred") is not a free standing derivative in accordance with the implementation guidance provided in paragraph 61 (l) of Appendix A to SFAS 133.

STOCK BASED COMPENSATION

Prior to January 1, 2006, the Company accounted for employee stock transactions in accordance with Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees." The Company applied the proforma disclosure requirements of SFAS No. 123 "Accounting for Stock-Based Compensation."

Effective January 1, 2006, the Company adopted SFAS No. 123R "Share Based Payment". This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest that will result in a charge to operations. Consequently during the three months ended March 31, 2006, the Company recognized $173,335 in expenses, which represents the fair value of stock options that have vested during the period ended March 31, 2006.

For the three months ended March 31, 2005, the Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees." As required under SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," the following table presents pro-forma net income and basic and diluted earnings per share as if the fair value-based method had been applied to all awards during that period.

                                                                    THREE MONTHS
                                                                        ENDED
                                                                      MARCH 31,
                                                                        2005
                                                                    -----------
Net Loss ......................................................     $(2,203,795)
Stock-based employee compensation cost, under fair
   value accounting ...........................................        (185,278)
                                                                    -----------
Pro-forma net loss under Fair Value Method ....................     $(2,389,073)
                                                                    -----------

Loss per share
   Basic and Diluted ..........................................     $     (0.04)

Per share stock-based employee compensation cost, under
   fair value accounting
Pro-forma loss per share, Basic and Diluted ...................     $     (0.05)


COMMON STOCK PURCHASE WARRANTS

The Company accounts for the issuance of common stock purchase warrants issued with registration rights in accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

NET LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share also includes common stock equivalents outstanding during the period if dilutive. Diluted net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding without an assumed increase in common shares outstanding for common stock equivalents; as such common stock equivalents are anti-dilutive.

As a result of the consummation of the Share Exchange described in Note 1, the Company included 1,200,000 stock options with an exercise price of $.01 per share that it issued to certain employees during 2002 in its calculation of weighted-average number of common shares outstanding for all periods presented.

Net loss per common share excludes the following outstanding options, warrants and preferred stock as their effect would be anti-dilutive:

                                                           MARCH 31,
                                               ---------------------------------
                                                  2006                   2005
                                               ----------             ----------

Options ..........................             13,137,233              7,125,000
Warrants .........................             38,656,765              4,665,000
                                               ----------             ----------
                                               51,793,998             11,790,000
                                               ==========             ==========


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets" (SFAS 153). SFAS 153 amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this statement are intended be applied prospectively. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share" reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, the EITF ratified Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its "best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the stockholders' equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 150." SFAS No. 155 (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation,
(b) clarifies that certain instruments are not subject to the requirements of SFAS 133, (c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that may contain an embedded derivative requiring bifurcation, (d) clarifies what may be an embedded derivative for certain concentrations of credit risk and (e) amends SFAS 140 to eliminate certain prohibitions related to derivatives on a qualifying special-purpose entity. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. Early adoption, as of the beginning of an entity's fiscal year, is also permitted, provided interim financial statements have not yet been issued. We are currently evaluating the potential impact, if any, that the adoption of SFAS 155 will have on our consolidated financial statements.

In March 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 156, Accounting for Servicing of Financial Assets (SFAS No. 156). SFAS No. 156 amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," to require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS No. 156 also permits servicers to subsequently measure each separate class of servicing assets and liabilities at fair value rather than at the lower of cost or market. For those companies that elect to measure their servicing assets and liabilities at fair value, SFAS No. 156 requires the difference between the carrying value and fair value at the date of adoption to be recognized as a cumulative effect adjustment to retained earnings as of the beginning of the fiscal year in which the election is made. SFAS No. 156 is effective for the first fiscal year beginning after September 15, 2006. We are currently evaluating the potential impact, if any, that the adoption of SFAS 156 will have on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.


NOTE 5 - BUSINESS COMBINATIONS

On February 25, 2005, the Company acquired Complete Security Solutions, Inc. ("CSSI") and LucidLine, Inc. ("LucidLine") in separate merger transactions. Additionally, on March 30, 2005, the Company acquired Entelagent Software Corp. ("Entelagent") in a merger transaction. The Company accounted for these business combinations in accordance with the provisions of SFAS 141 "Accounting for Business Combinations."

In connection with these three merger transactions, the Company paid, $200,000 in cash, 14,900,000 shares of common stock with a fair market value of $12,665,000, subordinated promissory notes in the aggregate principal amount of $4,500,000, warrants to purchase up to 2,250,000 shares of common stock which were valued at $1,912,500. Direct expenses incurred by the Company to complete these transactions amounted to $912,663. The total purchase price for the three companies amounted to $20,190,133.

                                    CSSI       LUCIDLINE     ENTELAGENT      TOTAL
                                -----------   -----------   -----------   -----------
Cash ........................   $      --     $   200,000   $      --     $   200,000
Common Stock ................     6,375,000     3,740,000     2,550,000    12,665,000
Subordinated promissory notes     4,500,000          --            --       4,500,000
Common stock warrants .......     1,912,500          --            --       1,912,500
Transaction expenses ........       398,128       154,611       359,894       912,633
                                -----------   -----------   -----------   -----------
   Total Purchase Price .....   $13,185,628   $ 4,094,611   $ 2,909,894   $20,190,133
                                ===========   ===========   ===========   ===========


The allocation of the purchase price was based upon a valuation study performed by an independent outside appraisal firm. The purchase price allocation resulted in the allocation of $3,101,000 to intangible assets, including $2,570,000 to developed technology and $190,000 to in-process research and development. Additionally, the purchase price allocation resulted in the allocation of $22,440,412 to goodwill.

 The Company performed its annual impairment test of goodwill at its designated valuation date of December 31, 2005 in accordance with SFAS 142. As a result of these tests, the Company determined that the recoverable amount of goodwill with respect to its business amounted to $9,510,716. Accordingly, the Company recorded a goodwill impairment charge in the amount of $12,929,696 for the year ended December 31, 2005. Additionally, after reevaluating the resources available to the Company, the strategic direction of the business as well as the revised business plans and financial projections, the Company, during the quarter ended December 31, 2005, recorded a $1,705,455 charge for the impairment of the developed technology assets acquired in the CSSI and Entelagent acquisitions. The remaining amount of goodwill and intangible assets is presented net of such impairment charges recorded during the year ended December 31, 2005.


NOTE 6 - OTHER CURRENT ASSETS

Other current assets consist of the following:

                                                                       MARCH 31,
                                                                          2006
                                                                       ---------
Employee receivables .....................................             $  75,877
Prepaid expenses .........................................                36,443
Deposits .................................................                23,139
                                                                       ---------
  Other current assets ...................................             $ 135,459
                                                                       =========


NOTE 7 - PROPERTY AND EQUIPMENT

                                                                       MARCH 31,
                                                                         2006
                                                                      ---------
Computers ................................................            $ 107,897
Furniture and Fixtures ...................................               32,887
Leasehold improvements ...................................                4,490
                                                                      ---------
    sub-total ............................................              145,274
less: accumulated depreciation ...........................              (43,730)
                                                                      ---------
    Property and equipment, net ..........................            $ 101,544
                                                                      =========

Depreciation expense amounted to $20,664 and $295 for the three months March 31, 2006 and March 31, 2005, respectively.


NOTE 8 - INTANGIBLE ASSETS

The components of intangible assets as of March 31, 2006 are set forth in the following table:

                                                                      MARCH 31,
                                                                        2006
                                                                    -----------
Developed technology .....................................            2,570,000
Customer relationships ...................................              180,000
Trademarks and tradenames ................................              161,000
In-process research and development ......................              735,681
                                                                    -----------
                                                                      3,646,681
Amortization and impairment charge .......................           (2,260,964)
                                                                    -----------
   Intangible assets, net ................................          $ 1,385,717
                                                                    ===========


During the year ended December 31, 2005, the Company recorded a $1,705,455 charge for the impairment of the developed technology assets acquired in the CSSI and Entelagent acquisitions (Note 5).

The Company classifies amortization of developed technology as a component of cost of sales and amortization of customer relationship and trademarks and tradenames as a component of general and administrative expense. Amortization expense amounted to $58,336 for the three months ended March 31, 2006, including $27,522 classified in cost of sales.


NOTE 9 - DEMAND NOTES PAYABLE

Through December 31, 2004, the Company borrowed an aggregate amount of $695,000 from several unrelated parties. At March 31, 2006, the outstanding balance on these notes amounted to $135,000. These notes are payable on demand and bear interest at the rate of 10% per annum. Interest expense on these notes amounted to $17,375 for each of the three months ended March 31, 2006 and 2005, respectively.


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Other demand  notes at March 31, 2006 total  $336,056 and include a note payable to Lok Technology in the amount of $312,556 which is secured by Entelagent's accounts receivable and bears interest at 15% per annum. Interest on these other demand notes amounted to $13,433 for the three months ended March 31, 2006 and $0 for the three months ended March 30, 2005.

As of March 31, 2006, $585,000 of the Demand Notes have been surrendered as payment for Series A-1 Preferred stock as part of the creditor and claimant liabilities restructuring (Note 16). Subsequent to March 31, 2006, $169,212 of the Demand Notes have been surrendered as payment for Series A-1 Preferred stock as part of the creditor and claimant liabilities restructuring (Note 16).


NOTE 10 - BRIDGE NOTES PAYABLE

INTERIM BRIDGE FINANCING I

On February 28, 2005, the Company completed a $3,500,000 financing (the "Interim Bridge Financing I") through the issuance of 10% Senior Convertible Promissory Notes (the "Bridge I Notes") and warrants to purchase up to 1,750,000 shares of the Company's common stock ("Bridge I Warrants"). The warrants have a term of 5 years and an exercise price of $0.70 per share. The aggregate fair value of the Bridge I Warrants amounts to $1,487,500. Prior to final maturity, the Bridge I Notes may be converted into securities that would be issuable at the first closing of a subsequent financing by the Company, for such number of offered securities that could be purchased for the principal amount being converted. The Bridge I Notes had an initial term of 120 days (due on June 28, 2005) with interest at a contractual rate of 10% per annum and featured an option for the Company to extend the term for an additional 60 days to August 27, 2005.

In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," the Company allocated $2,456,140 of the proceeds to the Bridge I Notes and $1,043,860 of proceeds to the Bridge I Warrants. The difference between the carrying amount of the Bridge I Notes and their contractual redemption amount was accreted as interest expense to June 28, 2005, their earliest date of redemption.

On June 28, 2005, the Company elected to extend the contractual maturity date of the Bridge I Notes for an additional 60 days to August 27, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, the Company was required to issue the 1,750,000 additional warrants (the "Bridge I Extension Warrants") to purchase such number of shares of common stock equal to 1/2 of a share for each $1.00 of principal amount outstanding. The Bridge I Extension Warrants have a term of 5 years and an exercise price of $0.70 per share.

The Company did not redeem the Bridge I Notes on August 27, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. Accordingly, the Company recorded a charge of $3,500,000 in 2006 based upon the intrinsic value of this conversion option measured at the original issuance date of the note in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of the Company's common stock issuable upon exercise of the conversion option that would be issued in this transaction, on a best efforts basis.

Contractual interest expense on the Bridge I Notes amounted to $103,562 and $29,167 for the three months ended March 31, 2006 and 2005, respectively, and is included as a component of interest expense in the accompanying statement of operations.

As of March 31, 2006, $3,155,025 of the Bridge I Notes have been surrendered as payment for Series A-1 Preferred stock as part of the creditor and claimant liabilities restructuring (Note 16).

INTERIM BRIDGE FINANCING II

On June 6, 2005, the Company completed a $2,543,000 financing (the "Interim Bridge Financing II") through the issuance of (i) 10% Junior Convertible Promissory Notes (the "Bridge II Notes") and (ii) warrants to purchase up to


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


1,271,500 shares of common stock (the "Bridge II Warrants"). The warrants have a term of 5 years and an exercise price of $0.60 per share. The aggregate fair value of the Bridge II Warrants amounts to $673,895. Prior to maturity, the Junior Convertible Promissory Notes may be converted into the securities offered by the Company at the first closing of a subsequent financing for the Company, for such number of offered securities as could be purchased for the principal amount being converted.

In accordance with APB 14, the Company allocated $2,010,277 of the proceeds to the Bridge II Notes and $532,723 of proceeds to the Bridge II Warrants. The difference between the carrying amount of the Bridge II Notes and their contractual redemption amount is being accreted as interest expense to October 3, 2005, their earliest date of redemption.

The Bridge II Notes have an initial term of 120 days (due on various dates beginning October 3, 2005) with interest at 10% per annum and feature an option for the Company to extend the term for an additional 60 days to various dates beginning December 2, 2005. Upon the extension of the maturity date of the Bridge II Notes, the contractual interest rate would increase to 12% per annum, and the Company would be required to issue warrants (the "Bridge II Extension Warrants") to purchase such number of shares of the Company's common stock equal to one-half of a share for each $1.00 of principal then outstanding. The Bridge II Extension Warrants issuable upon extension of the maturity date of the Junior Convertible Promissory notes feature a term of 5 years and an exercise price of $0.60 per share. In addition, if the Bridge II Notes are not paid in full on or before the extended maturity date, each note becomes convertible into 3.84 shares of the Company's common stock for each $1.00 of principal then outstanding. The intrinsic value of this conversion option measured at the issuance date of the notes amounts to $2,543,000 and would be recognized as interest expense in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of its common stock issuable upon exercise of the conversion option that would be issuable in this transaction, on a best efforts basis.

The Company sold these securities to seven accredited investors introduced by Laidlaw, placement agent in the Interim Bridge Financing II. The Company incurred $386,027 of fees in connection with this transaction including a cash fee of $305,160 and $80,867 for the fair value of warrants to purchase 152,580 shares of the Company's common stock at an exercise price of $0.60 per share.

The Company elected to extend the due dates of these notes by an additional 60 days to various dates beginning December 2, 2005.

Contractual interest expense on the Bridge II Notes amounted to $75,245 for the three months ended March 31, 2006 and is included as a component of interest expense in the accompanying statement of operations.

As of March 31, 2006, $1,343,000 of the Bridge II Notes have been surrendered as payment for Series A-1 Preferred stock as part of the creditor and claimant liabilities restructuring (Note 16).

INTERIM BRIDGE FINANCING III

Beginning on July 1, 2005, and continuing through December 31, 2005, the Company completed, through 12 separate fundings, a $5,234,000 financing (the "Interim Bridge Financing III") through the issuance of (i) 10% Junior Convertible Promissory Notes (the "Bridge III Notes") and (ii) warrants to purchase up to 2,617,000 shares of common stock (the "Bridge III Warrants"). The warrants have a term of 5 years and an exercise price of $0.60 per share. Prior to maturity, the Junior Convertible Promissory Notes may be converted into the securities offered by the Company at the first closing of a subsequent financing for the Company, for such number of offered securities as could be purchased for the principal amount being converted.

In accordance with APB 14, the Company allocated $4,645,544 of the proceeds to the Bridge III Notes and $587,595 of proceeds to the Bridge III Warrants. The difference between the carrying amount of the Bridge III Notes and their contractual redemption amount is being accreted as interest expense to various dates from November 1, 2005, their earliest date of redemption. Accretion of the aforementioned discount amounted to $20,909 for the three months ended March 31, 2006 and is included as a component of interest expense in the accompanying statement of operations.

The Bridge III Notes have an initial term of 120 days (due on various dates beginning October 28, 2005) with interest at 10% per annum and feature an option for the Company to extend the term for an additional 60 days to various dates beginning December 28, 2005. Upon the extension of the maturity date of the Bridge III Notes, the contractual interest rate would increase to 12% per annum, and the Company would be required to issue warrants (the "Bridge III Extension Warrants") to purchase such number of shares of the Company's common stock equal to one-half of a share for each $1.00 of principal then outstanding. The Bridge III Extension Warrants issuable upon extension of the maturity date of the Junior Convertible Promissory Notes feature a term of 5 years and an exercise price of $0.60 per share. In addition, if the Bridge III Notes are not paid in full on or before the extended maturity date, each note becomes convertible into
3.84 shares of the Company's common stock for each $1.00 of principal then outstanding. The intrinsic value of this conversion option measured at the issuance date of the notes amounts to $5,234,000 and would be recognized as interest expense in accordance with EITF 00-27. The Company has agreed to file with the SEC, a registration statement for the resale of the restricted shares of its common stock issuable upon exercise of the conversion option that would be issuable in this transaction, on a best efforts basis.

Beginning on October 29, 2005, the Company elected to extend the contractual maturity date of the various Bridge III Notes for an additional 60 days to various dates beginning December 28, 2005, which caused the contractual interest rate to increase to 12% per annum. In addition, during the three month ended March 31, 2006, the Company was required to issue 1,197,500 additional warrants (the "Bridge III Extension Warrants"). The aggregate fair value of the warrants, which amounted to $48,129 was recorded as a deferred financing cost and was being amortized over the 60-day extension period or until March 27, 2006 when the Bridge III Notes were surrendered as payment for the Series A-1 Preferred stock under the creditor and claimant liabilities restructuring The Bridge III Extension Warrants have a term of 5 years and an exercise price of $0.60 per share.

The Company did not redeem the Bridge III Notes beginning on December 28, 2005 and, as a result, the notes became automatically convertible into 3.84 shares of common stock for each $1 of principal then outstanding in accordance with the original note agreement. This amounts to a total of 2,112,000 shares during the three months ended of March 31, 2006. Accordingly, the Company recorded a charge of $550,000, in the three months ended March 31, 2006, based upon the intrinsic value of this conversion option measured at the original issuance date of the notes in accordance with EITF 00-27. With the surrender of the Bridge III Notes in payment for Series A-1 Preferred stock under the creditor and claimant liabilities restructuring, these conversion options are no longer exercisable and have been cancelled.

Contractual interest expense on the Bridge III Notes amounted to $144,036 for the three months ended March 31, 2006 and is included as a component of interest expense in the accompanying statement of operations.

The Company sold these securities to Apex, Northwestern, and Advanced Equities. Funding for the Bridge III Notes included the conversion of $1,650,000 of stockholder advances made during the period March 30, 2005 to June 30, 2005 into Bridge III Notes.

As of March 31, 2006, all of the Bridge III Notes have been surrendered as payment for Series A-1 Preferred stock as part of the creditor and claimant liabilities restructuring (Note 16).

2006 BRIDGE NOTES

On January 18, 2006, the Company completed a financing of approximately $540,000 in additional gross funds (the "2006 Bridge Note Financing") through the issuance of Subordinated Convertible Promissory Notes (the "2006 Bridge Notes") in the amount of $720,001. The 2006 Bridge Note agreement provided for these notes to automatically convert into the same securities (consisting of shares of Series A Preferred stock and warrants to purchase shares of the Company's common stock) offered by the Company in connection with its Series A Preferred Financing. On March 27, 2006 (the date of the first closing of the Series A Preferred Financing), the 2006 Bridge Notes were converted into 7.2 Units in the Series A Preferred Financing described below. The $180,000 difference between the gross proceeds received upon the original issuance of the notes and the redemption amount was recorded as an original issuance discount that was fully expensed during the three months ended March 31, 2006.


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


Additionally, the Company paid Laidlaw & Company (UK) Ltd. (Laidlaw), as placement agent in the transaction, a fee of $54,000 in conjunction with the 2006 Bridge Note Financing . This fee was fully amortized and recognized as interest expense during the three months ending March 31, 2006.


NOTE 11 - RELATED PARTY TRANSACTIONS

EXPENSE REIMBURSEMENTS DUE TO OFFICERS AND STOCKHOLDERS

Certain stockholders and officers of the Company have paid expenses on the Company's behalf since its inception, of which $166,183 remains outstanding at March 31, 2006. The amounts payable to such officers and stockholders are due on demand. The balance due under these arrangements is included in the liabilities that the Company has offered to settle under the creditor and claimant liabilities restructuring described in Note 16. Subsequent to March 31, 2006, $13,501 of this amount has been surrendered as payment for Series A-1 Preferred stock under the creditor and claimant liabilities restructuring.

NOTES PAYABLE TO OFFICERS AND STOCKHOLDERS

Notes payable to officers and stockholders which amount to 235,712 bear interest at 10% per annum and are due on demand. Interest expense on these notes amounted to $4,725 for the three months ended March 31, 2006. The balance due under these notes is included in the liabilities that the Company has offered to settle under the creditor and claimant liabilities restructuring described in Note 16.

CONSULTING AGREEMENT PAYABLE

On June 8, 2005, the Company negotiated a settlement regarding a consulting agreement payable with a related party. The terms of the settlement agreement terminated the prior agreement and reduced the remaining payments due under the contract to $150,000 including a $50,000 payment that was made upon the execution of the agreement and two additional $50,000 payments including one to be made upon the completion of a follow-on-financing by the Company and one not later than September 30, 2005. The $150,000 reduction in payments was recorded as a reduction of general and administrative expense during the quarter ended June 30, 2005. Additionally, the settlement agreement terminated an obligation for the Company to issue 100,000 shares of unrestricted stock. The stock issuable under this commitment was recorded in 2004 as common stock issued in lieu of cash for services in the amount of $78,900. The rescission of the stock issuable under this arrangement resulted in an additional reduction of $78,900 in general and administrative expenses during the year ended December, 31, 2005.

The payment due on September 30, 2005 was not made by the Company. The $100,000 balance due under this arrangement has been surrendered as payment for Series A-1 Preferred stock under the creditor and claimant liabilities restructuring described in Note 16.

NOTES PAYABLE (TO CREDITORS OF ACQUIRED BUSINESS)

The notes issued to creditors of Entelagent described in Note 5, include $1,538,129 payable to related parties for settlement of accrued payroll, notes payable and expense reimbursements at March 31, 2006. Aggregate interest expense on these notes amounted to $51,111 and $0 for the three months ended March 31, 2006 and 2005, respectively. The balance due under these notes is included in the liabilities that the Company has offered to settle under the creditor and claimant liabilities restructuring described in Note 16.

During the three months ended March 31, 2006, $812,002 of the notes payable to creditors of acquired business was surrendered as payment for Series A-1
Preferred stock under the creditor and claimant liabilities restructuring. Subsequent to March 31, 2006, an additional $983,928 has been surrendered as payment for Series A-1 Preferred stock under the creditor and claimant liabilities restructuring.


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


NOTE 12 - OTHER CURRENT LIABILITIES

Other current liabilities principally consists of $445,778 of accrued payroll and sales tax liabilities and estimated penalties that the Company assumed in its acquisition of Entelagent (Note 5).


NOTE 13 - DEFERRED REVENUE

Deferred revenue at March 31, 2006 includes (1) $87,781 for the fair value of remaining service obligations on maintenance and support contracts and (2) $102,228 for contracts on which the revenue recognition is deferred until contract deliverables have been completed.


NOTE 14 - ACCOMMODATION AGREEMENT

In November 2002, the Company entered into a financing arrangement with a third party financial institution (the "Lender"), pursuant to which the Company would borrow $950,000 under a note to be collateralized by the pledge of 950,000 shares of registered stock from five different stockholders. In connection with this arrangement, the Company executed a series of Accommodation Agreements with these stockholders wherein each stockholder pledged their shares in return for the right to receive on or before November 17, 2003 the return of the pledged shares, or replacement shares in the event of foreclosure, and one additional share of common stock for every four shares pledged as compensation. The Company also agreed to use "best efforts" to register these shares with the US Securities and Exchange Commission 12 months from the date of issue.

In December 2002, the Company received approximately $450,000 of proceeds under the note and provided the Lender the pledged shares. Since that date, no additional proceeds were provided by the Lender and repeated attempts were made by the Company to secure the additional proceeds. The Company has effectively accounted for the Lender's failure to fund the facility and return the pledged shares as a foreclosure on the loan collateral. Accordingly, the Company recorded a $1,047,728 loss during the year ended December 31, 2002.

On March 13, 2003, the Company issued 1,200,000 replacement shares with an aggregate fair value of $3,708,000 to the stockholders who pledged their shares under the Accommodation Agreements. Accordingly, the Company recorded an additional loss of $2,210,272 during the year ended December 31, 2003 for the difference between the loss the Company recorded upon the Lender's foreclosure of the collateral and the aggregate fair value of the replacement shares.

In addition, the Accommodation Agreements provided for the Company to pay a penalty in the event of its failure to cause the replacement shares to be registered on or before March 31, 2003. As a result, the Company has recorded stock based penalties for the fair value of 450,000 shares per quarter through December 31, 2005.

The total stock-based penalties associated with the Accommodation Agreements from April 2003 to December 31, 2005 were $3,318,975. An aggregate of 4,950,000 shares were issuable through December 31, 2005 under the stock-based penalties associated with the Accommodation Agreements.

On March 27, 2006, the Company entered into an agreement to release and resolve all outstanding claims between the parties under the creditor and claimant liabilities restructuring (Note 16).

STOCK PLEDGE ARRANGEMENT

In April 2004, a stockholder of the Company entered into a one-year stock loan financing arrangement ("Stock Financing Facility") with a third party financial institution (the "Lender I"), pursuant to which such stockholder committed to obtain financing for the Company under a credit facility collateralized by the pledge of 685,000 shares of registered stock (the "Pledged Stock") that was pledged by a second stockholder (the "Pledging Stockholder"). In connection with this arrangement, the Company executed an accommodation agreement with the Pledging Stockholder committing to issue 685,000 shares of restricted stock (the "Replacement Stock") on April 2, 2005 (the


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


"Termination Date") in the event of a loss of the Pledged Stock, plus a premium of 205,500 shares (the "Premium Shares") for entering into the agreement. The Company also agreed to register 300,000 shares of restricted stock held by the Pledging Stockholder (the "Held Stock") within thirty days of the agreement and to use its best efforts register with the SEC, both the Replacement Stock and Premium Stock within 12 months from their date of issue.

The Company received $40,012 of funds but was unable to recover the Pledged Stock on the Termination Date. In addition, due to a delay in registering all of the shares under this arrangement, the Company entered into a secondary agreement with the Pledging Stockholder providing for: (1) the immediate issuance of the Replacement Shares and Premium Shares; (2) registration of the Replacement Shares, Premium Shares and Held Shares; (3) the retroactive accrual of a penalty from May 2, 2004 through the date the registration statement is filed payable in such number of shares that is equal to 15% of the Held Stock (prorated for each fraction of a year); and (4) the accrual of an additional penalty from April 2, 2005 through the date the registration statement is filed equal to 15% of the Replacement Stock and Premium Stock (prorated for each fraction of a year).

The Company recorded a charge of $406,205 for the fair value of the Replacement Stock and Premium Stock (890,500 shares) issued to the Pledging Stockholder under this arrangement. Such charge, net of $40,012 of advances received, is presented as a loss on collateralized financing arrangement in the accompanying statement of operations. The Company also recorded charges of $2,852 and $9,014 during the three months ended March 31, 2006 and 2005, respectively for the fair value of 45,011 and 11,096 shares issuable during the three months ended March 31, 2006 and 2005, respectively to the Pledging Stockholder as penalties for the delays in registering the stock. The charges associated with the penalties are included in stock based penalties under accommodation agreements in the accompanying statements of operations.


NOTE 15 - COMMITMENTS AND CONTINGENCIES

SEC INVESTIGATION

Pursuant to Section 20(a) of the Securities Act and Section 21(a) of the Securities Exchange Act, the staff of the SEC (the "Staff"), issued an order (In the Matter of Patron Systems, Inc. - Order Directing a Private Investigation and Designating Officers to Take Testimony (C-03739-A, February 12, 2004)) (the "Order") that a private investigation (the "SEC Investigation") be made to determine whether certain actions of, among others, the Company, certain of its officers and directors and others violated Section 5(a) and 5(c) of the Securities Act and/or Section 10 and Rule 10b-5 promulgated under the Exchange Act. Generally, the Order provides, among other things, that the Staff is investigating (i) the legality of two (2) separate Registration Statements filed by the Company on Form S-8, filed on December 20, 2002 and on April 2, 2003, as amended on April 9, 2003 (collectively, the "Registration Statements"), covering the resale of, in the aggregate, 4,375,000 shares of common stock issued to various consultants of the Company, and (ii) whether in connection with the purchase or sale of shares of common stock, certain officers and directors of the Company and others (a) sold common stock in violation of Section 5 of the Securities Act and/or, (b) made misrepresentations and/or omissions of material facts and/or employed fraudulent devices in connection with such purchases and/or sales  relating to certain of the  Company's  press  releases  regarding, among other items, proposed mergers and acquisitions that were never consummated. If the SEC brings an action against the Company, it could result in, among other items, a civil injunctive order or an administrative cease-and-desist order being entered against the Company, in addition to the imposition of a significant civil penalty. Moreover, the SEC Investigation and/or a subsequent SEC action could affect adversely the Company's ability to have its common stock become listed on a stock exchange and/or quoted on the NASD Bulletin Board or NASDAQ, the Company being able to sell its securities and/or have its securities registered with the SEC and/or in various states and/or the Company's ability to implement its business plan. To date, the Company's legal counsel representing the Company in such matters has indicated that the SEC Investigation is ongoing and the Staff has not indicated whether it will or will not recommend that the SEC bring an enforcement action against the Company, its officers, directors and/or others.


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LEGAL PROCEEDINGS

Sherleigh Associates Inc. Profit Sharing Plan ("Sherleigh") filed a complaint against the Company, Patrick Allin, former Chief Executive Officer of the Company, and Robert E. Yaw, the Company's non-executive Chairman, on February 3, 2004, in the United States District Court for the Southern District of New York (the "Court") alleging common law fraud. The complaint alleged that Sherleigh was fraudulently induced into purchasing 1,000,000 shares of Company common stock in reliance upon certain of the Company's press releases and allegedly false statements by Mr. Allin and Mr. Yaw, concerning the Company's plans to acquire two target companies, TrustWave Corporation (currently a strategic partner of the Company) and Entelagent (a current subsidiary of the Company), and its financing arrangements regarding those acquisitions. Sherleigh seeks rescission of its purchase agreement and return of its $2,000,000 purchase price or compensatory damages to be proven at trial. Mr. Allin recently entered into a settlement agreement with Sherleigh and is requesting that the Court include in its dismissal order a finding that the settlement is reasonable and a prohibition against any claims by the Company or Mr. Yaw against Mr. Allin for contribution or indemnification with respect to Sherleigh's claims. The Company has opposed Mr. Allin's request. The Court has not yet issued any ruling on Mr. Allin's request. Discovery has been completed, but no trial date has been set by the Court. The Company believes the Plaintiff's claims are without merit and intends to continue to defend against them through trial, if necessary. The amount of loss, if any, with respect to the claim cannot be predicted or quantified at this time and, therefore, no amounts have been recorded on the books of the Company. On April 24, 2006, the Company and the Sherleigh Associates Inc. Profit Sharing Plan entered into a final and binding settlement of all claims (Note 20).

On January 5, 2006, Mark P. Gertz, Trustee in bankruptcy for Arter & Hadden, LLP, filed an Adversary Complaint for Recovery of Assets of the Estate in the United States Bankruptcy Court Northern District of Ohio Eastern Division, against the Company as successor in merger to Entelagent. Mr. Gertz seeks $32,278.18 plus interest accruing at the statutory rate since July 15, 2003 for services rendered by Arter & Hadden, LLP to Entelagent. The Company intends to respond to this complaint within the time allotted by statute. The Company intends to attempt to settle this claim as part of the creditor and claimant liabilities restructuring (Note 16).

While the Company believes it has defenses to the claims noted above, notwithstanding the fact that the Company intends to vigorously defend these actions, there can be no assurance the Company will be successful in its defense of any of these claims. In the event the Company is required to pay damages in connection with any one or more of the claims asserted in these actions, such payment could have a material adverse effect on the Company's business and operations.

GRAUL CLAIM

On March 3, 2006, the Company, Ms. Graul and a third party ("Buyer") entered into an arrangement providing for Ms. Graul to assign and transfer all rights, title and interest in her original claim of $931,659 against the Company to the Buyer in exchange for a cash payment in the amount of $180,000. On March 15, 2006, the Company advanced the $180,000 payment to Ms. Graul in exchange for her immediate release of all claims against the Company. The Company is currently awaiting payment in the same amount from the Buyer in order to complete the assignment of such claim to the Buyer. This arrangement further provides for the Company to acknowledge Ms. Graul's original claim for the benefit of the Buyer, the rescission of the August 2005 settlement and release, and for the Buyer to participate in the creditor and claimant liabilities restructuring (Note 16) with respect to the settlement of Ms. Graul's original claim.

STOCK SUBSCRIPTION AND MUTUAL RELEASE AGREEMENTS WITH PATRICK ALLIN AND THE ALLIN DYNASTIC TRUST

On January 1, 2006, the Company and Mr. Patrick Allin and The Allin Dynastic Trust entered into Stock Subscription Agreement and Mutual Release agreements (the "Series A-1 Agreements") to settle all claims in law, equity, or otherwise ("Allin Subscriber Claims") arising out of the business relationship between the parties that Mr. Allin and The Allin Dynastic Trust may have with the Company. The Series A-1 Agreements provide for the issuance of 1,875,000 shares of Series A-1 Preferred Stock to Mr. Allin and 625,000 shares of Series A-1 Preferred Stock to The Allin Dynastic Trust. The aggregate purchase price is equivalent to the value of the Allin Subscriber Claims being settled through this settlement and release. The total of these claims at December 31, 2005 amounted


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to  $2,000,000.  Mr. Allin and The Allin  Dynastic Trust are each deemed to have paid for the Series A-1 Preferred Stock through the settlement and release of Allin Subscriber Claims. See Note 17 for further details of the Series A-1
Preferred  stock  and  Note  16  for  the  creditor  and  claimant   liabilities
restructuring.

SETTLEMENT OF LINTING LAWSUIT

On February 14, 2006, the Company and Richard Linting entered into a Stock Subscription Agreement & Mutual Release ("Linting Agreement") to settle all claims in law, equity or otherwise ("Linting Subscriber Claims") arising out of the business relationship between the parties that Mr. Linting may have with the Company. The Linting Agreement provides for the issuance of 1,777,261 shares (the "Shelved Stock") of Series A-1 Preferred stock. The aggregate purchase price is equivalent to the value of the Linting Subscriber Claims being settled through this settlement and release. The total set aside purchase price for the Shelved Stock shall be $0.80 per share or an aggregate of $1,421,809. Mr. Linting is deemed to have paid for the Series A-1 Preferred stock through the settlement and release of the Linting Subscriber Claims. This agreement provides for the transfer of the Shelved Stock in stock certificate installments and in such numbers and at such times as directed by Mr. Linting. See Note 17 for further details of the Series A-1 Preferred stock and Note 16 for the creditor and claimant liabilities restructuring.

SETTLEMENT OF HARARY, ET AL. LAWSUITS

On March 27, 2006, the Company reached agreement with Paul Harary, Paris McKinzie, Maria Caporicci, LLB Ltd. and DGC, Inc. (the "Subscribers") whereby each of the Subscribers and the Company mutually release the other party and its respective stockholders, directors, officers, employees, etc. from any and all past, present and future claims that can or have been brought by the other party relating to any act or omission occurring on or prior to the date of the Agreement. Additionally, the Company agreed to a payment to the Subscribers, including attorneys' fees, of $125,090. The Subscribers agreed to purchase from the Company 3,000,000 shares of the Company's Series A-1 Preferred Stock, the purchase price for the stock shall be $0.80 per share and shall be paid through this settlement and release of $2,400,000 of Subscriber claims. See Note 17 for further details of the Series A-1 Preferred stock and Note 16 for the creditor and claimant liabilities restructuring.

BRADEN WAVERLEY, CHIEF OPERATING OFFICER - EMPLOYMENT AGREEMENT

On February 17, 2006, the Company entered into an employment agreement (the "Waverley Agreement") with Braden Waverley ("Waverley"), the Company's new Chief Operating Officer. The term of the Waverley Agreement is one year with automatic one-year renewal unless Mr. Waverley is provided with written notice of non-renewal 90 days prior to expiration of the current term of the Waverley Agreement. The Waverley Agreement provides for a base salary of $200,000 per year. The Waverley Agreement provides for a performance bonus determined in accordance with revenue milestones established by the Board of Directors on a quarterly basis. Mr. Waverley is eligible to receive a bonus of up to 75% of base salary for each quarter that the Company achieves the agreed upon revenue milestones. Additionally, the Waverley Agreement provides for the grant of stock options in an amount representing an aggregate 3.5% of the outstanding shares of Company common stock on the date of grant ("Waverley Initial Grant"). The Waverley Initial Grant is for 2,201,119 shares at an exercise price of $0.055 per share. Additionally, upon the completion of the creditor and claimant liabilities restructuring, Mr. Waverley will be granted an additional option ("Waverley Additional Option") which together with the Waverley Initial Grant shall enable Mr. Waverley to purchase, along with the Waverley Initial Grant, shares of Company common stock representing 3.5% of the common stock issued and outstanding after completion of the creditor and claimant liabilities restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.

MARTIN T. JOHNSON, CHIEF FINANCIAL OFFICER - EMPLOYMENT AGREEMENT

On February 17, 2006, the Company entered into an employment agreement (the "Johnson Agreement") with Martin T. Johnson ("Johnson"), the Company's new Chief Financial Officer. The term of the Johnson Agreement is one year with automatic one-year renewal unless Mr. Johnson is provided with written notice of non-renewal 90 days


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prior to  expiration of the current term of the Johnson  Agreement.  The Johnson
Agreement provides for a base salary of $180,000 per year. The Johnson Agreement
provides  for  a  performance   bonus  determined  in  accordance  with  revenue
milestones established by the Board of Directors on a quarterly basis. Mr. Johnson is eligible to receive a bonus of up to 50% of base salary for each
quarter  that  the  Company   achieves  the  agreed  upon  revenue   milestones.
Additionally, the Johnson Agreement provides for the grant of stock options in an amount representing an aggregate 1.25% of the outstanding shares of Company common stock on the date of grant ("Johnson Initial Grant"). The Johnson Initial Grant is for 786,114 shares at an exercise price of $0.055 per share.
Additionally, upon the completion of the creditor and claimant liabilities restructuring, Mr. Johnson will be granted an additional option ("Johnson Additional Option") which together with the Johnson Initial Grant shall enable Mr. Johnson to purchase, along with the Johnson Initial Grant, shares of Company common stock representing 1.25% of the common stock issued and outstanding after
completion  of  the  creditor  and  claimant  liabilities   restructuring  on  a
fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the effective date of this agreement.

ROBERT CROSS - BONUS ARRANGEMENT

On March 7, 2006, the Patron Board of Directors, in executive session without Mr. Cross being present, approved a bonus arrangement ("Bonus Arrangement") for Mr. Cross. The Bonus Arrangement provides for (i) a cash bonus equal to $200,000, grossed up for taxes (the "Cash Bonus"), (ii) the Cash Bonus would be payable only after agreement has been reached with creditors holding the applicable percentage of Patron's creditor obligations agree to convert their obligations under the creditor and claimant liabilities restructuring and when the funding escrow established by Laidlaw has been released (the "Eligibility Date"), (iii) 50% of the Cash Bonus would be paid on the Eligibility Date, and the other 50% would be paid in ten equal monthly installments beginning one month following the Eligibility Date, and (iv) on the Eligibility Date, Mr. Cross would be granted a stock option in an amount representing an aggregate 2.5% of the outstanding shares of Company common stock on the Eligibility Date ("Initial Cross Grant"). Additionally, upon the completion of the creditor and claimant liabilities restructuring, Mr. Cross will be granted an additional option ("Cross Additional Option") which together with the Cross Initial Grant shall enable Mr. Cross to purchase, along with the Cross Initial Grant shares of Company common stock representing 2.5% of the common stock issued and outstanding after completion of the creditor and claimant liabilities restructuring on a fully-diluted basis. These options have a term of 10 years and vest 20% on the date of grant and 1/48th of the balance on the last day of each month for the next 48 months following the Eligibility Date.


NOTE 16 - CREDITOR AND CLAIMANT LIABILITIES RESTRUCTURING

On January 12, 2006, the Company issued a Stock Subscription Agreement & Mutual Release to each creditor and claimant ("Subscriber") of the Company for purposes of entering into a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature that the creditor and/or claimant may have with the Company ("Subscriber Claims"). Under terms of this agreement, the Company sells to the Subscriber and the Subscriber purchases from the Company shares ("Stock") of its Series A-1 Preferred stock at a price of $0.80 per share. The aggregate purchase price is equivalent to the value of the Subscriber Claims being settled through this settlement and release. Subscriber is deemed to have paid for the Stock through the settlement and release of Subscriber Claims. Each share of Stock is automatically convertible into ten shares of the Company's common stock upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized but unissued and unreserved shares of the Company's common stock to permit the conversion of all issued and outstanding shares of Series A-1 Preferred stock. If the requisite agreements and approvals are obtained, the Company anticipates issuing the shares of Series A-1 Preferred stock following the final determination of the claims and acceptance by the Company of each claimant submitted Stock Subscription Agreement and Mutual Release through countersignature thereof.

The Stock Subscription Agreement & Mutual Release also provided that in the event that (a) a bona fide sale or (series of related sales) by the Company of equity interests in the Company in an amount equal to or in excess of $3,000,000 or (b) any merger, consolidation, recapitalization, reclassification, reincorporation, reorganization, share


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exchange,  sale of all or  substantially  all of the  assets of the  Company  or comparable transaction, is not consummated on or before March 31, 2006 (the "Termination Date"), the Stock Subscription Agreement & Mutual Release shall terminate and be null and void, the Series A-1 Preferred stock issued to Subscriber shall be cancelled and the Subscriber Claims shall remain in full force and effect on their terms. Each Subscriber agrees not to transfer or sell any portion of the Stock until the next business day after the Termination Date, subject to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act, (ii) an effective registration under any applicable state securities statute or in a transaction otherwise in compliance with any applicable state securities statue, and (iii) evidence of compliance with the applicable securities laws of other jurisdictions.

As described below under the Private Placement Series A Preferred Stock and Warrants, on March 3, 2006 the investors in the Series A Preferred Financing modified the terms of their financing arrangement to provide funds to the Company prior to the 100% completion of the creditor and claimant liabilities restructuring. This modification provides for the establishment of a restricted cash escrow agent and establishes a methodology to disburse funds to the Company to cover payroll, rent and other operating costs, including eligible payables not otherwise subject to the creditor and claimant liabilities restructuring, on a bi-monthly basis. As described below, the Company completed the sale of $4.8 million in equity securities under the Series A Preferred Financing on March 27, 2006 thereby eliminating the provision for automatic termination of this arrangement.

The Company has committed to file with the Securities and Exchange Commission, as soon as practicable and in any event no later than 120 days from the date that the Company countersigns each Stock Subscription Agreement and Mutual Release, a registration statement ("Registration Statement") covering the resale of the Stock and cause such Registration Statement to become effective as soon as practicable thereafter and in any event no later than 180 days from the date that the Company countersigns each Stock Subscription Agreement and Mutual Release. The Company shall keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all shares of the Stock have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, and (ii) two years from the effective date of the Registration Statement.

As of May 11, 2006, creditors representing approximately 86% of the Company's claims outstanding, which includes amounts settled under the accommodation agreement, have indicated their acceptance of the Company's proposal by signing and returning to the Company the Stock Subscription Agreement and Mutual Release. The Company is currently unable to provide assurance that the acceptance of such proposal will actually improve the Company's ability to fund the further development of its business plan or improve its operations.


NOTE 17 - SERIES A AND SERIES A-1 PREFERRED STOCK

On March 1, 2006, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock designating the rights, preferences and privileges of 2,160 shares of Series A Preferred stock and 50,000,000 shares of Series A-1 Preferred stock.

SERIES A PREFERRED STOCK

The Series A Preferred stock has a stated value of $5,000 per share, has no maturity date, carries a dividend of 10% per annum, with such dividend accruing on a cumulative basis and is payable only (i) at such time as declared payable by the Board of Directors of the Company or (ii) in the event of liquidation, as part of the liquidation preference amount ("Liquidation Preference Amount"). The Liquidation Preference Amount is equal to 125% of the sum of: (i) the stated value of any then unconverted shares of Series A Preferred stock and (ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.


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


The Series A Preferred stock is convertible, at the option of the holder, into shares of the Company's common stock ("Conversion Shares") at an initial conversion price ("Initial Conversion Price") which shall be $0.08 per share based on the stated value of the Series A Preferred stock, subject to adjustment for stock splits, dividends, recapitalizations, reclassifications, payments made to Common Stock holders and other similar events and for issuances of additional securities at prices more favorable than the conversion price at the date of such issuance.

The Series A Preferred stock is mandatorily convertible into shares of the Company's common stock at the Initial Conversion Price, which is subject to adjustment as described above, on the date that: (i) there shall be an effective registration statement covering the resale of the Conversion Shares, (ii) the average closing price of the Company's common stock, for a period of 20 consecutive trading days is at least 250% of the then applicable Conversion Price, and (iii) the average daily trading volume of the Company's common stock for the same period is at least 250,000 shares.

SERIES A-1 PREFERRED STOCK

The Series A-1 Preferred stock has a stated value of $0.80 per share, has no maturity date, carries a non-cumulative dividend of 5% per annum, with such dividend payable only (i) at such time as declared payable by the Board of Directors of the Company or (ii) in the event of liquidation, as part of the liquidation preference amount ("Series A-1 Liquidation Preference Amount"). The Series A-1 Liquidation Preference Amount is equal to the sum of: (i) the stated value of any then unconverted shares of Series A-1 Preferred stock and (ii) any accrued and unpaid dividends thereon. An event of liquidation means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which includes the sale by the Company of either (x) substantially all its assets or (y) the portion of its assets which comprises its core business technology, products or services.

The Series A-1 Preferred stock is not convertible at the option of the holder. Each share of Series A-1 Preferred stock automatically converts into the Company's common stock, at a conversion price of $0.08 per share based on the stated value of the Series A-1 Preferred stock, upon the effectiveness of an amendment to the Company's certificate of incorporation which provides for a sufficient number of authorized shares to permit the exercise or conversion of all issued and outstanding shares of Series A Preferred stock, Series A-1 Preferred stock and all options, warrants and other rights to acquire shares of the Company's common stock.

PRIVATE PLACEMENT OF SERIES A PREFERRED STOCK AND WARRANTS

In January 2006, the Company initiated a $5,400,000 financing transaction (the "Series A Preferred Financing") which would, for each $100,000 Unit purchased, result in the issuance of (i) 20 shares of Series A Preferred Stock and (ii) warrants ("Investor Warrants") to purchase 416,667 shares of the Company's common stock. The minimum amount of the Series A Preferred Financing is $3,000,000 ("Minimum Amount") and the maximum amount is $5,400,000. Apex agreed to purchase up to $1,500,000 which will all be available to fund the Minimum Amount, provided however, in the event that the Series A Preferred Financing is over-subscribed as to the Minimum Amount, then for each $1.00 of such over subscription up to $250,000, the Apex funding commitment will be reduced on a dollar for dollar basis, down to a minimum amount of $1,250,000. Additionally, holders of the 2006 Bridge Notes were mandatorily obligated to exchange their 2006 Bridge Notes for Units in the Series A Preferred Financing upon consummation of the Series A Preferred Financing at the face value of their 2006 Bridge Notes. The issuance of Units to the holders of 2006 Bridge Notes counts toward satisfying the Minimum Amount.

The Investor Warrants have a term of 5 years and an exercise price of $0.10 per share. Each Investor Warrant will entitle the holder thereof to purchase 416,667 shares of the Company's common stock (the "Warrant Shares"), subject to anti-dilution provisions similar to those of the conversion rights of the Series A Preferred stock. The Company is obligated to include the Conversion Shares and the Warrant Shares in the Registration Statement which the Company has committed to file in connection with the creditor and claimant liabilities restructuring described above. The Conversion Shares and the Warrant Shares will also have piggyback registration rights.

In connection with the Series A Preferred Financing, the Company retained Laidlaw as its non-exclusive placement agent ("Series A Preferred Placement Agent"). Laidlaw shall receive, in its role as Series A Preferred Placement


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Agent,  (i) a cash fee equal to 10% of all gross  proceeds,  excluding  the Apex proceeds, delivered at each Closing and (ii) a warrant (the "Agent Warrants") to purchase the Company's common stock equal to 10% times the sum of (x) the Conversion Shares to be issued upon conversion of the shares of Series A Preferred stock issued at each Closing and (y) the number of shares of the Company's common stock reserved for issuance upon the exercise of the Investor Warrants issued at each closing. The Agent Warrants shall have a term of 5 years and an exercise price of $0.10 per share. Additionally, the Company shall pay the Series A Preferred Placement Agent a non-accountable expense allowance of $25,000.

On March 3, 2006, the investors in the Series A Preferred Financing agreed to a modification of the terms of this financing arrangement to waive the requirement for 100% completion of the creditor and claimant liabilities restructuring for release of the net proceeds of the Series A Preferred Financing in order to allow the Company to proceed with its business plan and to protect the investors in the Series A Preferred Financing. The modifications provide for the net proceeds of the Series A Preferred Financing to be deposited with an escrow agent whereby funds will be released to the Company to cover payroll, rent and other operating costs, including eligible payables not otherwise subject to the creditor and claimant liabilities restructuring, on a bi-monthly basis.

As of March 27, 2006, the Company consummated the Series A Preferred Financing with the closing of funds totaling $4,465,501, resulting in the issuance of 893 shares of Series A Preferred Stock and 18,606,278 common stock purchase warrants to the purchasers of the Series A Preferred Stock. This amount is comprised on $720,001 associated with the conversion of the Bridge Notes, $895,000 provided by Apex and $2,850,500 from parties made available by the Series A Preferred Placement Agent. The Company has also issued to Laidlaw 5,950,837 common stock purchase warrants, the Agent Warrants, to Laidlaw as Series A Preferred Placement Agent. The Company paid Laidlaw a Series A Placement Agent fee of $339,051 which includes the $54,000 placement agent fee associated with the 2006 Bridge Notes.

In order to effect the availability of these funds to the Company prior to the completion of the creditor and claimant liabilities restructuring, the Company, on March 27, 2006, entered into a post-closing restricted cash escrow agreement ("Post-Closing Escrow Agreement") with an escrow agent ("Escrow Agent"). As of March 27, 2006, the Escrow Agent was provided $2,183,026 in net offering proceeds. The escrow agent is holding the funds and making periodic disbursements to the Company on or after the 15th of each calendar month and on or after the last day of each calendar month. The Company is required to provide a detailed schedule of the mid-month, month-end and maximum monthly disbursement amounts to substantiate its request for a release of any funds. The Post-Closing Escrow Agreement provides for the remaining escrow funds to be released to the Company after the Company has received executed agreements under the creditor and claimant liabilities restructuring for not less than 99% in dollar amount of creditor and claimant claims. The Company cannot provide any assurance that it will be successful in its efforts to complete the creditor and claimant liabilities restructuring. Additionally there is no assurance that by securing this additional financing the Company will be successful in the implementation and execution of its business plan.


NOTE 18 - STOCKHOLDERS' EQUITY

ISSUANCE OF COMMON STOCK PURCHASE WARRANTS

On January 28, 2006 the Company issued warrants for 600,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $20,316.

On February 13, 2006 the Company issued warrants for 180,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $6,634.

On February 21, 2006 the Company issued warrants for 37,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $1,382.

On March 1, 2006 the Company issued warrants for 192,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $10,029.

On March 17, 2006 the Company issued warrants for 112,500 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $5,861.

On March 22, 2006 the Company issued warrants for 75,000 shares at a $0.60 per share exercise price to Apex in connection with the Interim Bridge Financing III financing. The aggregate fair value of these warrants amounted to $3,907.

On March 27, 2006 the Company issued warrants for 18,606,278 shares at a $0.10 per share exercise price to the investors in the Series A Preferred Financing in connection with the Series A Preferred Financing. Additionally, the Company issued 5,950,837 common stock purchase warrants at a $0.10 per share exercise price to Laidlaw as placement agent in the Series A Preferred Financing.

ISSUANCE OF EMPLOYEE STOCK OPTIONS

During the three months ended March 31, 2006, the Company issued stock options to employees to purchase 2,987,233 shares. These options include a grant to purchase 2,201,119 shares at $0.055 per share, with a fair value of $94,436, to the Chief Operating Officer of the Company, Mr. Braden Waverley, upon the signing of his employment agreement with the Company. Additionally, the Company granted options to purchase 786,114 shares at $0.055 per share, with a fair value of $33,727, to Mr. Martin T. Johnson, the Company's Chief Financial Officer, upon the signing of his employment agreement with the Company.

The fair value of the unvested portion of stock options issued prior to December 31, 2005 was $776,251 as of December 31, 2005. Including the options granted in the three months ended March 31, 2006, the fair value of the unvested portion of stock option grants as of March 31, 2006 is $731,080.


NOTE 19 - DISCONTINUED OPERATIONS

During the three months ended March 31, 2006, the Company made the decision to streamline the Company's business focus on enterprise level software and service solutions designed to help customers create, manage and apply complex rule sets that support business policies, enhance work flow processes, enforce regulatory compliance and reduce the time, cost and overhead of electronic message management. This decision resulted in the Company's decision to find a buyer for the LucidLine business. Based on this decision, the Company has recorded the assets net of liabilities as assets of discontinued operations on the Condensed Consolidated Balance Sheet as of March 31, 2006 and has recorded the loss on discontinued operations on the Condensed Consolidated Statement of Operations for the three months ended March 31, 2006 and March 31, 2005. Revenue associated with the discontinued operations was $99,167 and $42,430 for the three months ended March 31, 2006 and 2005, respectively. Loss on discontinued operations was $104,962 and $102,377 for the three months ended March 31, 2006 and 2005, respectively.

On April 18, 2006, the Company entered into a Stock Purchase Agreement with Walnut Valley, Inc. pursuant to which the Company sold all of the outstanding shares of LucidLine, Inc.(Note 20).


NOTE 20 - SUBSEQUENT EVENTS

ADDITIONAL SERIES A PREFERRED STOCK AND WARRANT SALE

On April 3, 2006, the Company received $355,000 associated with the Series A Preferred Financing from Apex Investment Fund V, L.P. With receipt of these funds, the Company issued 71 shares of Series A Preferred Stock and

1,479,168 common stock purchase warrants. Receipt of these funds completes the funding of the Series A Preferred Financing.

SALE OF LUCIDLINE, INC.

On April 18, 2006, the Company entered into a Stock Purchase Agreement with Walnut Valley, Inc. pursuant to which the Company sold all of the outstanding shares of LucidLine, Inc., the Company's wholly-owned subsidiary, to Walnut Valley, Inc. in consideration for a cash payment of $25,000 and the issuance of a Promissory Note in the principal amount of $25,000 by Walnut Valley in favor to the Company. The sale of LucidLine is designed to streamline the Company's business focus on enterprise level software and service solutions designed to help customers create, manage and apply complex rule sets that support business policies, enhance work flow processes, enforce regulatory compliance and reduce the time, cost and overhead of electronic message management.

SETTLEMENT OF SHERLEIGH ASSOCIATES, INC. PROFIT SHARING PLAN LAWSUIT

On April 24, 2006, the Company entered into a Stock  Subscription  Agreement and
Mutual Release with the Sherleigh Associates, Inc. Profit Sharing Plan ("Sherleigh"). This agreement provides for a final and binding settlement with respect to any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of any kind and nature in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed arising out of or in any way related to the business relationship between the parties that Sherleigh may have against the Company ("Sherleigh Claims").

In settlement of the Sherleigh Claims, Sherleigh purchased from the Company 2,312,500 shares of the Series A-1 Preferred Stock for a purchase price of $0.80 per share or $1,850,000. The aggregate purchase price is equivalent to the value of the Sherleigh Claims being settled, which is being paid through the settlement and release of the Sherleigh Claims.

LOK TECHNOLOGIES LITIGATION

On May 4, 2006, Patron became aware that Lok Technologies, Inc. had filed a complaint on or about March 30, 2006 against the Company, Entelagent Software Corp. and unnamed defendants in the Superior Court of California, County of Santa Clara alleging breach of contract, breach of duty of good faith and fair dealing and unjust enrichment and seeking damages, interest, disgorgement of any unjust enrichment, attorneys fees and cost. Prior to receipt of this notice of litigation, the Company had recorded a liability of $320,000 plus accrued interest of $159,432. The Company believes that it has defenses to these claims. The Company cannot provide any assurance that the ultimate settlement of this claim will not have a material adverse affect on its financial condition.

ADDITIONAL SHARES ISSUED UNDER ANTI-DILUTION PROVISION

Effective April 1, 2006, the Company issued 7,535,176 shares of common stock under the provisions of an anti-dilution agreement associated with private placement transactions that occurred in 2004.

BRADEN WAVERLEY STOCK OPTION AGREEMENT

On May 10, 2006, the Board of Directors approved a correction to the number of stock options granted to Mr. Braden Waverley under his employment agreement from 2,146,281 shares to 2,201,119 shares.

MARTIN T. JOHNSON STOCK OPTION AGREEMENT

On May 10, 2006, the Board of Directors approved a correction to the number of stock options granted to Mr. Martin T. Johnson under his employment agreement from 766,529 shares to 786,114 shares.

RATIFICATION OF AGREEMENT WITH STUBBS, ALDERTON & MARKILES, LLP

On July 12, 2006, the Board of Directors ratified, approved and adopted the indemnification and escrow agreements that the Company has entered into with its legal counsel, Stubbs, Alderton & Markiles, LLP. Accordingly, cash that was previously held in escrow for general working capital purposes, including the repayment of outstanding obligations, under the Company's merger agreement with Entelagent and the Series A Preferred Stock Offering documents was used to fund general operating activities.

STOCK OPTION GRANT

On July 12, 2006, the Board of Directors approved the grant of 1,210,000 non-qualified stock options to 11 individuals. The strike price for these options was $0.045, The closing price for the Company's common stock on the date of grant, July 12, 2006.

ANNUAL MEETING OF STOCKHOLDERS

On July 20, 2006, the Company held its annual meeting of stockholders. The stockholders approved the election of three directors: Mr. Robert Cross to serve until the annual meeting of stockholders in 2007; Mr. Braden Waverley to serve until the annual meeting of stockholders in 2008; and Mr. George Middlemas to serve until the annual meeting of stockholders in 2009. Additionally, the stockholders approved the three other proposals made as part of the 2006 proxy statement including the adoption of the Patron Systems, Inc. 2006 Stock
Incentive Plan and the approval of an amendment to the Second Amended and Restated Certificate of Incorporation, as amended, to provide for a 1-for-30 reverse stock split of the Company's issued and outstanding common stock.

COMPLETION OF THE CREDITOR AND CLAIMANT LIABILITIES RESTRUCTURING PROGRAM

On July 21, 2006, the Board of Directors authorized the completion of the Creditor and Claimant Liabilities Restructuring Program. Under this program, claims totaling $29,592,756 have been settled for 36,990,946 shares of Series A-1 Preferred Stock. Additionally, the Company has settled claims totaling $382,584 for $12,140. The total of all claims settled represents 94.1% of the eligible claims.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As reported on a current report filed with the Securities & Exchange Commission on February 10, 2004, on January 21, 2004, we received notification from Grant Thornton LLP ("Grant Thornton") of its decision to resign as our independent public accountants.

Grant Thornton's reports on the our consolidated financial statements as of September 30, 2002 and for the period from inception (April 30, 2002) through September 30, 2002 and as of December 31, 2002 and for the period from inception (April 30, 2002) through December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles except such reports did contain an explanatory paragraph related to the Company's ability to continue as a going concern. During the fiscal period ended December 31, 2002 and through the date of Grant Thornton's resignation, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the interim period ending September 30, 2002, the fiscal period ended December 31, 2002 and the subsequent interim periods preceding such resignation, there were no "reportable events" (as that term is defined in Items 304(a)(l)(v) of Regulation S-K) except as follows:

         o During the course of reviewing the Company's quarterly unaudited financial statements on Form 10-QSB in 2003, the Company had on numerous occasions in 2003 been provided with confirmation letters from an investor, InterCap Group LLC, committing to $50 million in financing. In reliance on these documents and other discussions with the investor about such financing, management continually believed it had met the conditions precedent to funding and that the funding would be imminent, having disclosed in its Form 10-QSB for the quarter ending September 30, 2003 that the funding would take place no later than January 5, 2004. In its letter of resignation, Grant Thornton concluded based on background information related to the investor it had independently obtained and later had been brought to its attention by management through subsequent discussions, that this background information had not been brought to Grant Thornton's attention on a timely basis. In its resignation letter, Grant Thornton indicated that it believed a representation made by the Company that Hogan & Hartson LLP ("Hogan") had agreed to be re-engaged as the Company's legal counsel upon payment of outstanding fees was not factual based upon its own inquires made to Hogan. In addition, Grant Thornton also indicated that the Company had not been forthcoming with contact information requested from the Company for an official reference regarding the background of the investor. These factors, coupled with newly found information concerning the investor's background, and the fact that the funding had never occurred as promised by the investor, led Grant Thornton to conclude that it could no longer rely on the Company's representations and, as a result, Grant Thornton was unwilling to be associated with the financial statements prepared by our management, and accordingly, advised us that Grant Thornton was withdrawing its audit reports and those audit reports could no longer be relied upon.

Based on our subsequent discussion with a representative of Hogan, we believe our statements made to Grant Thornton regarding our relationship with Hogan at the time were true, and that there was either a miscommunication or misunderstanding between Grant Thornton and Hogan. In addition, at the time of Grant Thornton's resignation, we were unaware that Grant Thornton had not been provided with the official reference information for the investor it had requested.

Lastly, our disclosure of the InterCap funding was based on written and verbal communication from InterCap and verified by knowledgeable third parties. We believe the statements made in previous filings and press releases accurately and completely described InterCap's commitments at the time of each disclosure.

Our Board did not recommend or approve the resignation of Grant Thornton.

We requested that Grant Thornton furnish us with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agreed with our statements in our filings with the SEC. We do not have a record of receipt of such a letter.

On October 27, 2004, the Board resolved to engage Marcum & Kliegman LLP as our new independent accountants to audit our financial statements for the period from April 30, 2002 through December 31, 2002, and for the fiscal years ended December 31, 2003 and 2004. We engaged Marcum & Kliegman as our new independent accountants as of November 15, 2004. During the two most recent fiscal years and the interim periods preceding the engagement of Marcum & Kliegman, we have not consulted with Marcum & Kliegman regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-B.


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                       EXHIBIT
EXHIBIT DOCUMENT                                                       NUMBER
----------------                                                       -------

Certificate of Incorporation of Registrant, as amended............       3.1
Bylaws of Registrant..............................................       3.2


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISCLOSURE.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

          SEC Registration fee ...............    $   3,494.38
          Accounting fees and expenses .......       30,000.00*
          Legal fees and expenses ............       20,000.00*
                                                  ------------
                     Total ...................    $  53,494.38
                                                  ============
* Estimated.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following unregistered securities have been sold by us during the last three fiscal years:

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF          PRINCIPAL      PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
   January 2003          5,769,231/Common Stock             None        Mercatus & Partners Ltd.   $0.00(1)

    March 2003             37,500/Common Stock              None             TJM Investment        $150,000(2)
                                                                               Management

    March 2003            125,000/Common Stock              None             Eugenia Valdes        $500,000(3)

    March 2003            310,000/Common Stock              None              Paul Harary          $0.00(4)

    March 2003            400,000/Common Stock              None                LLB Ltd.           $0.00(4)

    March 2003            350,000/Common Stock              None            Maria Caporicci        $0.00(4)

    March 2003             90,000/Common Stock              None             Paris McKenzie        $0.00(4)

    March 2003             50,000/Common Stock              None             DGC Ltd., Inc.        $0.00(4)

    March 2003           1,000,000/Common Stock             None         Sherleigh Associates,     $2,000,000(5)
                                                                        Inc. Profit Sharing Plan

    April 2003            125,000/Common Stock              None           Robert O'Neel III       $250,000(6)

    March 2004            324,324/Common Stock              None             Anne F Bivona         $100,000(7)

    March 2004            390,500/Common Stock              None            Victor Schwartz        $100,000(8)

--------
(1) On January 3, 2003, we entered into another loan agreement with Mercatus for a collateralized loan of $1,500,000. As collateral for this loan, we placed in escrow 5,769,231 shares of common stock. For failure to provide funding pursuant to the terms of the collateral loan agreement and promissory note and for breach of contract, the Company sent notification to Mercatus in March 2003 terminating the agreements. On October 28, 2004, the shares were cancelled and retired by our transfer agent in accordance with a letter from Mercatus' attorney stating that the certificates were lost and unrecoverable.
(2) On March 31, 2003, we issued 37,500 shares of common stock to TJM Investment Management in a Private Placement transaction.
(3) On March 31, 2003, we issued 125,000 shares of common stock to Eugenia Valdes in a Private Placement transaction.
(4) On March 13, 2003, we replaced the shares to the five stockholders who pledged shares under the Accommodation Agreements for a total of 1,200,000 shares of Patron common stock. The five stockholders are Paul Harary, LLB Ltd., Maria Caporicci, Paris McKenzie and DGC Ltd., Inc.
(5) On March 20 and March 31, 2003, we issued an aggregate of 1,000,000 shares of common stock to Sherleigh Associates, Inc. Profit Sharing Plan in Private Placement transactions of 500,000 shares each.
(6) On April 4, 2003, we issued 125,000 shares of common stock to Robert O'Neel III in a Private Placement transaction.
(7) In March of 2004, we received $100,000 in a Private Placement transaction from John V. Bivona. These shares were later issued to Anne F. Bivona, at Mr. Bivona's direction, on May 21, 2004 in favor of this transaction.
(8) In March of 2004, we received $100,000 in a Private Placement transaction from Victor Schwartz. These shares were later issued to Mr. Schwartz on May 21, 2004 in favor of this transaction.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
    August 2004            50,000/Common Stock              None             Carmine Fiore         $50,000(9)

    August 2004           150,000/Common Stock              None             Seabatical LLC        $150,000(10)

    August 2004            50,000/Common Stock              None           Charles F. Rimicci      $50,000(11)

    August 2004            50,000/Common Stock              None             John V. Bivona        $50,000(12)

    August 2004            50,000/Common Stock              None            Mark Morgenstern       $50,000(13)

    August 2004            35,000/Common Stock              None            Alvin I. Siegel        $35,000(14)

    August 2004            15,000/Common Stock              None             Michael Wirth         $15,000(15)

      August/             100,000/Common Stock              None            Victor Schwartz        $100,000(16)
  September 2004

  September 2004           40,000/Common Stock              None             Alvin I Siegel        $0.00(17)

  September 2004          200,000/Common Stock              None             Joseph K Lemel        $0.00(18)

   December 2004          500,000/Common Stock              None            Frank G. Mazzola       $0.00(19)

   February 2005         4,400,000/Common Stock             None            Stockholders of        $0.00(20)
                                                                            LucidLine, Inc.

--------
(9) On August 24, 2004, we received $50,000 in a Private Placement transaction from Carmine Fiore. These shares were later issued to Mr. Fiore on December 14, 2004 in favor of this transaction.
(10) On August 24, 2004, we received $150,000 in a Private Placement transaction from Seabatical LLC. These shares were later issued to Seabatical LLC on December 14, 2004 in favor of this transaction.
(11) On August 24, 2004, we received $50,000 in a Private Placement transaction from Charles F. Rimicci. These shares were later issued to Mr. Rimicci on December 14, 2004 in favor of this transaction.
(12) On August 24, 2004, we received $50,000 in a Private Placement transaction from John V Bivona. These shares were later issued to Mr. Bivona on December 14, 2004 in favor of this transaction.
(13) On August 30, 2004, we received $50,000 in a Private Placement transaction from Mark Morgenstern. These shares were later issued to Mr. Morgenstern on December 14, 2004 in favor of this transaction.
(14) On August 25, 2004, we received $50,000 in a Private Placement transaction from Arthur Wirth. Under the direction of Mr. Wirth, we later issued these shares, on December 14 and 15, 2004, respectively, to Alvin I Siegel and Michael Wirth.
(15)  See footnote 14 immediately above.
(16) On August 25 and September 14, 2004, we received an aggregate of $100,000 in Private Placement transactions from Victor Schwartz. These shares were later issued to Mr. Schwartz on December 14, 2004 in favor of this transaction.
(17) On September 13, 2004, we issued 40,000 shares of common stock in consideration for services provided to us by Alvin I Siegel.
(18) On September 13, 2004, we issued 200,000 shares of common stock in consideration for services provided to us by Joseph K Lemel.
(19) On December 14, 2004, we issued 500,000 shares of common stock in consideration for services provided to us by Frank G Mazzola. We have deferred the cost of these services over the duration of the contract, which began on March 24, 2004. Please refer to the notes to the financial statements for additional details.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
   February 2005         7,500,000/Common Stock             None            Stockholders of        $0.00(21)
                                                                           Complete Security
                                                                            Solutions, Inc.

    March 2005           3,000,000/Common Stock             None            Stockholders of        $0.00(22)
                                                                          Entelagent Software
                                                                                 Corp.

    April 2005            890,500/Common Stock              None         FIBA Consultants Ltd.     $0.00(23)

    April 2005           1,000,000/Common Stock             None            Frank G. Mazzola       $0.00(24)

   October 2005           400,000/Common Stock              None             Richard Rozzi         $0.00(25)

   January 2006      1,875,000/Series A-1 Preferred         None.           Patrick J. Allin       $1,500,000 in
                                  Stock                                                              cancelled
                                                                                                     debt(26)

   January 2006       625,000/Series A-1 Preferred          None.       The Allin Dynastic Trust   $500,000 in
                                  Stock                                                             cancelled
                                                                                                    debt(27)

   February 2006     1,777,261/Series A-1 Preferred         None            Richard Linting        $1,421,809 in
                                  Stock                                                              cancelled
                                                                                                     debt(28)

    March 2006        893/Series A Preferred Stock          None        56 Accredited Investors    $4,465,501(29)
                                                                         in Series A Preferred
                                                                            Stock Financing

    March 2006       29,142,819/Series A-1 Preferred        None        Creditors and Claimants    $23,314,253 in
                                  Stock                                  in the Company's Debt       cancelled
                                                                             Restructuring           debt(30)

    April 2006       1,591,003/Series A-1 Preferred         None        Creditors and Claimants    $1,272,802 in
                                  Stock                                  in the Company's Debt       cancelled
                                                                             Restructuring           debt(31)

--------
(20) On February 25, 2005, we agreed to issue 4,400,000 shares of common stock to the stockholders of our subsidiary, LucidLine, Inc. in consideration of our merger with LucidLine, Inc.
(21) On February 25, 2005, we agreed to issue 7,500,000 shares of common stock to the stockholders of Complete Security Solutions, Inc. in consideration of our merger with Complete Security Solutions, Inc.
(22) On March 30, 2005, we agreed to issue 3,000,000 shares of common stock to the stockholders of Entelagent Software Corp. in consideration of our merger with Entelagent Software Corp.
(23) On May 16, 2005, we issued 890,500 shares of common stock in consideration for services provided to us by FIBA Consultants Ltd.
(24) On April 20, 2005 we issued 1,000,000 shares of common stock in consideration for services provided to us by Frank G Mazzola. We have deferred the cost of these services over the duration of the concurrent contracts, which began on June 4 and August 8, 2004, respectively. Please refer to the financial statements for additional details.
(25) On October 28, 2005, we issued 400,000 shares of common stock in consideration for services provided to us by Richard Rozzi.
(26) On January 1, 2006, we issued 1,875,000 shares of Series A-1 Preferred Stock in consideration of $1,500,000 in outstanding obligations owed to Patrick J. Allin.
(27) On January 1, 2006, we issued 625,000 shares of Series A-1 Preferred Stock in consideration of $500,000 in outstanding obligations owed to The Allin Dynastic Trust.
(28) On February 14, 2006, we issued 1,777,261 shares of Series A-1 Preferred Stock in consideration of $1,421,809 in outstanding obligations owed to Richard Linting.
(29) On March 27, 2006, we issued 893 shares of Series A Preferred Stock in consideration for $4,285,501 of cash and $180,000 financing charge.
(30) On March 27, 2006, we issued 29,142,819 shares of Series A-1 Preferred Stock in consideration for $23,314,253 of debt cancellation and claims settlement under the Creditor and Claimant Liabilities Restructuring.
(31) On April 30, 2006, we issued 1,591,003 shares of Series A-1 Preferred Stock in consideration for $1,272,802 of debt cancellation and claims settlement under the Creditor and Claimant Liabilities Restructuring.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
    April 2006        71/Series A Preferred Stock           None        Apex Investment Fund V,    $355,000(32)
                                                                                  L.P.

    June 2006        1,346,575/Series A-1 Preferred Stock   None          Arco van Nieuwland       $1,077,260 in
                                                                                                     cancelled
                                                                                                      debt(33)

    June 2006          31,250/Series A-1 Preferred Stock    None           John V. Bivona          $25,000 in
                                                                                                    cancelled
                                                                                                     debt(34)

    June 2006               7,535,176/Common Stock          None            9 Investors            $0.00(35)

    July 2006         602,039/Series A-1 Preferred Stock    None           Creditors and           $481,631 in
                                                                          Claimants in the          cancelled
                                                                           Company's Debt            debt(36)
                                                                           Restructuring

The following unregistered derivative securities (options and warrants) have been sold by us during the last three fiscal years:

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
   February 2005     2,250,000/Common Stock Purchase        None           Series A Preferred     $0.00(37)
                                Warrants                                    Stockholders of
                                                                           Complete Security
                                                                            Solutions, Inc.

   February 2005     1,750,000/Common Stock Purchase        None        33 Accredited Investors   $0.00(38)
                                Warrants                                   in Interim Bridge
                                                                              Financing I

   February 2005      650,000/Common Stock Purchase         None         Laidlaw & Company (UK)   $0.00(39)
                                Warrants                                          Ltd.

     June 2005        40,250/Common Stock Purchase           None          Stubbs, Alderton &     $0.00(40)
                                Warrants                                      Markiles LLP

--------
(32) On April 3, 2006, we issued 71 shares of Series A Preferred Stock in consideration for $355,000 from Apex Investment Fund V, L.P.
(33) On June 3, 2006, we issued 1,346,575 shares of Series A-1 Preferred Stock in consideration for $1,077,260 of debt cancellation and claims settlement under the Creditor and Claimant Liabilities Restructuring.
(34) On June 29, 2006, we issued 31,250 shares of Series A-1 Preferredd Stock in consideration for $25,000 of debt cancellation and claims settlement under the Creditor and Claimant Liabilities Restructuring.
(35) On June 30, 2006, we issued 7,535,176 shares of Common Stock to 9 investors as an anti-dilution adjustment to their share purchases made directly from the Company during the March 2004 and August/September 2004 periods.
(36) On July 18, 2006, we issued 602,039 shares of Series A-1 Preferred Stock to three parties in consideration for $481,631 of debt cancellation and claims settlement under the Creditor and Claimant Liabilities Restructuring.
(37) On February 25, 2005, we agreed to issue warrants to purchase up to 2,250,000 shares of our common stock to the Series A Preferred stockholders of Complete Security Solutions, Inc. in consideration of our merger with Complete Security Solutions, Inc. The warrants have a term of 5 years and an exercise price of $0.70 per share.
(38) On February 28, 2005, we issued warrants to purchase up to 1,750,000 shares of our common stock to 33 accredited investors who invested in our Interim Bridge Financing I. The warrants have a term of 5 years and an exercise price of $0.70 per share.
(39) On February 28, 2005, we issued warrants to purchase up to 650,000 shares of our common stock to Laidlaw & Company (UK) Ltd. in connection with services rendered to us as the placement agent for Interim Bridge Financing I and financial services related to the acquisitions of Entelagent, CSSI and LucidLine. The warrants have a term of 5 years and an exercise price of $0.70 per share.
(40) On July 1, 2005, we agreed to issue warrants to purchase up to 40,250 shares of our common stock to Stubb, Alderton & Markiles LLP in connection with services rendered to us as legal counsel. The warrants have a term of 5 years and an exercise price of $0.51 per share.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
     June 2005       1,271,500/Common Stock Purchase        None         7 Accredited Investors   $0.00(41)
                                Warrants                                   in Interim Bridge
                                                                              Financing II

     June 2005        127,150/Common Stock Purchase         None         Laidlaw & Company (UK)   $0.00(42)
                                Warrants                                          Ltd.

     June 2005       1,750,000/Common Stock Purchase        None        33 Accredited Investors   $0.00(43)
                                Warrants                                   in Interim Bridge
                                                                              Financing I

     July 2005        925,000/Common Stock Purchase         None         2 Accredited Investors   $0.00(44)
                                Warrants                                   in Interim Bridge
                                                                             Financing III

     July 2005        50,000/Common Stock Purchase          None           Advanced Equities      $0.00(45)
                                Warrants                                  Venture Partners I,
                                                                                  L.P.

    August 2005       225,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(46)
                                Warrants                                          L.P.

  September 2005      600,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(47)
                                Warrants                                          L.P.

   October 2005      1,271,500/Common Stock Purchase        None         7 Accredited Investors   $0.00(48)
                                Warrants                                   in Interim Bridge
                                                                              Financing II

   October 2005       180,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(49)
                                Warrants                                          L.P.

   October 2005       37,500/Common Stock Purchase          None        Apex Investment Fund V,   $0.00(50)
                                Warrants                                          L.P.

--------
(41) Beginning on June 6, 2005, we agreed to issue warrants to purchase up to 1,271,500 shares of our common stock to 7 accredited investors who invested in our Interim Bridge Financing II. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(42) On June 30, 2005, we issued warrants to purchase up to 127,150 shares of our common stock to Laidlaw & Company (UK) Ltd. in connection with services rendered to us as placement agent for Interim Bridge Financing
      II. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(43) On June 29, 2005, we issued warrants to purchase up to 1,750,000 shares of our common stock to 33 accredited investors who invested in our Interim Bridge Financing I. The warrants have a term of 5 years and an exercise price of $0.70 per share.
(44) On July 1, 2005, we issued warrants to purchase up to 925,000 shares of our common stock to 2 accredited investors who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(45) On July 29, 2005, we issued warrants to purchase up to 50,000 shares of our common stock to Advanced Equities Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(46) On August 19, 2005, we issued warrants to purchase up to 225,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(47) On September 20, 2005, we issued warrants to purchase up to 600,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(48) Beginning on November 4, 2005, we agreed to issue warrants to purchase up to 1,271,500 shares of our common stock to 7 accredited investors who invested in our Interim Bridge Financing II. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(49) On October 16, 2005, we issued warrants to purchase up to 180,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(50) On October 24, 2005, we issued warrants to purchase up to 37,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
   October 2005       925,000/Common Stock Purchase         None         2 Accredited Investors   $0.00(51)
                                Warrants                                   in Interim Bridge
                                                                             Financing III

   October 2005       192,500/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(52)
                                Warrants                                          L.P.

   November 2005      112,500/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(53)
                                Warrants                                          L.P.

   November 2005      75,000/Common Stock Purchase          None        Apex Investment Fund V,   $0.00(54)
                                Warrants                                          L.P.

   November 2005      50,000/Common Stock Purchase          None           Advanced Equities      $0.00(55)
                                Warrants                                Venture Partners I, L.P.

   November 2005      105,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(56)
                                Warrants                                          L.P.

   December 2005      114,500/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(57)
                                Warrants                                          L.P.

   December 2005      225,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(58)
                                Warrants                                          L.P.

   January 2006       600,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(59)
                                Warrants                                          L.P.

   February 2006      180,000/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(60)
                                Warrants                                          L.P.

   February 2006      37,500/Common Stock Purchase          None        Apex Investment Fund V,   $0.00(61)
                                Warrants                                          L.P.

--------
(51) On October 29, 2005, we issued warrants to purchase up to 925,000 shares of our common stock to 2 accredited investors who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(52) On October 31, 2005, we issued warrants to purchase up to 192,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(53) On November 16, 2005, we issued warrants to purchase up to 112,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(54) On November 21, 2005, we issued warrants to purchase up to 75,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(55) On November 26, 2005, we issued warrants to purchase up to 50,000 shares of our common stock to Advanced Equities Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(56) On November 29, 2005, we issued warrants to purchase up to 105,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(57) On December 8, 2005, we issued warrants to purchase up to 114,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(58) On December 17, 2005, we issued warrants to purchase up to 225,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(59) On January 28, 2006, we issued warrants to purchase up to 600,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(60) On February 13, 2006, we issued warrants to purchase up to 180,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(61) On February 21, 2006, we issued warrants to purchase up to 37,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.

                     TITLE AND AMOUNT OF SECURITIES       NAME OF          NAME OR CLASS OF
  DATE OF GRANT        GRANTED/EXERCISE PRICE IF         PRINCIPAL       PERSONS WHO RECEIVED     CONSIDERATION
                               APPLICABLE                UNDERWRITER          SECURITIES            RECEIVED
------------------   ------------------------------      -----------    -----------------------   -------------
    March 2006        192,500/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(62)
                                Warrants                                          L.P.

    March 2006        112,500/Common Stock Purchase         None        Apex Investment Fund V,   $0.00(63)
                                Warrants                                          L.P.

    March 2006        75,000/Common Stock Purchase          None        Apex Investment Fund V,   $0.00(64)
                                Warrants                                          L.P.

    March 2006      18,606,278/Common Stock Purchase        None        56 Accredited Investors   $0.00(65)
                                Warrants                                  purchasing Series A
                                                                            Preferred Stock

    March 2006       5,950,837/Common Stock Purchase        None         Laidlaw & Company (UK)   $0.00(66)
                                Warrants                                          Ltd.

    April 2006       1,479,168/Common Stock Purchase        None        Apex Investment Fund V,   $0.00(67)
                                Warrants                                          L.P.

ITEM 27.  EXHIBITS.

See attached Exhibit Index.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)   Include  any  prospectus   required  by  Section   10(a)(3)  of  the
            Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the

--------
(62) On March 1, 2006, we issued warrants to purchase up to 192,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(63) On March 17, 2006, we issued warrants to purchase up to 112,500 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(64) On March 22, 2006, we issued warrants to purchase up to 75,000 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Interim Bridge Financing III. The warrants have a term of 5 years and an exercise price of $0.60 per share.
(65) On March 27, 2006, we issued warrants to purchase up to 18,606,278 shares of our common stock to 56 accredited investors who invested in our Series A Preferred Stock private placement. The warrants have a term of 5 years and an exercise price of $0.10 per share.
(66) On March 27, 2006, we issued warrants to purchase up to 5,950,837 shares of our common stock to Laidlaw & Company (UK) Ltd. in connection with services rendered to us as placement agent for the Series A Preferred Stock private placement. The warrants have a term of 5 years and an exercise price of $0.10 per share.
(67) On April 3, 2006, we issued warrants to purchase up to 1,479,168 shares of our common stock to Apex Investment Fund V, L.P. who invested in our Series A Preferred Stock private placement. The warrants have a term of 5 years and an exercise price of $0.10 per share.

            changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
            "Calculation of Registration Fee" table in the effective registration statement.

      (iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on May 15, 2006.


(Registrant)  PATRON SYSTEMS, INC.

By (Signatures and Title) /S/ ROBERT CROSS
                          -------------------------------------------------
                           Chief Executive Officer


In accordance with the requirement of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


           SIGNATURE                         TITLE                      DATE
           ---------                         -----                      ----

       /S/ ROBERT CROSS           Chief Executive Officer &        July 24, 2006
------------------------------    Director
          Robert Cross

   /S/ BRADEN WAVERLEY            Chief Operating Officer &        July 24, 2006
------------------------------    Director
       Braden Waverley

  /S/ MARTIN T. JOHNSON           Chief Financial Officer          July 24, 2006
------------------------------
      Martin T. Johnson

   /S/ HEIDI B. NEWTON            Vice President-Finance and       July 24, 2006
------------------------------    Administration
       Heidi B. Newton            (Principal Accounting Officer)


     /S/ GEORGE MIDDLEMAS         Director                         July 24, 2006
------------------------------
        George Middlemas

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------
2.1 Agreement and Plan of Merger dated as of November 24, 2002, among Patron Systems, Inc., ESC Acquisition, Inc. and Entelagent Software Corp. Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed November 27, 2002.

2.2 Supplemental Agreement dated as of November 24, 2002, among Patron Systems, Inc., ESC Acquisition, Inc. and Entelagent Software Corp. Incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed November 27, 2002.

2.3 Agreement and Plan of Merger dated as of March 26, 2003, between Patron Systems, Inc. and Patron Holdings, Inc. Incorporated by reference to Exhibit A to the Definitive Information Statement on Schedule 14C filed on March 7, 2003.

2.4 Supplemental Agreement dated February 24, 2005, among Patron Systems, Inc., LL Acquisition I Corp. and LucidLine, Inc. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed March 2, 2005.

2.5 Agreement and Plan of Merger dated February 24, 2005, among Patron Systems, Inc., LL Acquisition I Corp. and LucidLine, Inc. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed March 2, 2005.

2.6 Supplemental Agreement dated February 24, 2005, among Patron Systems, Inc., CSSI Acquisition Co. I, Inc. and Complete Security Solutions, Inc. Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed March 2, 2005.

2.7 Agreement and Plan of Merger dated February 24, 2005, among Patron Systems, Inc., CSSI Acquisition Co. I, Inc. and Complete Security Solutions, Inc. Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed March 2, 2005.

2.8 Amended and Restated Supplemental Agreement dated as of February 24, 2005, by and among Patron Systems, Inc., ESC Acquisition, Inc. and Entelagent Software Corp. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 2, 2005.

2.9 Amended and Restated Agreement and Plan of Merger dated March 30, 2005, by and among Patron Systems Inc., ESC Acquisition, Inc. and Entelagent Software Corp. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 5, 2005.

3.1.1 Second Amended and Restated Certificate of Incorporation of Patron Systems, Inc. dated as of March 7, 2003. Incorporated by reference to Exhibit B to the Definitive Information Statement on Schedule 14C filed on March 7, 2003.

3.1.2 Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of Patron Systems, Inc. dated as of March 1, 2006. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 31, 2006.

3.2 Amended and Restated By-laws of Patron Systems, Inc., dated as of March 7, 2003. Incorporated by reference to Exhibit C to the Definitive Information Statement on Schedule 14C filed with the SEC on March 7, 2003.

5.1      Opinion of Stubbs Alderton & Markiles, LLP.*

10.1     Registration  Rights  Agreement  dated February 24, 2005,  among Patron
         Systems, Inc. and each of the former LucidLine, Inc. stockholders signatory thereto. Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed March 2, 2005.


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


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------
10.2 Registration Rights Agreement dated February 24, 2005, among Patron Systems, Inc. and each of the former Complete Security Solutions, Inc. stockholders signatory thereto. Incorporated by reference to Exhibit
         10.7 to the Current Report on Form 8-K filed March 2, 2005.

10.3 Form of Subordinated Promissory Note issued to the former preferred stockholders of Complete Security Solutions, Inc. Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed March 2, 2005.

10.4 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of the former preferred stockholders of Complete Security Solutions, Inc. Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed March 2, 2005.

10.5 Form of Subscription Agreement dated February 28, 2005, among Patron Systems, Inc. and each of the investors in Interim Bridge Financing I. Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed March 2, 2005.

10.6 Registration Rights Agreement dated February 28, 2005, among Patron Systems, Inc. and each of the investors in Interim Bridge Financing I. Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed March 2, 2005.

10.7 Form of 10% Senior Convertible Promissory Note issued by Patron Systems, Inc. in favor of investors in Interim Bridge Financing I. Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed March 2, 2005.

10.8 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of investors in Interim Bridge Financing I. Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed March 2, 2005.

10.9 Registration Rights Agreement dated February 28, 2005, among Patron Systems, Inc. and Laidlaw & Company (UK) Ltd. Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed March 2, 2005.

10.10 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of Laidlaw & Company (UK) Ltd. in connection with placement agent services. Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed March 2, 2005.

10.11 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of Laidlaw & Company (UK) Ltd in connection with advisory services. Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed March 2, 2005.

10.12 Executive Employment Agreement dated February 28, 2005, between Brett Newbold and Patron Systems, Inc. Incorporated by reference to Exhibit
         10.12 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.13 Executive Employment Agreement dated February 28, 2005, between J. William Hammon and Patron Systems, Inc. Incorporated by reference to
         Exhibit 10.13 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.14 Registration Rights Agreement dated March 30, 2005, among Patron Systems, Inc. and each of the former Entelagent Software Corp. stockholders signatory thereto. Incorporated by reference to Exhibit
         10.2 to the Current Report on Form 8-K filed April 5, 2005.

10.15 Form of Promissory Note issued to certain creditors of Entelagent Software Corp. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed April 5, 2005.


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


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------
10.16 Settlement Agreement and Mutual Release dated June 2, 2005, among Patrick J. Allin, The Allin Dynastic Trust and Patron Systems, Inc. Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.17 Form of Subscription Agreement between Patron Systems, Inc. and each of the investors in Interim Bridge Financing II. Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB filed August 22, 2005.

10.18 Registration Rights Agreement among Patron Systems, Inc. and each of the investors in Interim Bridge Financing II. Incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.19 Form of 10% Junior Convertible Promissory Note issued by Patron Systems, Inc. in favor of investors in Interim Bridge Financing II. Incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.20 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of the Placement Agent for, and investors in, Interim Bridge Financing II. Incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.21 Option Agreement dated July 1, 2005, between Robert Cross and Patron Systems, Inc. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB filed August 22, 2005. Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.22 Employment Agreement dated July 1, 2005, between Robert Cross and Patron Systems, Inc. Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB filed August 22, 2005. Incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.23 Form of Subscription Agreement between Patron Systems, Inc. and each of the investors in Interim Bridge Financing III.

10.24 Registration Rights Agreement among Patron Systems, Inc. and each of the investors in Interim Bridge Financing III. Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.25 Form of 10% Junior Convertible Promissory Note issued by Patron Systems, Inc. in favor of each of the investors in Interim Bridge Financing III. Incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.26 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of each of the investors in, Interim Bridge Financing III. Incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-KSB filed April 3, 2006.

10.27 Lease Agreement dated August 31, 2005, between Flatiron Boulder Office, Inc. and Patron Systems, Inc. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB filed November 21, 2005.

10.28 Employment Agreement dated February 17, 2006, between Patron Systems, Inc. and Braden Waverley. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 23, 2006.

10.29 Employment Agreement dated February 17, 2006, between Patron Systems, Inc. and Martin Johnson. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 23, 2006.

10.30 Option Agreement dated February 17, 2006, between Patron Systems, Inc. and Braden Waverley. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 23, 2006.


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


EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------
10.31 Option Agreement dated February 17, 2006, between Patron Systems, Inc. and Martin Johnson. Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed February 23, 2006.

10.32 Form of Subscription Agreement between Patron Systems, Inc. and each of the purchasers of shares of the Series A Preferred Stock of Patron Systems, Inc. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2006.

10.33 Form of Common Stock Purchase Warrant issued by Patron Systems, Inc. in favor of each of the purchasers of shares of the Series A Preferred Stock of Patron Systems, Inc. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 31, 2006.

10.34 Registration Rights Agreement dated March 27, 2006, among Patron Systems, Inc. and each of the purchasers of shares of the Series A Preferred Stock of Patron Systems, Inc. Incorporated by reference to
         Exhibit 10.3 to the Current Report on Form 8-K filed on March 31, 2006.

10.35 Form of Stock Subscription Agreement and Mutual Release issued by Patron Systems, Inc. in favor of each of the Creditors and/or Claimants exchanging claims for shares of the Series A-1 Preferred Stock of Patron Systems, Inc. Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 31, 2006.

10.36 Post Closing Escrow Agreement dated March 27, 2006, between Stubbs Alderton & Markiles, LLP and Patron Systems, Inc. Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 31, 2006.

21.1 Subsidiaries of the Company. Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-KSB filed on April 3, 2006.

23.1     Consent of Marcum & Kliegman, LLP

23.2     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)*

24.1 Power of Attorney (included as part of the signature page of this Registration Statement on Form SB-2).

*  To be filed by amendment.


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